                                                                 EXHIBIT 10.50


===============================================================================
                                                                 EXECUTION COPY

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of October 7, 1996

                                  by and among

                        GENESIS HEALTH VENTURES, INC. and

                   certain of its Subsidiaries, as Borrowers,

                 the institutions identified herein as Lenders,

                MELLON BANK, N.A. as Issuer of Letters of Credit,

       MELLON BANK, N.A. as Administrative Agent and Co-Syndication Agent,

                   CITIBANK, N.A. as Co-Syndication Agent, and

                        other CO-AGENTS specified herein,

                                  $300,000,000

                               ------------------

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

                                TABLE OF CONTENTS

                                                                                 Page
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
ARTICLE 1 - DEFINITIONS; CONSTRUCTION...........................................  2
         1.1          Certain Definitions.......................................  2
         1.2          Construction.............................................. 28
         1.3          Accounting Principles..................................... 29

ARTICLE 2 - THE CREDITS......................................................... 29
         2.1          Revolving Credit Loans.................................... 29
         2.2          Reduction of Commitment................................... 30
         2.3          Making of Loans........................................... 31
         2.4          Interest Rates............................................ 31
         2.5          Conversion or Renewal of Interest Rate Options............ 35
         2.6          Prepayments Generally..................................... 35
         2.7          Optional Prepayments...................................... 36
         2.8          Mandatory Prepayments in connection with
                      Mandatory Reductions of Commitment........................ 36
         2.9          Interest Payment Dates.................................... 37
         2.10         Fees...................................................... 37
         2.11         Pro Rata Treatment; Joint and Several Liability;
                      Payments Generally; Interest on Overdue Amounts;
                      Authorization of Genesis by Other Borrowers............... 39
         2.12         Additional Compensation in Certain
                      Circumstances............................................. 40
         2.13         Taxes..................................................... 44
         2.14         [Intentionally Omitted]................................... 46
         2.15         Funding by Branch, Subsidiary or Affiliate................ 46
         2.16         Transitional Provisions................................... 47

ARTICLE 3 - LETTER OF CREDIT SUBFACILITY........................................ 48
         3.1          The Letter of Credit Subfacility.......................... 48
         3.2          Procedure for Issuance and Amendment of Letters
                      of Credit................................................. 50
         3.3          Letter of Credit Participating Interests.................. 52
         3.4          Letter of Credit Drawings and Reimbursements.............. 53
         3.5          Obligations Absolute...................................... 55
         3.6          Further Assurances........................................ 56
         3.7          Cash Collateral for Letters of Credit..................... 56
         3.8          Certain Provisions Relating to the Issuer................. 57

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES...................................... 59
         4.1          Status.................................................... 59
         4.2          Power and Authorization................................... 59
         4.3          Execution and Binding Effect.............................. 60
         4.4          Governmental Approvals and Filings........................ 60
         4.5          Absence of Conflicts...................................... 60
         4.6          Audited Financial Statements.............................. 61
         4.7          Interim Financial Statements.............................. 61

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
         4.8          INTENTIONALLY OMITTED..................................... 62
         4.9          Projections............................................... 62
         4.10         Solvency.................................................. 62
         4.11         Absence of Undisclosed Liabilities........................ 62
         4.12         Absence of Material Adverse Changes....................... 63
         4.13         Accurate and Complete Disclosure.......................... 63
         4.14         Margin Regulations........................................ 63
         4.15         Subsidiaries.............................................. 64
         4.16         Partnerships, Investments, Etc............................ 64
         4.17         Litigation................................................ 64
         4.18         Absence of Events of Default.............................. 65
         4.19         Absence of Other Conflicts................................ 65
         4.20         Power To Carry On Business................................ 65
         4.21         Insurance................................................. 66
         4.22         Third-Party Reimbursement Programs........................ 66
         4.23         Title to Property......................................... 67
         4.24         Intellectual Property..................................... 67
         4.25         Taxes..................................................... 67
         4.26         Employee Benefits......................................... 68
         4.27         Environmental Matters..................................... 68
         4.28         Proceeds of Loans; Obligations Secured By
                      Letters of Credit......................................... 69
         4.29         Regulatory Restrictions................................... 69
         4.30         Regulation O.............................................. 70
         4.31         Security Documents........................................ 70
         4.32         1993 Subordinated Debentures, 1995 Subordinated
                      Notes, and the 1996 Subordinated Notes.................... 70

ARTICLE 5 - CONDITIONS.......................................................... 71
         5.1          Conditions to Effectiveness............................... 71
         5.2          Conditions to All Loans and to Issuance of All
                      Letters of Credit......................................... 74

ARTICLE 6 - AFFIRMATIVE COVENANTS............................................... 75
         6.1          Reporting Requirements.................................... 75
         6.2          Insurance................................................. 81
         6.3          Payment of Taxes and Other Potential Charges and
                      Priority Claims........................................... 81
         6.4          Preservation of Status.................................... 81
         6.5          Governmental Approvals and Filings........................ 82
         6.6          Power To Carry On Business................................ 82
         6.7          Maintenance of Properties................................. 82
         6.8          Material Restricted Subsidiaries As Borrowers............. 82
         6.9          Financial Accounting Practices............................ 83
         6.10         Use of Proceeds........................................... 83
         6.11         Preservation of Status as Senior Indebtedness............. 83
         6.12         Interest Rate Hedging Agreements.......................... 83
         6.13         Continuation of or Change in Business..................... 84
         6.14         Corporate Separateness.................................... 84

ARTICLE 7 - NEGATIVE COVENANTS.................................................. 84
         7.1          Financial Covenants....................................... 84

         7.2          Liens..................................................... 86
         7.3          Indebtedness.............................................. 87
         7.4          Avoidance of Other Conflicts.............................. 88
         7.5          Loans, Advances and Investments........................... 88
         7.6          Issuance of Subsidiary Stock or Other Ownership
                      Interests; Designation of "Unrestricted Entity",
                      Etc....................................................... 90
         7.7          Dividends and Related Distributions....................... 93
         7.8          Leases.................................................... 94
         7.9          Acquisitions, Etc......................................... 94
         7.10         Dispositions of Properties................................ 97
         7.11         Dealings with Affiliates.................................. 99
         7.12         Consolidated Tax Return...................................100
         7.13         Limitation on Payments, Prepayments and Other
                      Action with Respect to Certain Obligations................100
         7.14         Limitations on Modification of Certain
                      Documents.................................................102
         7.15         Limitation on Other Restrictions on Dividends by
                      Subsidiaries, Etc.........................................102
         7.16         Limitation on Other Restrictions on Liens.................103
         7.17         Limitation on Other Restrictions in Agreements............103
         7.18         Amendments to Synthetic Lease Facility
                      Documents.................................................103
         7.19         Mergers, Etc..............................................104

ARTICLE 8 - DEFAULTS............................................................104
         8.1          Events of Default.........................................104
         8.2          Consequences of an Event of Default.......................108
         8.3          Application of Proceeds...................................109

ARTICLE 9 - THE AGENT...........................................................110
         9.1          Appointment...............................................110
         9.2          General Nature of Agent's Duties..........................111
         9.3          Exercise of Powers........................................111
         9.4          General Exculpatory Provisions............................112
         9.5          Administration by the Agent...............................113
         9.6          Lender Parties Not Relying on Agent or Other
                      Lenders...................................................114
         9.7          Indemnification...........................................114
         9.8          Agent in its Individual Capacity..........................115
         9.9          Holders of Notes..........................................115
         9.10         Successor Agent...........................................116
         9.11         Additional Agents.........................................116
         9.12         Calculations..............................................117
         9.13         Agent's Fee...............................................117
         9.14         Funding by Agent..........................................117
         9.15         Co-Agent..................................................117

ARTICLE 10 - MISCELLANEOUS......................................................117
         10.1         Holidays..................................................117
         10.2         Records...................................................118
         10.3         Amendments and Waivers....................................118

         10.4         No Implied Waiver; Cumulative Remedies....................120
         10.5         Notices...................................................120
         10.6         Expenses; Taxes; Indemnity................................121
         10.7         Severability; Modification to Conform to Law;
                      Maximum Amount of Joint and Several Liability.............122
         10.8         Obligations Absolute; Certain Waivers by
                      Borrowers.................................................123
         10.9         Prior Understandings......................................124
         10.10        Duration; Survival........................................124
         10.11        Counterparts..............................................124
         10.12        Limitation on Payments....................................124
         10.13        Set-Off...................................................125
         10.14        Sharing of Collections....................................125
         10.15        Successors and Assigns; Participations;
                      Assignments; Etc..........................................126
         10.16        Addition of Subsidiary Borrowers..........................129
         10.17        Governing Law; Submission to Jurisdiction;
                      Waiver of Jury Trial; Limitation of Liability.............131

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 7, 1996, by and among GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (together with its successors, "Genesis"), the Subsidiaries of Genesis which are parties hereto from time to time (collectively with Genesis, the "Borrowers"), the Lenders parties hereto from time to time (together with their successors and assigns, the "Lenders"), MELLON BANK, N.A., a national banking association, as issuer of Letters of Credit hereunder (in such capacity, together with its successors and assigns in such capacity, the "Issuer"), MELLON BANK, N.A., a national banking association, as Administrative Agent, and for the Lenders and the Issuer hereunder and under the other Loan Documents (in such capacity, together with its successors and assigns in such capacity, the "Agent") and as Co- Syndication Agent, CITIBANK, N.A., a national banking association, as Co-Syndication Agent and the other Co-Agents specified in the signature pages hereto.

                            W I T N E S E T H   T H A T

                  WHEREAS, certain Borrowers, certain Lenders, the Issuer and the Agent are parties to that certain Credit Agreement, dated as of November 22, 1993, as amended by that certain First Amendment and Waiver to Loan Documents dated as of July 15, 1994, as further amended by that certain Second Amendment to Credit Agreement dated as of September 23, 1994, as further amended by that certain Third Amendment to Credit Agreement dated as of February 10, 1995, as further amended by that certain Fourth Amendment and Modification to Loan Documents and Consent dated as of June 15, 1995, as further amended by that certain Amended and Restated Credit Agreement dated as of September 29, 1995, as further amended by that First Amendment to Credit Documents, dated as of April 12, 1996, and as further amended by that Second Amendment and Waiver to Loan Documents dated as of July 19, 1996 (as so amended, the "Original Credit Agreement");

                  WHEREAS, certain Borrowers, certain Lenders and the Agent were parties to a certain Acquisition Credit Agreement, dated as of September 29, 1995, (as amended, the "Acquisition Credit Agreement");

                  WHEREAS, Genesis Eldercare Properties, Inc. a Borrower under the Original Credit Agreement and Mellon Financial Services Corporation #4 entered into a certain Lease and Agreement, dated as of July 24, 1996 which was a Synthetic Lease (as defined below);

                  WHEREAS, such Synthetic Lease replaced the Acquisition Credit Agreement and substantially contemporaneously with the closing of such Synthetic Lease, the Borrowers party to the Acquisition Credit Agreement terminated such agreement;

                  WHEREAS, Genesis Eldercare Properties, Inc., a Borrower hereunder, is concurrently herewith entering into a certain Amended and Restated Lease and Agreement, dated as of the date hereof, with Mellon Financial Services Corporation #4 (as the same may be amended, modified or supplemented from time to time consistent with the terms thereof and Section 7.18 hereof, the "Synthetic Lease Facility") which amends and restates the Synthetic Lease referred to above;

                  WHEREAS, the Borrowers have requested the Lenders under the Original Credit Agreement to increase the amount of their commitments to Three Hundred Million Dollars ($300,000,000), to modify the security arrangements such that the collateral will consist solely of equity interests of the Borrowers (but no inventory, accounts or general intangibles) and make certain other changes to the Original Credit Agreement;

                  WHEREAS, the Borrowers hereunder are the guarantors (and certain Borrowers are the lessee or subtenants) under the Synthetic Lease Facility and the Lenders hereunder are the participants in the debt financing supporting the Synthetic Lease Facility;

                  WHEREAS, the Lenders are willing so to amend and restate the Original Credit Agreement and so to extend credit to the Borrowers on the terms and subject to the conditions set forth herein; and

                  WHEREAS, ALL OBLIGATIONS HEREUNDER AND UNDER EACH AGREEMENT AND INSTRUMENT DELIVERED IN CONNECTION HEREWITH FROM TIME TO TIME SHALL CONSTITUTE "SENIOR INDEBTEDNESS" AND "DESIGNATED SENIOR INDEBTEDNESS" WITHIN THE MEANING OF THE 1993 SUBORDINATED DEBENTURE INDENTURE AND THE 1995 SUBORDINATED
NOTE INDENTURE, AND AFTER THE EFFECTIVENESS OF THE 1996 SUBORDINATED NOTE INDENTURE, WITHIN THE MEANING OF THE 1996 SUBORDINATED NOTE INDENTURE (as each such term is defined below);

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows;

                      ARTICLE 1 - DEFINITIONS; CONSTRUCTION

                  1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings,

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respectively, unless the context hereof otherwise clearly
requires:

                  "Acquisition" shall mean any acquisition by one or more of the Borrowers or their Restricted Subsidiaries, directly or indirectly, whether in one transaction or in a series of related transactions (and whether by merger, consolidation, acquisition of assets or otherwise) of all or any substantial portion of the ownership interests in or assets of any separate business enterprise.

                  "Acquisition Cost" shall mean, with respect to any Acquisition, the value in Dollars, of the total consideration paid or payable (whether immediate or deferred and whether in cash, equity or other assets) by any of the Borrowers or any of their Restricted Subsidiaries (such consideration including the amount of any Assumed Indebtedness) for or in respect of the ownership interests or assets being acquired in such Acquisition.

                  "Adjusted Contract Rate" shall have the meaning set forth in
         Section 2.12(b) hereof.

                  "Affiliate" of a Person shall mean (a) any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of such Person or of a Person who is an Affiliate of such Person, and (c) any individual related to such Person or Affiliate by consanguinity or adoption within the third degree. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).

                  "AGE Florida" shall mean the AGE Institute of Florida, Inc., a Florida not-for-profit corporation and member organization of AGE Institute, a Pennsylvania 501(c)(3) organization.

                  "AGE Florida Documents" shall mean collectively (a) the AGE Florida Financing Facility and (b) the AGE Florida Management Agreement in each case as the same may be amended, modified, or supplemented from time to time in accordance with the provisions of Section 7.14 hereof.

                  "AGE Florida Financing Facility" shall mean collectively that certain Acquisition Loan and Security Agreement dated as of August 31, 1996, and that certain Working Capital Loan and Security Agreement dated as of August 31, 1996, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions of Section 7.14 hereof.

                  "AGE Florida Management Agreement" shall mean the Management and Affiliation Agreement, dated as of August 31, 1996 among AGE Florida, Genesis Eldercare Network Services, Inc. and Genesis.

                  "Agreement" shall mean this Second Amended and Restated Credit Agreement as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Applicable Margin" shall mean the incremental amount added to the Prime Rate or Euro-Rate to determine the interest rate on Loans as set forth in Section 2.4(b) hereof.

                  "Assumed Indebtedness" shall mean Indebtedness incurred by a Person which is not a Borrower or a Restricted Subsidiary of a Borrower and which (a) is existing at the time such Person (or assets of such Person) is acquired by a Borrower or Restricted Subsidiary and (b) is assumed by a Borrower or a Restricted Subsidiary in connection with such Acquisition, other than Indebtedness incurred by the original obligor in connection with, or in contemplation of, such Acquisition.

                  "Borrowers" shall have the meaning ascribed to such term in the preamble hereto. It is the intent of the parties (and a covenant of the Borrowers below) that each of the Material Restricted Subsidiaries shall at all times be "Borrowers" pursuant to the terms of this Agreement.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which the Agent's Office is located or in the city in which the Issuer's Office is located.

                  "Capital Expenditures", with respect to any Person, shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities) of such Person during such period which are, or should be, classified as capital expenditures in accordance with GAAP.

                  "Capitalized Lease" shall mean at any time any lease which is, or should be, capitalized on the balance sheet of the lessee at such time in accordance with GAAP, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or should be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease in accordance with GAAP.

                  "Carry-Over Letters of Credit" shall have the meaning set forth in Section 3.1(e) hereof.

                  "Cash Equivalent Investments" shall mean any of the following:
         (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. or "A" by Standard & Poor's Ratings Group; (iii) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding Lessee and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Ratings Group; and (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000 with a term of not more than seven days for underlying securities of the type referred to in clause (i) above.

                  "Cash Flow", with respect to any Person, for any period, shall mean (a) Net Income of such Person plus (b) each of the following to the extent deducted in determining Net Income: (i) Interest Expense,
         (ii) Rental Expense, (iii) depreciation expense, (iv) amortization expense, (v) taxes and (vi) extraordinary losses minus (c) extraordinary gains to the extent included in determining such Net Income, in each case for such period.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control" shall mean the occurrence of any of the following events:

                           (a) any Person, in a single transaction or through a
                  series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the total Voting Stock (as hereinafter defined) of Genesis;

                           (b) Genesis consolidates or merges with or into
                  another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or merges with or into Genesis, in any such event pursuant to a transaction in which the outstanding Voting Stock of Genesis is changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Genesis is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock (as hereinafter defined) or (y) cash, securities or other property in an amount which Genesis would not be prohibited, under Section 5.10 of the 1995 Subordinated Note Indenture if then in effect, from paying as a Restricted Payment (as defined in the 1995 Subordinated Note Indenture), and (ii) the holders of the Voting Stock of Genesis immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction;

                           (c) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Board of Directors of Genesis (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Genesis was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Genesis then in office; or

                           (d) Genesis is liquidated or dissolved or adopts a plan of liquidation.

         For purposes of this definition of "Change of Control," (A) "Voting Stock" shall mean stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); (B) "Redeemable Capital Stock" of a Person shall mean any capital stock or equity interests that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any stated maturity of the principal of the 1995 Subordinated Notes or is redeemable at the option of the holder thereof at any time prior to any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof; and
         (C) "Board of Directors" of Genesis shall mean the board of directors of Genesis or the executive committee of Genesis.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "Collateral" shall mean the collateral in respect of the Letter of Credit Collateral Account from time to time and the collateral subject to, or purported to be subject to, the Liens of the Pledge Agreement from time to time.

                  "Collateral Agency Agreement" shall mean the Second Amended and Restated Collateral Agency Agreement, dated as of the date hereof, in substantially the form attached hereto as Exhibit B, as the same may be amended, modified or supplemented from time to time consistent with the terms hereof.

                  "Collateral Agent" shall have the meaning assigned to that term in the Collateral Agency Agreement.

                  "Commitment Fee" shall have the meaning set forth in
         Section 2.10(a) hereof.

                  "Commitment Fee Factor" shall have the meaning set forth in
         Section 2.10(a) hereof.

                  "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on Exhibit F hereto, subject to transfer to or purchase from another Lender as provided in Section 10.15 hereof.

                  "Commitment" shall mean, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms of this Agreement and, with respect to all Lenders, the sum of all of the Lenders' Commitments.

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with any Borrower or any Subsidiary of any Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c),
         (m) or (o) of the Code.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Edella Street Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of November 30, 1993 among
         (a) First Fidelity Bank, N.A., Pennsylvania (formerly Fidelity Bank, National Association), as Trustee (relating to Edella Street Associates Project), (b) Edella Street Associates, a Pennsylvania limited partnership and (c) Genesis, as it may be amended, modified or supplemented from time to time.

                  "Effective Date" shall mean the date on which this Agreement shall become effective pursuant to the terms of Section 5.1.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List (as established under CERCLA), on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "Euro-Rate" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Euro-Rate Option" shall have the meaning set forth in
         Section 2.4(a) hereof.

                  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion of such Loans bearing interest under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under
         Section 2.11(d) hereof. A "Euro-Rate Portion" may either refer to a specific Loan with a specified Funding Period or all Loans bearing interest at the Euro-Rate Option, as the context requires.

                  "Euro-Rate Reserve Percentage" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Event of Default" shall mean any of the Events of Default described in Section 8.1 hereof.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.

                  "First Mortgage Bond Documents" shall mean, collectively, (a) the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1992, from Genesis to Delaware Trust Company (as Corporate Trustee) and Richard N. Smith (as Individual Trustee), relating to the First Mortgage Bonds described in clause (a) of the definition of "First Mortgage Bonds" herein; (b) the Trust Indenture, dated as of June 1, 1992, from the Luzerne County Industrial Development Authority to Fidelity Bank, National Association, as Trustee, relating to the First Mortgage Bonds described in clause (b) of the definition of "First Mortgage Bonds" herein; (c) the Trust Indenture, dated as of June 1, 1992, from the Lackawanna County Industrial Development Authority to Fidelity Bank, National Association, as Trustee, relating to the First Mortgage Bonds described in clause (c) of the definition of "First Mortgage Bonds" herein; (d) the Installment Sale Agreement, dated as of June 1, 1992, between the Luzerne County Industrial Development Authority and River Street

         Associates; (e) the Installment Sale Agreement, dated as of June 1, 1992, between the Lackawanna County Industrial Development Authority and Edella Street Associates; (f) all other documents, instruments and agreements securing, constituting a Guaranty with respect to, or otherwise relating to the foregoing; and (g) all amendments, supplements and modifications from time to time to any of the foregoing, to the extent permitted under this Agreement.

                  "First Mortgage Bonds" shall mean, collectively, (a) the 9-1/4% First Mortgage Bonds (Series A) Due 2007 issued by Genesis in the original aggregate principal amount of $25,000,000; (b) the First Mortgage Revenue Refunding Bonds, Series of 1992 (River Street Associates Project) issued by the Luzerne County Industrial Development Authority in the original aggregate principal amount of $3,915,000; and
         (c) the First Mortgage Revenue Refunding Bonds, Series of 1992 (Edella Street Associates Project) issued by the Lackawanna County Industrial Development Authority in the original aggregate principal amount of $4,115,000.

                  "Fixed Charge Coverage Ratio" shall mean, as of any date of determination:

                           (a) Cash Flow of Genesis and its Restricted
                           Subsidiaries on a consolidated basis for the four fiscal quarters ending on, or most recently prior to, such date of determination divided by

                           (b) the sum of (i) Interest Expense and Rental Expense of Genesis and its Restricted Subsidiaries on a consolidated basis for the four fiscal quarters ending on, or most recently prior to such date of determination and (ii) principal payments scheduled or required to be made by Genesis and its Restricted Subsidiaries on any Indebtedness (including (without duplication) principal obligations under the Synthetic Lease Facility) during the four fiscal quarters beginning on, or most recently prior to, the date of determination.

                  "Funding Breakage Date" shall have the meaning set forth in
         Section 2.12(b) hereof.

                  "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.12(b) hereof.

                  "Funding Periods" shall have the meaning set forth in
         Section 2.4(c) hereof.

                   "Future Value Amount" shall have the meaning set forth in
         Section 2.12(b) hereof.

                  "GAAP" shall have the meaning set forth in Section 1.3 hereof.

                  "Geri-Med Debt" shall mean any Assumed Indebtedness which a Borrower or Restricted Subsidiary may assume in connection with an Acquisition of Geriatric & Medical Companies, Inc., in accordance with the terms of this Agreement, so long as such Assumed Indebtedness is as set forth on Schedule 1.1 hereto, which schedule sets forth a list of such Assumed Indebtedness and includes the following information with respect thereto: the term, the interest rate, material prepayment provisions and certain other material terms.

                  "Governmental Action" shall have the meaning set forth in Section 4.4 hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guaranty" shall mean, with respect to any Person (a "Guarantor"), any contractual or other obligation, contingent or otherwise, of such Person to pay any Indebtedness or other obligation of any other Person or to otherwise protect the holder of any such Indebtedness or other obligation against loss (whether such obligation arises by agreement to pay, to keep well, to purchase assets, goods, securities or services or otherwise) provided, however, that the term "Guaranty" shall not include an endorsement for collection or deposit in the ordinary course of business. The term, "Guaranty," when used as a verb has the correlative meaning.

                  "Indebtedness" of any Person shall mean (without duplication):

                           (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                           (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                           (c) All obligations of such Person for the deferred purchase price of property or services;

                           (d) All obligations secured by a Lien on property
                  owned by such Person (whether or not assumed) provided, however, for purposes of determining the amount of such Indebtedness under this clause (d), the amount of any such non-recourse Indebtedness shall be limited to the fair market value of the asset subject to such Lien; and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                           (e) The face amount of all letters of credit issued
                  for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                           (f) All obligations of such Person with respect to acceptances or similar obligations issued for the account of such Person;

                           (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP;

                           (h) All obligations of such Person under any Interest Rate Hedging Agreement or any currency protection agreement, currency future, option or swap or other currency hedge agreement;

                           (i)      all Guaranties of such Person; and

                           (j) all obligations of such Person under, or in respect of, any Synthetic Leases.

         Indebtedness shall not include accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (i) such accounts payable are payable on usual and customary trade terms, and (ii) such accounts payable are not overdue by more than 60 days according to the original terms of sale except (if no foreclosure, distraint, levy, sale or similar proceeding shall have been commenced) where such payments are being contested in good faith by appropriate proceedings diligently conducted and subject to such reserves or other appropriate provisions as may be required by GAAP. Indebtedness of Genesis and/or its Restricted Subsidiaries shall include any Indebtedness of any Unrestricted Entities for which there is recourse to Genesis and/or such Restricted Subsidiaries.

                  "Indemnified Parties" shall mean the Lender Parties and their respective Affiliates and (without duplication) the directors, officers, employees, attorneys and agents of each of the foregoing.

                  "Intercreditor Agreements" shall mean (a) the Edella

         Street Intercreditor Agreement and (b) the River Street
         Intercreditor Agreement.

                  "Interest Expense" shall mean, for any Person, for any period, the sum (without duplication) of (a) all interest accrued (or accreted) on Indebtedness of such Person during such period whether or not actually paid (including (without duplication) any obligations under any Synthetic Leases in respect of the interest or yield component of rent) plus (b) the net amount accrued under any Interest Rate Hedging Agreements (or less the net amount receivable thereunder) during such period.

                  "Interest Rate Hedging Agreement" shall mean any interest rate swap, cap or collar agreement.

                  "Investments" shall have the meaning set forth in
         Section 7.5 hereof.

                  "Joinder Effective Date" shall have the meaning set forth in
         Section 10.16 hereof.

                  "Joinder Supplement" shall have the meaning set forth in Section 10.16 hereof.

                  "Joining Subsidiary" shall have the meaning set forth in Section 10.16 hereof.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lender" shall have the meaning set forth in the preamble hereto.

                  "Lender Parties" shall mean collectively the Lenders, the Issuer, and the Agent.

                  "Letter of Credit" shall have the meaning set forth in
         Section 3.1(a) hereof.

                  "Letter of Credit Availability" shall mean, as of any particular date, the difference (but not less than zero) of

                           (i) the lower of (A) and (B) where (A) is the difference between the amount of the Commitment as of such date and the aggregate principal amount of the Loans then outstanding or requested hereunder and (B) is $25,000,000, minus

                           (ii) the sum of the Letter of Credit Usage plus the face amount of all Letters of Credit requested (but not yet issued) as of such date.

                  "Letter of Credit Collateral Account" shall have the meaning set forth in Section 3.7(b) hereof.

                  "Letter of Credit Commission" shall have the meaning set forth in Section 2.10(b) hereof.

                  "Letter of Credit Disbursement" shall mean any payment or disbursement by the Issuer under any Letter of Credit, and "Letter of Credit Disbursement Date" shall mean the date on which any such Letter of Credit Disbursement is made.

                  "Letter of Credit Facing Fee" shall have the meaning set forth in Section 2.10(b) hereof.

                  "Letter of Credit Participation" shall have the meaning set forth in Section 3.3(a) hereof.

                  "Letter of Credit Undrawn Availability" with respect to a specific Letter of Credit shall mean, as of any particular date, the maximum aggregate amount which is then available for drawing under such Letter of Credit (assuming compliance with all conditions for drawing under such Letter of Credit).

                  "Letter of Credit Usage" shall mean, as of any particular date, the sum of (i) the aggregate Letter of Credit Undrawn Availability for all Letters of Credit outstanding on such date plus
         (ii) the aggregate amount of all Reimbursement Obligations of the Borrowers outstanding as of such date.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loans" shall have the meaning set forth in Section 2.1 hereof.

                  "Loan Documents" shall mean this Agreement, the Notes, the Transfer Supplements, the Letters of Credit, the Security Documents, each Joinder Supplement and all other agreements and instruments executed in connection herewith or therewith in each case as the same may be amended, modified or supplemented from time to time.

                  "Loan Obligations" shall mean all obligations, from time to time, of any Loan Party to any Lender Party or other Indemnified Party under, or arising out of, this Agreement or any Loan Document.

                  "Loan Parties" shall mean the Borrowers and any other Person who from time to time grants or purports to grant to the Collateral Agent a Lien on any property pursuant to the Security Documents or is a Guarantor of any Loan Obligations.

                  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                  "Management Agreement" shall mean any agreement pursuant to which Genesis or any Restricted Subsidiary manages the business of another Person that is not a Restricted Subsidiary.

                  "Material Adverse Effect" shall mean (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or the Borrowers and the Restricted Subsidiaries taken as a whole or (b) an adverse effect on the legality, validity, binding effect or enforceability of any Loan Document, or the ability of the Collateral Agent or any Lender Party to enforce any rights or remedies under or in connection with any Loan Document.

                  "Maturity Date" shall mean the date which is five years after the date hereof, or, if earlier, the date when all of the Commitments shall have terminated pursuant to the terms of Section 2.2 below.

                  "Material Restricted Subsidiaries" shall mean, at any time, any Subsidiary of Genesis designated as a Material Restricted Subsidiary pursuant to the provisions of Section 7.6 below.

                  "Mellon" shall mean Mellon Bank, N.A., a national banking association, and any successor.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party, any Subsidiary of any Loan Party or any other Controlled Group Member has or had an obligation to contribute.

                  "Net Cash Proceeds" shall mean, with respect to any Recapture Event, the gross proceeds thereof in the form of cash or cash equivalents, net of the sum of the following (without duplication): (A) payments made to retire obligations (other than to a Borrower or a Restricted Subsidiary) that are attributable to or secured by the properties that are the subject of such Recapture Event, (B) reasonable brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of legal counsel and investment bankers) related to such Recapture Event and (C) all taxes actually paid or estimated in good faith to be or become payable as a result of such Recapture Event.

                  "Net Income" shall mean, with respect to any Person, for any period the net earnings (or loss) after taxes of such Person for such period; provided, that there shall be excluded from the determination thereof (a) income (or loss) accounted for by such Person on the equity method because of the income (or deficit) during such period of any other Person in which the former Person had an ownership interest to the extent that any amount was not actually received by such Person,
         (b) income (or loss) of a foreign consolidated Subsidiary of such Person to the extent that any amount was not actually received by such Person, (c) the undistributed earnings of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is restricted,
         (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (e) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person. Net Income of Genesis and its Restricted Subsidiaries shall exclude any income (or loss) that is attributable to, or derived from, any consolidated Unrestricted Entity.

                  "1993 Subordinated Debenture Indenture" shall mean the Indenture dated as of November 30, 1993 between Genesis and First Fidelity Bank, N.A., Pennsylvania, as Trustee, relating to the 1993 Subordinated Debentures, as such Indenture may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

                  "1993 Subordinated Debentures" shall mean the Genesis' 6% Convertible Senior 1993 Subordinated Debentures due November 30, 2003 issued under the 1993 Subordinated Debenture Indenture in the original aggregate principal amount of $86,250,000.

                  "1995 Subordinated Note Indenture" shall mean the Indenture dated as of June 15, 1995 between Genesis and Delaware Trust Company, as Trustee, relating to the 1995 Subordinated Notes, as such Indenture may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

                  "1995 Subordinated Notes" shall mean Genesis' 9-3/4% Senior Subordinated Notes issued under the 1995 Subordinated Note Indenture in the original aggregate principal amount of $120,000,000.

                  "1996 Subordinated Note Indenture" shall mean an indenture, on substantially the terms described in the Preliminary Offering Memorandum dated September 30, 1996, with such changes thereto as shall not be adverse to the interests of the Lender Parties hereunder, and with subordination provisions substantially similar to those in the 1995 Subordinated Note Indenture, as such 1996 Subordinated Note Indenture may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

                  "1996 Subordinated Notes" shall mean the senior subordinated notes issued pursuant to the 1996 Subordinated Note Indenture, which notes shall be subordinated to the Loan Obligations as set forth in the 1996 Subordinated Note Indenture and shall be in an aggregate principal amount not exceeding One Hundred and Twenty Five Million Dollars ($125,000,000).

                  "Non-Material Restricted Subsidiary" shall mean, at any time, any "Non-Material Restricted Subsidiary" designated pursuant to Section 7.6 hereof.

                  "Note" shall mean each promissory note of the Borrowers executed and delivered under Section 2.1(c) hereof, substantially in the form of Exhibit A hereto, together with any allonges thereto from time to time and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified or supplemented from time to time.

                  "Notional Euro-Rate Funding Office" shall have the meaning set forth in Section 2.15(a) hereof.

                  "Office," (a) when used in connection with the Agent shall mean its office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19103; (b) when used in connection with the Issuer shall mean its office located at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259; and (c) when used in connection with any Lender, shall mean such Lender's office at such domestic address as is specified for such Lender on the signature pages hereof, provided, that in each case, the office may be changed by the specified Person by notice to the other parties hereto.

                  "Officer's Compliance Certificate" shall mean a certificate, as of a specified date, of a Responsible Officer of Genesis as to each of the following: (a) the absence of any Event of Default or Potential Default on such date, (b) the truth of the representations and warranties herein and in the other Loan Documents as of such date and
         (c) compliance (or if required by the terms of this Agreement respecting the delivery of any such Officer's Compliance Certificate, pro forma compliance after taking account of such acquisitions, dispositions, indebtedness or other events as this Agreement shall direct for such pro forma compliance statement) with the financial covenants set forth in Section 7.1 and the financial limitations set forth in Sections 7.3(j), 7.5(f), 7.7, 7.8(d), 7.9(b) and 7.10(e)
         hereof.

                  "Option" shall mean the Prime Rate Option or the Euro- Rate Option, as the case may be.

                  "Original Credit Agreement" shall have the meaning set forth in the recitals hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                           (a) Any action is taken by any Person (i) to
                  terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                           (b) PBGC notifies any Person of its determination
                  that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                           (c) Any Reportable Event occurs with respect to a
                  Plan;

                           (d) Any action occurs or is taken which could result
                  in any Loan Party, any Subsidiary of any Loan Party or any other Controlled Group Member becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including seller liability incurred under Section 4204(a)(2) of ERISA), or any Loan Party, any Subsidiary of any Loan Party or any other Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                           (e) (i) There occurs any failure to meet the minimum
                  funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or any Loan Party, any Subsidiary of any Loan Party or any other Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Permitted Liens" shall have the meaning set forth in
         Section 7.2 hereof.

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which any Loan Party, any Subsidiary of any Loan Party or any other Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of any Loan

         Party, any Subsidiary of any Loan Party or any other
         Controlled Group Member.

                  "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement, dated as of the date hereof, in substantially the form of Exhibit C hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by any Borrower to retired employees, or to their spouses, dependents or beneficiaries, including group medical insurance or benefits, or group life insurance or death benefits.

                  "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

                  "Present Value Amount" shall have the meaning set forth in
         Section 2.12(b) hereof.

                  "Prime Rate" shall mean the interest rate per annum announced from time to time by Mellon as its prime rate. The Prime Rate may be greater or less than other interest rates charged by Mellon to other borrowers.

                  "Prime Rate Option" shall have the meaning set forth in
         Section 2.4(a) hereof.

                  "Prime Rate Portion" of any Loan or Loans shall mean at any time the portion, of such Loan or Loans bearing interest at such time
         (i) under the Prime Rate Option or (ii) in accordance with Section 2.11(d) hereof.

                  "Pro Rata Share" of each Lender shall mean a share proportional to such Lender's Commitment Percentage.

                  "Qualifying Interest Rate Hedging Agreements" at any time shall mean Interest Rate Hedging Agreements to which Genesis is a party and which is on terms and conditions (including without limitation the counterparties thereto) satisfactory to the Agent; provided, however, the notional amounts covered by all such Interest Rate Hedging Agreements at any time outstanding shall not exceed $50,000,000 in the aggregate. With respect to any Qualifying Interest Rate Hedging Agreement having a Lender as the counterparty, the Agent shall, if requested by Genesis, consent to a joinder supplement to the Collateral Agency Agreement whereby, subject to the terms of the Collateral Agency Agreement, such Qualifying Interest Rate Hedging Agreement shall be entitled to the security provided for in the Security
         Documents.

                  "Quarterly Compliance Certificate" shall have the meaning set forth in Section 6.1(d) hereof.

                  "Recapture Event" shall mean any sale, assignment, transfer or other disposition by any Borrower or any Restricted Subsidiary of any assets (other than inventory or other assets sold or disposed of in the ordinary course of business according to ordinary business terms, and other than obsolete or worn-out assets), in each case whether now owned or hereafter acquired, provided, however, that any sale of Synthetic Lease Property shall not constitute a Recapture Event.

                  "Redeployment Period" shall have the meaning set forth in Section 2.12(b) hereof.

                  "Redeployment Rate" shall have the meaning set forth in
         Section 2.12(b) hereof.

                  "Regular Payment Date" shall mean the last day of each March, June, September and December after the date hereof.

                  "Reimbursement Obligation" shall have the meaning set forth in Section 3.4(a) hereof.

                  "Related Litigation" shall have the meaning set forth in Section 10.17(b) hereof.

                  "Rental Expense" shall mean, with respect to any Person for any period, the aggregate rental obligations of such Person, payable in respect of any leases other than Capital Leases or Synthetic Leases during such period, but in any case including obligations for taxes, insurance, maintenance and similar costs which the lessee is obligated to pay under the terms of such leases and which are attributable to the leases for such period (whether such amounts are accrued or paid during such period).

                  "Reportable Event" shall mean (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Required Lenders" shall mean, as of any date, Lenders holding, in the aggregate, at least 51% of the Commitment.

                  "Responsible Officer" of a Person shall mean the President, the Chief Executive Officer, any Vice President, the Controller, the Treasurer or the Chief Financial Officer of such Person.

                  "Restricted Subsidiaries" shall mean all direct and indirect Subsidiaries of Genesis other than Unrestricted Entities. When reference is made to Restricted Subsidiaries of a specified Person, it shall mean Restricted Subsidiaries that are Subsidiaries of such Person. Restricted Subsidiaries shall be either "Material Restricted Subsidiaries" or "Non-Material Restricted Subsidiaries" as designated by Genesis pursuant to the terms of this Agreement.

                  "Revolver Participant" shall have the meaning set forth in Section 10.15(b) hereof.

                  "River Street Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of November 30, 1993 among (a) First Fidelity Bank, N.A., Pennsylvania (formerly Fidelity Bank, National Association), as Trustee under a Trust Indenture dated as of June 1, 1992 relating to $3,915,000 aggregate principal amount of First Mortgage Revenue Refunding Bonds, Series of 1992 (River Street Associates Project), (b) River Street Associates, a Pennsylvania limited partnership, (c) the Collateral Agent and (d) Genesis, as it may be amended, modified or supplemented from time to time.

                  "Secured Parties" shall have the meaning ascribed to such term in the Collateral Agency Agreement.

                  "Security Documents" shall mean the Collateral Agency Agreement, the Pledge Agreement, and any other agreement or instrument from time to time granting or purporting to grant the Agent or the Collateral Agent a Lien in any property for the benefit of the Lender Parties to secure the Loan Obligations, or constituting a Guaranty for such Loan Obligations, or subordinating other obligations to such Loan Obligations.

                  "Senior Funded Debt/Cash Flow Ratio" shall mean as at any date of determination:

                           (a) Senior Funded Indebtedness as of such date of determination divided by

                           (b) Cash Flow of Genesis and its Restricted
                           Subsidiaries on a consolidated basis for the four fiscal quarters ending on, or most recently prior to, such date of determination.

                  "Senior Funded Indebtedness" at any time shall mean Total Funded Indebtedness of Genesis and its Restricted Subsidiaries on a consolidated basis, other than (a) Indebtedness which is evidenced by the 1993 Subordinated Debentures, (b) Indebtedness which is evidenced by the 1995 Subordinated Notes and (c) any other Indebtedness which is both permitted under the terms of this Agreement and expressly subordinated in right of payment to all Loan Obligations under terms satisfactory to the Agent.

                  "Silver Lake Bristol Documents" shall mean any agreement or instrument relating to financing of a nursing facility known on November 30, 1993 as "Silver Lake Bristol" which financing constitutes Indebtedness of any Borrower or any Subsidiary of any Borrower or with respect to which any Borrower or any Subsidiary of any Borrower provides a Guaranty, in each case as the same may be amended, modified or supplemented from time to time.

                  "Silver Lake Dover Documents" shall mean (a) the Trust Indenture dated as of February 1, 1993 between The Delaware Economic Development Authority and Fidelity Bank, National Association, as Trustee, relating to The Delaware Economic Development Authority's First Mortgage Revenue Refunding Bonds (Dover Health Care Associates, Inc. Project), (b) the Loan Agreement referenced in such Trust Indenture, (c) the Guaranty Agreement dated as of February 1, 1993 between Genesis and The Delaware Economic Development Authority and (d) any other agreement or instrument providing for security for or a Guaranty of the obligations under or with respect to the documents described in this definition or the Bonds issued under such Trust Indenture, in each case as the same may be amended, modified or supplemented from time to time.

                  "Solvent" shall mean, with respect to the Borrowers (treated as if they comprised a single consolidated entity) at any time, that at such time (a) the sum of the debts and liabilities (including contingent liabilities) of the Borrowers is not greater than all of the assets of the Borrowers at a fair valuation, (b) the present value of the assets at fair valuation of the Borrowers is not less than the amount that will be required to pay the probable liability of the Borrowers on their debts as they become absolute and matured, (c) the Borrowers have not incurred, will not incur, do not intend to incur, and do not believe that they will incur, debts or liabilities (including contingent liabilities) beyond their ability to pay as such debts and liabilities mature, (d) the Borrowers are not engaged in, and are not about to engage in, a business or a transaction for which their property constitutes or would constitute unreasonably small capital, and (e) the Borrowers are not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by them avoidable or fraudulent pursuant to, any Law that may be applicable to them pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to them, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is

                           (a) At least one Business Day in advance in the case
                  of (i) the making of any Loan to which only the Prime Rate Option shall be applicable, (ii) conversion to or renewal of a Loan to which only the Prime Rate Option shall be applicable or (iii) prepayment of any Prime Rate Portion; and

                           (b) At least three London Business Days in advance in
                  the case of (i) the making of any Loan to which the Euro-Rate Option shall be applicable in whole or in part, (ii) conversion to or renewal of a Loan to which the Euro-Rate Option shall be applicable in whole or in part or (iii) prepayment of any Euro-Rate Portion.

         Standard Notice must be provided no later than 10:00 o'clock a.m., Philadelphia, Pennsylvania time, on the last day permitted for such notice.

                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subordinated Affiliate Notes" shall mean promissory notes issued, from time to time, by a Borrower to an Affiliate which is not a Borrower evidencing an obligation of such Borrower to repay a cash advance, in each case made in accordance with terms of this Agreement and having maturities, subordination provisions, and the other terms which shall be reasonably satisfactory in form and substance to the Agent.

                  "Subsidiary" of a Person at any time shall mean

                           (a) any corporation of which a majority (by number of
                  shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;

                           (b) any trust of which a majority of the beneficial
                  interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; and

                           (c) any partnership, joint venture or other entity of
                  which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person;

                  "Synthetic Lease" shall mean any lease (other than a Capital Lease) wherein the lessee is treated (or purported to be treated) as the owner of the leased property for income tax purposes, including the Synthetic Lease Facility.

                  "Synthetic Lease Facility" shall have the meaning ascribed to such term in the recitals to this Agreement.

                  "Synthetic Lease Facility Documents" shall mean the Synthetic Lease Facility, any subleases entered into from time to time pursuant to Section 12.1(a) of the Synthetic Lease Facility (or any successor Section thereto) and all other documents, agreements and instruments delivered thereunder or in connection therewith, as the same may be amended, modified or supplemented from time to time in accordance with the terms of Section
         7.18 of this Agreement.

                  "Synthetic Lease Participant" shall have the meaning ascribed to such term in the Collateral Agency Agreement.

                  "Synthetic Lease Property" shall mean all real property, personal property and fixtures of every kind, now or hereafter, leased pursuant to the Synthetic Lease Facility.

                  "Tax Sharing Agreement" shall mean an agreement among Genesis and each of its Subsidiaries (that file tax returns on a consolidated basis with Genesis) limiting, as between the parties thereto, the tax liabilities of Genesis and its Restricted Subsidiaries in connection with any consolidated tax filings (which may include as part of the consolidated group for tax purposes both Restricted Subsidiaries and Unrestricted Entities) to the amount of tax liabilities Genesis and its Restricted Subsidiaries would have incurred had they filed separately.

                  "Taxes" shall have the meaning set forth in Section 2.13(a) hereof.

                  "Total Assets" shall mean, with respect to any Person all assets which are, or should be included on such Person's balance sheet in accordance with GAAP.

                  "Total Funded Debt/Cash Flow Ratio" as of any date of determination shall mean the ratio of:

                           (a) Total Funded Indebtedness of Genesis and its Restricted Subsidiaries on a consolidated basis as of such date of determination divided by

                           (b) Cash Flow of Genesis and its Restricted
                           Subsidiaries on a consolidated basis for the four fiscal quarters ended on, or most recently prior to, such date of determination.

                  "Total Funded Indebtedness" of any Person, as at any date of determination, shall mean the sum of (a) all Indebtedness (including the current portion thereof) of such Person (including all Indebtedness consisting of obligations under any Synthetic Lease, Capitalized Lease Obligations, Guaranties and letter of credit reimbursement obligations) as at such date of determination plus (b) the product of (i) Rental Expense for the four fiscal quarters ended on, or most recently prior to, such date of determination multiplied by (ii) eight (8).

                  "Transfer Effective Date" shall have the meaning ascribed to such term in the applicable Transfer Supplement.

                  "Transfer Supplement" shall have the meaning set forth in Section 10.15(c) hereof.

                  "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the applicable Lender (which determination shall be conclusive) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

                  "Unrestricted Entities" shall mean any Subsidiaries or Investments which are designated as "Unrestricted Entities" in accordance with the terms of Section 7.6 hereof.

                  1.2 Construction. In this Agreement and each other Loan Document, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or;" and the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired. The words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document. The words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes without limitation" and "including without limitation," respectively (and similarly for similar terms). References in this Agreement or any other Loan Document to "determination" (and similar terms) by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations) and good faith beliefs by such Lender Party (in the case of qualitative determinations). No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect. Whenever this Agreement requires the delivery of financial projections, it is understood that the projections shall be made in good faith, consistent with the Loan Documents and based on Genesis' best judgment as to the anticipated financial performance and results of operations. However, any such financial projections shall not constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

                  1.3      Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles (other than as set forth in this Section 1.3(a) as to consolidation) in the United States, applied on a basis consistent with the principles used in preparing the financial statements of Genesis and its consolidated Subsidiaries as of September 30, 1995 and for the fiscal year then ended, as referred to in Section 4.6 hereof. When the word "consolidated" is used in this Agreement with respect to "Genesis and its Subsidiaries on a consolidated basis" or "Genesis and its consolidated Subsidiaries" or similar phrases, it shall be used in a manner consistent with generally accepted accounting principles in the United States. However, when the word "consolidated" is used with respect to "Genesis and its Restricted Subsidiaries" or another group of Persons, it shall imply principles respecting elimination of inter-company obligations and similar concepts under generally accepted accounting principles but shall not imply adherence to any principles directing which Persons should be included in such group.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                             ARTICLE 2 - THE CREDITS

                  2.1      Revolving Credit Loans.

                  (a) Commitment to Lend. Subject to Section 2.3 and the other terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make loans (the "Loans") to the Borrowers in an aggregate principal amount not to exceed the amount of such Lender's Commitment, at any time and from time to time, on or after the Effective Date and to, but not including, the Maturity Date.

                  Each Lender's Commitment shall initially be equal to the amount set forth as its "Initial Commitment" below its name on the signature pages hereof, and shall be subject to adjustment pursuant to the terms hereof. A Lender shall have no obligation to make any proposed Loan, however, to the extent that, after giving effect to the proposed Loan, the aggregate principal amount of such Lender's Pro Rata Share of all Loans would exceed the amount of
(i) such Lender's Commitment at such time less (ii) such Lender's Pro Rata Share of the Letter of Credit Usage at such time.

                  (b) Nature of Credit. Subject to the restrictions set forth in this Section 2.1 above, and elsewhere in this Agreement, the Borrowers may borrow, repay and reborrow Loans until the Maturity Date.

                  (c) Notes. The obligation of the Borrowers to repay the principal amount of the Loans and to pay interest thereon shall be evidenced by separate Notes issued to each Lender. Such notes may be amended by appropriate allonges or replaced in whole as required by the terms hereof.

                  (d) Due Date. To the extent not due and payable earlier, Loan Obligations shall be due and payable on the Maturity Date.

                  2.2      Reduction of Commitment.

                  (a) Voluntary Reductions. Genesis, on behalf of the Borrowers, may at any time or from time to time on two (2) Business Days prior written notice (which shall be irrevocable) permanently reduce, by amounts proportional to the respective Lenders' Pro Rata Shares, the Commitment. Each such reduction of Commitment shall be in an aggregate amount which is an integral multiple of $1,000,000.

                  (b)      Mandatory Reductions in Connection with Asset
Sales. No more than five Business Days after the date of any Recapture Event, Genesis, on behalf of the Borrowers, shall notify the Agent in writing that a Recapture Event has occurred, the date of such event and the amount of the Net Cash Proceeds received in connection therewith. In the event that the Borrowers do not, within 364 days after the date of any sale of assets constituting a Recapture Event, reinvest all of the corresponding Net Cash Proceeds in their business (and so state in a certificate delivered by Genesis (on their behalf) to the Agent), then on or before the 364th day following such sale, Genesis, on behalf of the Borrowers, shall, by written notice to the Agent, permanently reduce the amount of the Commitment, by an amount equal to the amount of such Net Cash Proceeds not so reinvested. (In addition, the Borrowers shall prepay the Loans as required by Section 2.8 below.)

                  2.3      Making of Loans.

                           (a)      Borrowing Notice.  Subject to the
restrictions set forth in this Agreement, whenever a Borrower desires that the Lenders make Loans, Genesis, on behalf of such Borrower, shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which such proposed Loans are to be made;

                  (b) The aggregate principal amount of the Loans (which shall be in integral multiples of Five Hundred Thousand
         Dollars ($500,000));

                  (c) The interest rate Option or Options (each separate Option to be in an amount which is an integral multiple of Five Hundred Thousand Dollars ($500,000));

                  (d) With respect to each Euro-Rate Portion, the Funding Period to apply; and

                  (e)      The name of such Borrower.

                  (g) Timing. Upon receipt of a Standard Notice requesting a Loan, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's portion of the Loan, which shall equal such Lender's Pro Rata Share of the aggregate principal amount of the entire Loan to be made on a given day. Unless any applicable condition specified in Article 5 hereof has not been satisfied, on the date specified in such Standard Notice, each Lender shall make the proceeds of its portion of the Loan available to the Agent at the Agent's Office, no later than 12:00 o'clock Noon, Philadelphia, Pennsylvania time, in funds immediately available at such Office. The Agent will make the funds so received available to the Borrowers in funds immediately available at the Agent's Office.

                  2.4      Interest Rates.

                  (a) Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by Genesis on behalf of the Borrowers from among the interest rate Options set forth below. Subject to the provisions of this Agreement, Genesis on behalf of the Borrowers may select different Options to apply simultaneously to different portions of the Loans and may select different Funding Periods to apply simultaneously to different Euro-Rate Portions. The aggregate number of different Funding Periods applicable to the Euro-Rate Portions at any time shall not exceed six (or, if the Prime Rate Option is applicable to any Loans, five). Without limiting any right or remedies of the Lenders hereunder, the Euro-Rate Option may not be selected at any time there is an Event of Default or Potential Default.

                  (i) Prime Rate Option: The "Prime Rate Option" shall mean a rate per annum (computed on the basis of a year of 365/6 days and actual days elapsed) for each day equal to the Prime Rate for such day plus the Applicable Margin for such day.

                  (ii) Euro-Rate Option: The "Euro-Rate Option" shall mean a rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro- Rate" for any day, as used herein, shall mean the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Funding Period) determined in good faith by the Agent (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such Funding Period for delivery on the first day of such Funding Period in similar amounts and maturities as the proposed Euro-Rate Portion and Funding Period by (B) a number equal to 1.0 minus the Euro-Rate Reserve Percentage.

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System representing the maximum reserve requirement (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-

         Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage.

                  (b)      Applicable Margins.

                  (i) From the Effective Date until the conditions set forth in
         Section 2.4(b)(ii) hereof apply, the Applicable Margin for any Prime Rate Portion of the Loans shall be 0.00% and the Applicable Margin for each Euro-Rate Portion of the Loans shall be 1.25%.

                  (ii) Commencing on the first day of the calendar month following the calendar month in which the Agent shall have received from Genesis, on behalf of the Borrowers, a Quarterly Compliance Certificate in accordance with Section 6.1(d) hereof, the Applicable Margin for each interest rate Option shall mean the percentage set forth below.

                                              Applicable           Applicable
                                              Margin for           Margin for
         Total Funded Debt/                   Prime Rate           Euro-Rate
         Cash Flow Ratio                        Option               Option
         ------------------                   -----------          -----------
         less than 3.0                           0.00%                 0.50%

         equal to or greater
         than 3.0 but less
         than 3.5                                0.00%                 0.75%

         equal to or greater
         than 3.5 but less
         than 4.0                                0.00%                 1.00%

         equal to or greater
         than 4.0 but less
         than 4.5                                0.00%                 1.25%

         equal to or greater
         than 4.5                                0.00%                 1.50%


         The Applicable Margin shall be adjusted quarterly when the Quarterly Compliance Certificate is delivered pursuant to Section 6.1(d) below provided, however, at any time that Genesis shall fail to deliver on the designated date a Quarterly Compliance Certificate pursuant to
         Section 6.1(d) hereof the Applicable Margin shall be 0.00% for any Prime Rate Portion of the Loans and 1.50% for any Euro-Rate Portion of the Loans until such time as a new Quarterly Compliance Certificate is delivered hereunder.

                  (c) Funding Periods. At any time when Genesis on behalf of the Borrowers shall select or renew the Euro-Rate Option to apply to any part of the Loans, Genesis on behalf of the Borrowers, shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being one, two, three or six months; provided,

                  (i) Each Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Funding Period, as determined in good faith by the Agent (which determination shall be conclusive);

                  (ii) Genesis on behalf of the Borrowers may not select a Funding Period that would end after the Maturity Date; and

                  (iii) Genesis on behalf of the Borrowers shall, in selecting any Funding Period, allow for foreseeable mandatory prepayments and scheduled amortization, if any, of the Loans.

                  (d) Euro-Rate Unascertainable; Impracticability.  If
                  (i) on any date on which a Euro-Rate would otherwise be set, the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive) that:

                             (A) adequate and reasonable means do not exist
                  for ascertaining such Euro-Rate, or

                             (B) a contingency has occurred which materially
                  and adversely affects the interbank eurodollar market, or

                             (C) the effective cost to such Lender of funding
                  the Euro-Rate Portion (or deemed cost in the good faith determination of such Lender) shall exceed the relevant Euro-Rate, or

                  (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive ) that the making, maintenance or funding of any part of the Euro- Rate Portion has been made impracticable or unlawful by compliance with any Law or with any request or directive of any Governmental Authority (whether or not having the force of Law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify Genesis, on behalf of the Borrowers, of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the affected Lenders to allow the Borrowers to select, convert to or renew the Euro-Rate Option shall be suspended (and all such existing Loans made by such Lenders shall automatically convert to Loans bearing interest at the Prime Rate Option and all outstanding requests for Loans from the relevant Lenders shall be deemed requests for Loans bearing interest at the Prime Rate Option) until the Agent or such Lender, as the case may be, shall have notified Genesis, on behalf of the Borrowers, of the Agent's or such Lender's determination that the circumstance giving rise to such previous determination no longer exist.

                  2.5        Conversion or Renewal of Interest Rate Options.

                  (a) Conversion or Renewal. Subject to the provisions of
Section 2.12(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing, Genesis, on behalf of the Borrowers, may convert any part of the Loans from any interest rate Option or Options to one or more different interest rate Options:

                  (i) At any time with respect to conversion from the Prime Rate Option; or

                  (ii) At the expiration of any Funding Period with respect to conversions from or renewals of any Euro-Rate
         Portions.

Whenever Genesis, on behalf of the Borrowers, desires to convert or renew any interest rate Option or Options, Genesis, on behalf of the Borrowers, shall provide to the Agent Standard Notice setting forth the following information:

                  (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                  (x) The principal amount of each Prime Rate Portion and each Euro-Rate Portion being continued or converted;

                  (y) The principal amount of the Prime Rate Portion, if any, and the principal amount of each Euro-Rate Portion, if any, selected (each such Euro-Rate Portion and the Prime Rate Portion being in a principal amount at least equal to Five Hundred Thousand Dollars ($500,000)); and

                  (z) With respect to each conversion to or continuation of a EuroRate Portion, the Funding Period selected.

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




                  (b) Failure to Convert or Renew. Absent due notice from Genesis, on behalf of the Borrowers, of conversion or renewal in the circumstances described in Section 2.5(a) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Prime Rate Option on the last day of the expiring Funding Period.

                  2.6 Prepayments Generally. Whenever any Borrower desires or is required to prepay any part of the Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The name of such Borrower;

                  (b) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (c) The total principal amount of such prepayment, specifying the Prime Rate Portion and each Euro-Rate Portion to be prepaid.

On the date specified in such Standard Notice, the principal amounts specified in such notice, together with interest thereon shall be due and payable.

                  2.7 Optional Prepayments. The Borrowers shall have the right at their option from time to time to prepay their Loans in whole or in part in amounts which are integral multiples of One Million Dollars ($1,000,000), without premium or penalty with respect to any part of the Loans (subject, however, to Section 2.12(b) hereof):

                  (a) At any time with respect to any part of the Prime Rate Portion; or

                  (b) At the expiration of any Funding Period with respect to prepayment of the Euro-Rate Portion corresponding to such expiring Funding Period.

Any such prepayment shall be made in accordance with Section 2.6 hereof.

                  2.8 Mandatory Prepayments in connection with Mandatory Reductions of Commitment. Any time there is a mandatory reduction in Commitment pursuant to Section 2.2(b) hereof, the Borrowers shall immediately prepay the outstanding principal amount of the Loans, any Reimbursement Obligations, and any other Loan Obligations which are payable in an amount equal to the amount of the Commitment reduction (to the extent there are then Loans outstanding, accrued interest, Reimbursement Obligations or other Loan Obligations which are then payable). In addition, if, at any time (whether by reason of a voluntary or mandatory reduction in the amount of the Commitment or otherwise), (x) the sum of the aggregate outstanding principal amount of the Loans at such time plus the Letter of Credit Usage at such time exceeds (y) the amount of the Commitment at such time, the Borrowers shall immediately, prepay the Loans and Reimbursement Obligations to the extent of such excess. Any prepayment pursuant to this
Section 2.8 shall be applied to Loan Obligations in the following order of priority:

                  (i) first, if any Reimbursement Obligations are then outstanding, pay such Reimbursement Obligations, together with interest thereon to such date,

                  (ii) second, if any Loans are then outstanding, pay or prepay such Loans, together with interest thereon to such date, and

                  (iii) third, any other Loan Obligations.

                  Within the constraints set forth above, each prepayment shall be applied first to any Loans to which the Prime Rate Option is applicable and then to any Loans to which the Euro-Rate Option is applicable, in each case in such order among such Loans as the Agent may, in its discretion, determine.

                  2.9 Interest Payment Dates. Interest on the Prime Rate Portion shall be due and payable on each Regular Payment Date and on the Maturity Date. Interest on each Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.10  Fees.

                  (a) Commitment Fee. The Borrowers, jointly and severally, shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") for each day from and including the Effective Date to but not including the Maturity Date, calculated using a rate per annum (based on a year of 360 days and actual days elapsed) equal to the Commitment Fee Factor for such day, on the amount (not less than zero) equal to the amount by which

                  (i) the amount of such Lender's Commitment (after taking into account any reductions pursuant to Section 2.2 hereof) on such day, exceeds

                  (ii) the sum of (x) the aggregate principal amount of such Lender's Loans outstanding on such day plus (y) such

         Lender's Pro Rata Share of the aggregate Letter of Credit Undrawn Availability for all Letters of Credit outstanding on such day.

As used herein, the "Commitment Fee Factor" for a given day shall initially be 0.25% but commencing on the first day of the calendar month following the calendar month in which the Agent shall have received from Genesis, on behalf of the Borrowers, a Quarterly Compliance Certificate in accordance with Section 6.1(d) hereof, the "Commitment Fee Factor" shall mean the rate per annum set forth below:

                                                     Applicable
Total Funded Debt/                                   Commitment
Cash Flow                                            Fee Factor
----------------------------------------------------------------
less than 3.0                                          0.15%

equal to or greater
than 3.0 but less
than 3.5                                               0.20%

equal to or greater
than 3.5 but less
than 4.5                                               0.25%

equal to or greater
than 4.5                                             0.3125%

Notwithstanding the foregoing, at any time that Genesis shall fail to deliver on the designated date a Quarterly Compliance Certificate pursuant to Section 6.1(d) below or at any time that there shall exist any other Event of Default or Potential Default, the Applicable Commitment Fee Factor shall be (until such certificate is delivered or until such Event of Default or Potential Default shall have been duly waived or cured) 0.3125%.

         The Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid: (x) on each Regular Payment Date, (y) on the date of each reduction of the amount of the Commitment on the amount so reduced and (z) on the Maturity Date.

                  (b) Letter of Credit Commission; Letter of Credit Facing Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of each Lender a commission (the "Letter of Credit Commission") for each day calculated on the aggregate Letter of Credit Undrawn Availability for all Letters of Credit outstanding on such day using a per annum rate (based on a year of 360 days and actual days elapsed) equal to the then- Applicable Margin for the Euro-Rate Option. In addition, for each Letter of Credit issued hereunder, the Borrowers jointly and severally agree to pay to the Agent for the sole account of the Issuer a Letter of Credit facing fee (the "Letter of Credit Facing Fee") for each day calculated on the aggregate Letter of Credit Undrawn Availability for all Letters of Credit outstanding on such day using a per annum rate (based on a year of 360 days and actual days elapsed) equal to 0.10% per annum. Such Letter of Credit Commission and such Letter of Credit Facing Fee shall be due and payable in arrears

                  (x) on each Regular Payment Date with respect to each Letter of Credit then outstanding, and

                  (y) on the date of expiration or other termination of each Letter of Credit, with respect to such expiring or otherwise terminating Letter of Credit,

in each case for the period for which such fees have not theretofore been paid.

                  2.11 Pro Rata Treatment; Joint and Several Liability; Payments Generally; Interest on Overdue Amounts; Authorization of
Genesis by Other Borrowers.

                  (a) Pro Rata Treatment. Each borrowing and each conversion or renewal of interest rate Options hereunder shall be made, and all payments and prepayments made in respect of principal of and interest on Loans, Commitment Fees and Letter of Credit Commission due from the Borrowers hereunder or under the Notes shall be applied, with respect to each Lender, in proportion to such Lender's Pro Rata Share except for (x) payments in respect of any Euro-Rate Portions converted to Prime Rate Portions as provided in Section 2.4(d) hereof and (y) payments to a Lender subject to a withholding deduction under Section 2.13(c) hereof. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

                  (b) Joint and Several Liability. The Borrowers acknowledge that the credit provided hereunder is on terms more favorable than any Borrower acting alone would receive and that each Borrower benefits indirectly from all Loans hereunder. Genesis and, subject only to the terms of Section 10.7 hereof, each of the other Borrowers, shall be jointly and severally liable for all Loan Obligations, regardless of, inter alia, which Borrower requested (or received the proceeds of) a particular Loan or for which Borrower's account a particular Letter of Credit was issued hereunder.

                  (c) Payments Generally. All payments and prepayments to be made by any Borrower with respect to Loan Obligations shall be payable in Dollars at 12:00 o'clock Noon, Philadelphia, Pennsylvania time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without set-off, counterclaim, withholding or other deduction of any kind or nature (except for payments to a Lender subject to a withholding deduction under Section 2.13(c) hereof). Except for payments under Section 2.12 or 10.6 hereof, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, and payments under
Section 2.12 or 10.6 hereof shall be made to the applicable Lender or Issuer at such domestic account as it shall specify to Genesis, on behalf of the Borrowers, from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Lender or Issuer after 12:00 o'clock Noon, Philadelphia, Pennsylvania time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders or the Issuer, as the case may be, all such payments received by the Agent for their respective accounts as promptly as practicable after receipt by the Agent.

                  (d) Interest on Overdue Amounts. Without limiting any other rights or remedies of the Lenders hereunder, under any other Loan Document or available at law or in equity, to the extent permitted by Law, after there shall have become due (by acceleration or otherwise) any Loans hereunder or any other Loan Obligations, such Loans shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate equal to 2.0% per annum in excess of the rate otherwise in effect and in the case of any other Loan Obligations, shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate equal to 2.00% above the then-current Prime Rate Option.

                  (e) Irrevocable Authorization of Genesis by Borrowers. Each of the Borrowers hereby irrevocably authorizes Genesis to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to any Loan Document and each Borrower shall be bound thereby. This authorization shall be irrevocable and the Agent and each Lender Party may rely on any notice, request, information supplied by Genesis and every document executed by Genesis, agreement made by Genesis or other action taken by Genesis in respect of the Borrowers or any thereof as if the same were supplied by any or all Borrowers. Without limiting the generality of the foregoing, the failure of one or more Borrowers to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing.

                  2.12       Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of Law) now existing or hereafter adopted:

                  (i) subjects any Lender Party or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, any Letter of Credit or any Letter of Credit Participation, the Loans or payments by the Borrowers of principal, interest, commitment fee or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender Party or such Notional Euro-Rate Funding Office),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, such Lender Party or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender Party or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender Party or any Notional Euro-Rate Funding Office under this Agreement or any Letter of Credit or any Letter of Credit Participation, or

                  (iv) imposes upon any Lender Party or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any Letter of Credit or any Letter of Credit Participation, or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender Party, any Notional Euro-Rate Funding Office or, in the case of clause
(iii) hereof, any Person controlling a Lender Party, with respect to this Agreement, the Notes, any Letter of Credit or any Letter of Credit Participation or the issuance, making, maintenance or funding of any Loan or Letter of Credit or Letter of Credit Participation (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender Party's or such controlling Person's capital, taking into consideration such Lender Party's or such controlling Person's policies with respect to capital adequacy) by an amount which such Lender Party deems to be material (such Lender Party being deemed for this purpose to have made, maintained or funded each Euro-Rate Portion through transactions in the interbank eurodollar market whether or not such transactions were actually carried on there), such Lender Party may from time to time notify Genesis, on behalf of the Borrowers, of the amount determined in good faith (using any averaging and attribution methods) by such Lender Party (which determination shall be conclusive) to be necessary to compensate such Lender Party or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrowers to such Lender Party 30 days after such notice is given. A certificate by such Lender Party as to the amount due and payable under this Section 2.12(a) from time to time and the method of calculating such amount shall be conclusive.

                  (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period, the Borrowers, jointly and severally, shall pay each Lender an amount determined as provided below in this Section 2.12(b).

                  Furthermore, in addition to all other amounts payable hereunder, if Standard Notice has been given for the conversion to or renewal of the Euro-Rate Option or for the making of any Loan to which the Euro-Rate Option shall be applicable in whole or in part and (x) a Borrower attempts to revoke (expressly, by later inconsistent notices or otherwise) such Standard Notice or
(y) (A) an applicable condition precedent is not satisfied and (B) such conversion or renewal does not take place as specified in such Standard Notice or (z) (A) an applicable condition precedent is not satisfied and (B) the Euro-Rate Portion of such Loan is not made as specified in such Standard Notice, then in each case the Borrowers, jointly and severally, shall pay each Lender an amount determined as provided below in this Section 2.12(b) if such Lender has delivered to Genesis, on behalf of the Borrowers, and to the Agent a certificate stating that such Lender has incurred costs as a result of the events described in this sentence.

                             "Funding Breakage Date" shall mean, in a case
described in the first sentence of this Section 2.12(b), the date that any part of any Euro-Rate Portion becomes due, or is paid, prepaid or converted, as described in such sentence, or in a case described in the second sentence of this Section 2.12(b), the date for the conversion or renewal of the Euro-Rate Option, or for the making of a Loan, specified in the Standard Notice described in such sentence. In a case described in the first sentence of this Section 2.12(b), "Adjusted Contract Rate" for a particular principal amount of Loans shall mean the rate of interest (including the Applicable Margin) applicable to such principal amount on the Funding Breakage Date, less the Applicable Margin, and in a case described in the second sentence of this Section 2.12(b), "Adjusted Contract Rate" for a particular principal amount of to-be-made Loans shall mean the rate of interest (including the Applicable Margin) which would have applied to such principal amount on the Funding Breakage Date absent the failure to renew, convert or borrow, less the Applicable Margin. "Redeployment Rate" shall mean (x) so long as no determination described in Section 2.4(d) hereof is then applicable, a rate per annum equal to the Euro-Rate (without the Applicable Margin) determined by the Agent for the applicable principal amount using as the Funding Period a period as equal as practicable to the Redeployment Period (as hereinafter defined) or (y) if any determination described in Section 2.4(d) hereof is then applicable, a rate per annum equal to the Treasury Rate, in each case as of or as soon as practicable after the Funding Breakage Date. In each case, the amount determined as being payable pursuant to this Section 2.12(b) may be referred to as the "Funding Breakage Indemnity." The calculation of the Adjusted Contract Rate and the Redeployment Rate shall be made on the assumption that the Euro-Rate Reserve Percentage shall remain constant throughout the applicable Funding Period; in the event that such assumption proves to be inaccurate and the Lenders would have received greater indemnification absent such assumption, then the Lenders shall be entitled to receive such additional indemnification on demand.

                  The Agent shall calculate each Lender's Funding Breakage Indemnity as follows:

                  a. For each portion of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, or as to which the Euro-Rate Option was to have been renewed or converted to, or which was to be borrowed (to the extent the Euro-Rate Option was to be applicable to such to-be-borrowed Loans), the Agent shall calculate the product (the "Future Value Amount") of

                             (1) the principal amount of such portion of the Loans

                  multiplied by

                             (2)     the greater of

                                            (x) zero or

                                            (y) the Adjusted Contract Rate minus
                                     the Redeployment Rate, in each case for
                                     such principal amount,

                  multiplied by

                             (3) the number of days from and including the
                  Funding Breakage Date to but not including the last day of such Funding Period (or scheduled Funding Period in the case of a failure to renew, convert or borrow) (the "Redeployment Period"), divided by 360.

                  b. The Agent shall then determine the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days in the Redeployment Period) (each a "Present Value Amount") of each Future Value Amount (assuming for this purpose that each Future Value Amount is payable on the last day of the corresponding Funding Period (or scheduled Funding Period in the case of a failure to renew, convert or borrow)).

                  c. The Agent finally shall total such Lender's Present Value Amounts for all of its affected portion of the Loans, and this total shall be the amount of the Funding Breakage Indemnity to be paid by the Borrowers to such Lender.

Such Funding Breakage Indemnity shall be due and payable on demand. In addition, the Borrowers shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Prime Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this
Section 2.12(b) shall be determined in good faith by the Agent, and such determination shall be conclusive.

                  2.13 Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrowers under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                  (i) in the case of any Lender Party, income or franchise taxes imposed on such Lender Party by the jurisdiction under the laws of which such Lender Party is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender Party and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to any Lender Party under this Agreement or any other Loan Document, the Borrowers, jointly and severally, shall pay the relevant amount of such Taxes and the amounts so payable to such Lender Party shall be increased to the extent necessary to yield to such Lender Party (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrowers with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrowers shall send to the Agent for its own account or for the account of the Issuer or such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof.

                  (b) Indemnity. Without limiting any other indemnity obligations of the Borrowers, the Borrowers hereby jointly and severally indemnify each Lender Party for the full amount of all Taxes attributable to payments by or on behalf of the Borrowers hereunder or under any of the other Loan Documents, any Taxes paid by such Lender Party, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by such Lender Party as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted.

                  (c) Withholding and Backup Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to Genesis, on behalf of the Borrowers, and the Agent

                  (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

                  (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to Genesis and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to Genesis, on behalf of the Borrowers, and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by Genesis, on behalf of the Borrowers, and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises Genesis, on behalf of the Borrowers, and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

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



                  2.14       [Intentionally Omitted]

                  2.15       Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.4(d) hereof or would lessen compensation payable by the Borrower under Section 2.12(a) hereof, provided that such Lender determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

                  (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrowers to issue one or more replacement Notes payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrowers. The Borrowers agree to comply promptly with any request under subsection (ii) of this Section 2.15(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Note payable to such Lender's order.

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



                  2.16 Transitional Provisions.

                  (a) Generally. Until the Effective Date, the Original Credit Agreement shall remain in full force and effect. From and after the Effective Date the terms of this Agreement shall amend and restate the terms of the Original Credit Agreement (except that any indemnification provisions therein shall survive). From and after the Effective Date, the collateral securing the Loan Obligations shall be the "Collateral" referred to in the Pledge Agreement and any cash collateral required hereunder. Any Lien created in connection with the Original Credit Agreement on other collateral (e.g., accounts, inventory and general intangibles) which secured the obligations under the Original Credit Agreement is, as of the Effective Date, terminated and the Agent shall direct the Collateral Agent, upon the written request of the Borrowers, to execute such releases (including the relevant releases or amendments to financing statements), redeliver such collateral and take such other action at any time, or from time to time (regardless of whether an Event of Default or Potential Default shall then exist), on or after the Effective Date as the Agent or the Collateral Agent shall deem necessary or desirable to carry out the terms hereof.

                    ARTICLE 3 - LETTER OF CREDIT SUBFACILITY

                  3.1  The Letter of Credit Subfacility.

                  (a) General. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth and upon the agreements of the Lenders set forth in Sections 3.3, 3.4 and 3.8 hereof, the Issuer may issue for the account of any Borrower letters of credit (each, as amended, modified or supplemented from time to time, a "Letter of Credit") at any time or from time to time on or after the Effective Date. No Borrower shall request any Letter of Credit to be issued, nor shall the Issuer be obligated to issue any Letter of Credit, except within the following limitations: (i) no Letter of Credit shall be issued later than 90 days before the Maturity Date, (ii) no Letter of Credit shall be issued if the Agent shall have received the notice from the Required Lenders referred to in Section 3.2(c)(iii) hereof, and (iii) no Letter of Credit shall be issued if, after giving effect to issuance of the requested Letter of Credit, the Letter of Credit Availability would be less than zero at such time. Letters of Credit shall be issued, extended, renewed or amended only out of the unused portion of the Commitment.

                  (b) Terms of Letters of Credit. No Borrower shall request any Letter of Credit to be issued, nor shall the Issuer be obligated to issue any Letter of Credit, except within the following limitations: each Letter of Credit (i) shall have an

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



expiration date no later than the earlier of (A) 13 months after the date of issuance thereof or (B) ten days before the Maturity Date, (ii) except with respect to certain of the Carry-Over Letters of Credit, shall not have an expiration date which is extendable under an "evergreen" or similar provision (unless the Issuer expressly agrees to the same in its sole discretion in any particular case), (iii) shall be denominated in Dollars, (iv) shall be payable only against sight drafts (and not time drafts), and (v) unless otherwise expressly agreed by the Issuer in its sole discretion, shall be in a minimum stated amount of $100,000.

                  (c) Purposes of Letters of Credit. Each Letter of Credit shall be satisfactory in form, substance and beneficiary to the Issuer in its sole discretion. Each Letter of Credit shall be used by a Borrower as a standby letter of credit used solely (x) to provide credit enhancement for obligations of such Borrower or a Restricted Subsidiary of such Borrower in connection with insurance programs in which such Borrower or Restricted Subsidiary participates, contract performance guarantees, leasing arrangements and like bonding requirements of such Borrower or Restricted Subsidiary, all in the ordinary course of business of such Borrower or Restricted Subsidiary, and (y) for other purposes approved by the Issuer in its discretion. Letters of Credit shall not be used to provide credit support for any Indebtedness or other direct or indirect financing arrangements of any Borrower or any other Person without the written consent of the Required Lenders and the Issuer. No Borrower shall at any time permit any Letter of Credit to be issued or to remain outstanding to support, directly or indirectly, any obligations of any Person except such Borrower or a Restricted Subsidiary of such Borrower. The provisions of this
Section 3.1(c) represent only an obligation of the Borrowers to the Issuer and the Lenders; the Issuer shall not have any obligation to the Lenders to ascertain the purpose of any Letter of Credit, and the rights and obligations of the Lenders and the Issuer among themselves shall not be impaired or affected by a breach of this Section 3.1(c).

                  (d) Documentary Fees, Etc. In addition to the fees payable under Section 2.10 hereof, the Borrowers shall be obligated, jointly and severally, to pay to the Agent, for the sole account of the Issuer, such administration, maintenance, amendment, transfer, drawing and negotiation fees as may be customarily charged by the Issuer from time to time in connection with letters of credit issued by it.

                  (e) Certain Outstanding Letters of Credit. Each of the "Letters of Credit" (as defined in the Original Credit Agreement, and including without limitation each such "Letter of Credit" which is a "Carry-Over Letter of Credit" as defined in the Original Credit Agreement) which are outstanding as of the Effective Date (collectively, the "Carry-Over Letters of Credit") shall, as of the Effective Date, automatically be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, provided that notwithstanding the restrictions contained in Sections 3.1(b) and 3.1(c) above, each of the Carry-Over Letters of Credit shall be deemed to be permitted hereunder. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Agreement shall include such Carry-Over Letters of Credit. With respect to each such Carry-Over Letter of Credit, for the period commencing on the Effective Date the Borrowers shall jointly and severally pay all Letter of Credit Commissions, Letter of Credit Facing Fees and other amounts owing with respect thereto as set forth in this Agreement at the times and in the manner herein set forth, and the Borrowers shall jointly and severally pay or cause to be paid under the Original Credit Agreement on the Effective Date all fees, commissions and other amounts owing with respect to such Carry-Over Letters of Credit for the period before the Effective Date.

                  3.2 Procedure for Issuance and Amendment of Letters of Credit.

                  (a) Request for Issuance. Genesis, on behalf of any Borrower, may from time to time request, upon at least five Business Days' notice, the Issuer to issue a Letter of Credit by delivering to the Issuer and the Agent a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the stated amount thereof, together with such other certificates, documents and other papers and information as the Issuer may request. If the Issuer desires to issue such Letter of Credit, the Issuer shall promptly notify the Agent (by telephone or otherwise), and furnish the Agent with the proposed form of Letter of Credit to be issued. The Agent shall determine, as of the close of business on the day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Sections 3.1(a) and 3.1(b) hereof. Unless such limitations are not satisfied, or unless the Required Lenders have given notice to the Agent to cease issuing Letters of Credit pursuant to Section 3.2(c)(iii) hereof, the Agent shall notify the Issuer (in writing or by telephone promptly confirmed in writing) that the Issuer is authorized to issue such Letter of Credit. If the Issuer issues a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as Genesis, on behalf of the relevant Borrower, shall otherwise direct, and shall promptly notify the Agent thereof and furnish a copy thereof to the Agent.

                  (b) Extension or Increase.

                  (i) Genesis, on behalf of any Borrower, may from time to time request the Issuer (in writing with a copy sent

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



concurrently to the Agent) to extend the expiration date of an outstanding Letter of Credit issued by the Issuer for the account of such Borrower or increase the amount of such Letter of Credit. Each such request shall for all purposes hereunder (including but not limited to Section 5.2 hereof) be treated as though Genesis (on behalf of such Borrower) had requested issuance of a replacement Letter of Credit; provided, however, that if such extension or increase is approved under the terms hereof, the Issuer may, if it elects, issue an amendment to the particular Letter of Credit providing for such an extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit.

                  (ii) If any Letter of Credit contains an "evergreen" expiration provision, the relevant Borrower may request the Issuer (in writing with a copy sent concurrently to the Agent) to permit the extension of the expiration date of such Letter of Credit for the renewal period provided for therein (so long as such renewal period does not extend beyond the Maturity
Date), provided that such request is given not less than 30 days immediately prior to the date as of which, absent contrary notice by the Issuer under such Letter of Credit, such expiration date would automatically be extended thereunder. Each such request shall for all purposes hereunder (including but not limited to Section 5.2 hereof) be treated as though such Borrower had requested issuance of a replacement Letter of Credit; provided, however, that if the extension is approved under the terms hereof, the Issuer need not issue any amendment of or replacement for the outstanding Letter of Credit. In the absence of such request given within such period of time, the Issuer shall give such notice as is required or permitted under such Letter of Credit in order to avoid the extension of such Letter of Credit under such "evergreen" provision, but failure of the Issuer to give such notice shall not impair the rights of the Issuer or the obligations of the Borrowers or the other Lender Parties hereunder. If at any time for any reason any Letter of Credit has an expiration date which extends beyond the Maturity Date, the Borrowers, jointly and severally, shall immediately upon demand by the Agent pay to the Agent, for deposit to the credit of the Letter of Credit Collateral Account, an amount in cash equal to the lesser of (A) the Letter of Credit Undrawn Availability with respect to such Letter of Credit and (B) the excess of (1) the aggregate Letter of Credit Undrawn Availability for all Letters of Credit outstanding at such time over (2) the amount then on deposit with the Agent in the Letter of Credit Collateral Account.

                  (c) Limitations on Issuance, Extension and Amendment.

                  (i) As between the Borrowers, on the one hand, and the Lender Parties, on the other hand, the issuance or extension of any Letter of Credit (including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.2(b) hereof) is within the discretion of the Issuer.

                  (ii) As between the Issuer, on the one hand, and the Agent and the Lenders, on the other hand, the Issuer shall be justified and fully protected in issuing any Letter of Credit (including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.2(b) hereof) after receiving authorization from the Agent as provided in Section 3.2(a) hereof, notwithstanding any subsequent notices to the Issuer, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, any other knowledge of the Issuer, or any other event, condition or circumstance whatever.

                  (iii) As between the Agent, on the one hand, and the Lenders, on the other hand, the Agent shall not authorize issuance of any Letter of Credit pursuant to Section 3.2(a) hereof (including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.2(b) hereof) if the Agent shall have received, at least two Business Days before authorizing such issuance, from the Required Lenders an unrevoked written notice that any condition precedent set forth in Section 5.2 will not be satisfied and expressly requesting that the Agent direct the Issuer to cease to issue Letters of Credit. Unless the Agent has received such notice or has determined that the applicable limitations set forth in Sections 3.2(a) and 3.2(b) hereof are not satisfied, the Agent shall be justified and fully protected, as against the Lenders, in authorizing the Issuer to issue such Letter of Credit, notwithstanding any subsequent notices to the Agent, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, any other knowledge of the Agent, or any other event, condition or circumstance whatever.

                  (d) Amendments. At the request of the relevant Borrower from time to time, and subject to satisfaction of such conditions as the Issuer may require, the Issuer may amend, modify or supplement Letters of Credit, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, the Agent or any Lender, provided that any such amendment, modification or supplement that extends the expiration date or increases the amount of an outstanding Letter of Credit shall be subject to
Section 3.2(b) hereof.

                  3.3 Letter of Credit Participating Interests.

                  (a) Generally. Concurrently with the issuance (or deemed issuance) of each Letter of Credit, the Issuer automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other

Lender, and each other Lender automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuer, without recourse to, or representation or warranty by, the Issuer, an undivided interest, in a proportion equal to such Lender's Pro Rata Share, in all of the Issuer's rights and obligations in, to or under such Letter of Credit, the related Reimbursement Obligations, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Lender being referred to herein as a "Letter of Credit Participation"). Amounts other than Reimbursement Obligations and Letter of Credit Commissions payable from time to time under or in connection with a Letter of Credit shall be for the sole account of the Issuer. On the date that any Purchasing Lender becomes a party to this Agreement in accordance with
Section 10.15 hereof, Letter of Credit Participations in any outstanding Letters of Credit held by the Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallotted between such Purchasing Lender and such transferor Lender (and, to the extent such transferor Lender is the Issuer, the Purchasing Lender shall be deemed to have acquired a Letter of Credit Participation from such transferor Lender to such extent).

                  (b) Obligations Absolute. Notwithstanding any other provision hereof, each Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, and its obligation to make the payments specified in Section 3.4 hereof, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

                  3.4 Letter of Credit Drawings and Reimbursements.

                  (a) Borrowers' Reimbursement Obligation.  If the
Issuer makes any Letter of Credit Disbursement under any Letter of Credit, the Issuer shall notify Genesis (on behalf of the Borrowers) and the Agent of the date and amount of such Letter of Credit Disbursement (which notification may be by telephone).
The Borrowers hereby jointly and severally agree to reimburse the Issuer for the amount of each Letter of Credit Disbursement, by making payment of the amount of such Letter of Credit
Disbursement to the Agent for the account of the Issuer in accordance with Section 2.11(c) hereof, not later than the first
Business Day next following the date on which the Issuer notifies
Genesis of such Letter of Credit Disbursement (such first
Business Day being referred to herein as the "Reimbursement
Obligation Due Date"). Such obligation of the Borrowers to make reimbursement of any such Letter of Credit Disbursement is herein referred to as a "Reimbursement Obligation." The Borrowers hereby jointly and severally agree to pay to the Agent, for the account of the Issuer, on demand, interest on the amount of any Reimbursement Obligation for each day from and including the date of the corresponding Letter of Credit Disbursement until the amount of such Reimbursement Obligation is paid in full (before and after judgment), in accordance with Section 2.11(d) hereof, at the rate per annum set forth in
Section 2.11(d) hereof. Notwithstanding the foregoing, at the option of the Agent, if at any Reimbursement Obligation Due Date, there shall be any Commitment available to make Loans hereunder, and if the Agent at that time shall not have been advised in writing by any party hereto that an Event of Default or Potential Default has occurred, the Agent, by notice to the parties hereto, may require each Lender to make Loans bearing interest (unless otherwise requested by the Borrowers pursuant to the terms of this Agreement) at the Prime Rate Option, the proceeds of which shall be used to repay such Reimbursement Obligations.

                  (b) Payment by Lenders on Account of Unreimbursed Draws. If the Issuer makes a Letter of Credit Disbursement and is not reimbursed in full therefor on the related Reimbursement Obligation Due Date in accordance with
Section 3.4(a) hereof, the Issuer will promptly notify the Agent thereof (which notice may be by telephone), and the Agent shall forthwith notify each Lender (which notice may be by telephone promptly confirmed in writing) thereof. Upon receipt of such notice, each such Lender will pay to the Agent, for the account of the Issuer, in immediately available funds, an amount equal to such Lender's Pro Rata Share of the unreimbursed portion of such Letter of Credit Disbursement, as follows: if such notice is received by such Lender at or prior to 12:00 o'clock Noon, Philadelphia, Pennsylvania time on any Business Day, such Lender shall make such payment to the Agent by 4:00 o'clock p.m., Philadelphia, Pennsylvania time on the same Business Day, and if such notice is received by such Lender after 12:00 o'clock Noon, Philadelphia, Pennsylvania time on any Business Day, such Lender shall make such payment to the Agent no later than 12:00 o'clock Noon, Philadelphia, Pennsylvania time on the next succeeding Business Day. If and to the extent that any Lender fails to make such payment to the Agent for the account of the Issuer on such due date, such Lender shall pay such amount on demand, together with interest, for the Issuer's own account, for each day from and including such due date to and including the date of payment to the Issuer (before and after judgment) at the following rates per annum: (x) for each day from and including such due date to and including the second Business Day thereafter, at the Federal Funds Effective Rate for such day, and
(y) for each day thereafter, at the rate applicable to Reimbursement Obligations under Section 3.4(a) hereof for such day.

                  (c) Distributions to Lenders. If, at any time, after the Issuer has made a Letter of Credit Disbursement and has received from any Lender such Lender's Pro Rata Share of such Letter of Credit Disbursement, the Issuer receives any payment or makes any application of funds on account of the Reimbursement Obligation arising from such Letter of Credit Disbursement, the Issuer will pay to the Agent, for the account of such Lender, such Lender's Pro Rata Share of such payment or application, provided, however, that any Lender's Pro Rata Share of interest accrued on any Reimbursement Obligation prior to the date of receipt by the Issuer of such Lender's Letter of Credit Participation payment in respect of such Reimbursement Obligation may be retained by the Issuer for its own account.

                  (d) Rescission. If any amount received by the Issuer on account of any Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuer for any reason at any time, whether before or after the termination of this Agreement, each Lender will, promptly upon notice from the Agent or the Issuer, pay over to the Agent for the account of the Issuer its Pro Rata Share of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

                  (e) Equalization. If any Lender receives any payment or makes any application on account of its Letter of Credit Participation, such Lender shall forthwith pay over to the Issuer, in Dollars and in like kind of funds received or applied by it the amount in excess of such Lender's ratable share of the amount so received or applied, and, to the extent appropriate, equitable adjustment will be made (by creation or reallotment of participation interests or otherwise) by the Issuer and the Lenders so that, in effect, all such excess amounts will be shared ratably among the Issuer and the Lenders in a manner consistent with this Section 3.4.

                  3.5 Obligations Absolute. The payment obligations of the Borrowers under Section 3.4 hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, any other Loan Document;

                  (b) any release of any other Borrower or Loan Parties or any change of any Borrowers or Loan Parties;

                  (c) the existence of any claim, set-off, defense or other right which any Borrower or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any Lender Party, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

                  (d) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) payment by the Issuer under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Issuer under the Letter of Credit in any other circumstances in which conditions to payment are not met; or

                  (f) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing.

The Borrowers bear the risk of, and neither the Issuer, any of its directors, officers, employees or agents, nor any other Lender Party, shall be liable or responsible for any of, the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith.

                  3.6 Further Assurances. Each Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuer more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder.

                  3.7 Cash Collateral for Letters of Credit.

                  (a) Cash Collateral for Letter of Credit Exposure in Certain Circumstances. To the extent that this Agreement or any other Loan Document requires a payment, prepayment or other application of funds to be made by the Borrowers with respect to the Loans, such provision shall be construed as follows: after payment in full of the outstanding Loans (whether or not such payment would require any Borrower to pay any amount under Section 2.12(b) hereof) and the payment in full of all outstanding Reimbursement Obligations, then, to the extent of the excess, if any, of the aggregate Letter of Credit Usage at such time over the balance of funds in the Letter of Credit Collateral Account, an amount equal to the remainder of the amount so required to be paid by the Borrowers shall immediately be paid by the Borrowers to the Agent for deposit in the Letter of Credit Collateral Account. In addition, the Borrowers agree that, without limitation of the foregoing or of any other provisions of this Agreement or the other Loan Documents requiring collateral for the Letters of Credit or other Loan Obligations in whole or in part, and without limitation of other rights and remedies under this Agreement or the other Loan Documents or at law or in equity, if all of the Loans become due and payable pursuant to
Section 8.2 hereof, the Borrowers shall immediately pay to the Agent, for deposit in the Letter of Credit Collateral Account, an amount equal to the excess, if any, of the aggregate Letter of Credit Usage at such time over the balance of funds in the Letter of Credit Collateral Account.

                  (b) Letter of Credit Collateral Account. The Agent shall maintain in its own name at its Office a deposit account
(the "Letter of Credit Collateral Account"), which shall bear interest (added to the deposit balance) in accordance with the Agent's ordinary practices for deposit accounts of like size and nature, over which the Agent shall have sole dominion and control, and no Borrower shall have any right to withdraw any funds deposited therein. The Agent shall deposit into the Letter of Credit Collateral Account such funds as this Agreement or any Loan Document requires to be paid therein. As security for the payment of all Loan Obligations, the Borrowers hereby grant, convey, assign, pledge and transfer to the Agent, and create in the Agent's favor a continuing Lien on and security interest in, the Letter of Credit Collateral Account, all amounts from time to time on deposit therein, all proceeds of the conversion, voluntary or involuntary, thereof into cash, instruments, securities or other property, and all other proceeds thereof.
Each Borrower hereby represents, warrants, covenants and agrees that such Lien shall at all times be valid and perfected, prior to all other Liens, and each Borrower shall take or cause to be taken such actions and execute and deliver such instruments and documents as may be necessary or, in the Agent's reasonable judgment, desirable to perfect or protect the such Lien. No
Borrower shall create or suffer to exist any Lien on any amounts or investments held in the Letter of Credit Collateral Account other than the Lien in favor of the Agent granted under this
Section 3.7.

                  (c) Application of Funds. The Agent shall apply funds in the Letter of Credit Collateral Account: (i) on account of Reimbursement Obligations as and when the same become due and payable if and to the extent that the Borrowers fail directly to pay the same, and (ii) if no Reimbursement Obligations are due and payable, no Letters of Credit are outstanding and the balance of the Letter of Credit Collateral Account exceeds the aggregate Letter of Credit Usage, the excess shall be applied on account of the other Loan Obligations secured hereby. If all Loan Obligations (other than Loan Obligations constituting contingent obligations under indemnification provisions which survive indefinitely, so long as no unsatisfied claim has been made under any such indemnification provision) have been indefeasibly paid in full in cash, all Commitments have terminated and all Letters of Credit have expired, promptly following demand by Genesis on behalf of the Borrowers the Agent shall release to the Borrowers all remaining funds in the Letter of Credit Collateral Account.

                  3.8 Certain Provisions Relating to the Issuer.

                  (a) General. The Issuer shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Issuer shall be read into this Agreement or any other Loan Document or shall otherwise exist. The duties and responsibilities of the Issuer to the other Lender Parties under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Issuer shall not have a fiduciary relationship in respect of any Lender Party or any other Person. The Issuer shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct. The Issuer shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person, or (iii) the existence of any Event of Default or Potential Default. The Issuer shall not be under any obligation, either initially or on a continuing basis, to provide the Agent or any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished.

                  (b) Administration. The Issuer may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Issuer shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuer may consult with legal counsel (including in-house counsel for the Issuer or in-house or other counsel for any Loan Party), independent public accountants and any other experts selected by it from time to time, and the Issuer shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuer shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party or Lender Party, such matter may be established by a certificate of such Loan Party or Lender

Party, as the case may be, and the Issuer may conclusively rely upon such certificate.

                  (c) Indemnification of Issuer by Lenders. Each Lender hereby agrees to reimburse and indemnify the Issuer and each of its respective directors, officers, employees and agents (to the extent not reimbursed by a Loan Party and without limitation of the obligations of the Loan Parties to do so), ratably in accordance with its Pro Rata Share, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for the Issuer or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuer or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuer, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any "Loan Document" referred to in the Original Credit Agreement, any transaction from time to time contemplated hereby or thereby, or any transaction secured or financed in whole or in part, directly or indirectly, with any Letter of Credit or the proceeds thereof, provided, that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Issuer or such other Person, as finally determined by a court of competent jurisdiction and, provided, further that no Lender that was not a party to the Original Credit Agreement shall be obligated to indemnify the Issuer or its directors, officers, employees or agents from losses and other liabilities referred to above to the extent that such liabilities were solely the result of, arose solely out of, or were related solely to the Original Credit Agreement or other "Loan Documents" referred to therein and as to those liabilities which are not subject to indemnification by the new Lenders by reason of this proviso, the Pro Rata Shares of the other Lenders shall be adjusted accordingly to fully indemnify the Issuer.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

                  The Borrowers hereby jointly and severally represent and warrant to each Lender Party as follows:

                  4.1 Status. Each Borrower and each Subsidiary of each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or is a partnership duly organized and validly existing under the laws of its jurisdiction of organization. Each Borrower and each Subsidiary of each Borrower has the power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Borrower and each Subsidiary of each Borrower is duly qualified to do business as a foreign corporation or foreign partnership and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect. Schedule 4.1 hereto states as of the date hereof the jurisdiction of incorporation or organization of each Borrower and each Subsidiary of each Borrower, and the jurisdictions in which each Borrower and each Subsidiary of each Borrower is qualified to do business as a foreign corporation or a foreign partnership, as the case may be.

                  4.2 Power and Authorization. Each Borrower has power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate or partnership proceedings on its part. Without limitation of the foregoing, each Borrower has the power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate or partnership action to authorize such borrowings.

                  4.3 Execution and Binding Effect. This Agreement and each other Loan Document has been duly and validly executed and delivered by each Borrower which is a party hereto or thereto, as the case may be. This Agreement and each other Loan Document constitutes the legal, valid and binding obligation of each Borrower which is a party hereto or thereto, as the case may be, enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  4.4 Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of any Loan Document by any Borrower, consummation by any Borrower of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Borrower or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  4.5 Absence of Conflicts. Neither the execution and delivery of any Loan Document by any Borrower, nor consummation by any Borrower of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof by any Borrower does or will

                  (a) violate or conflict with any Law,

                  (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any of property of any Borrower or any Subsidiary of any Borrower (except for any Lien in favor of the Collateral Agent or Secured Parties pursuant to the Security Documents pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Borrower or any Subsidiary of any Borrower under or in connection with,

                             (i) the articles of incorporation or bylaws (or
                  other constituent documents) of any Borrower or any Subsidiary of any Borrower,

                             (ii) any agreement or instrument creating,
                  evidencing or securing any Indebtedness to which any Borrower or any Subsidiary of any Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

                             (iii) any other agreement or instrument or
                  arrangement to which any Borrower or any Subsidiary of any Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except, in the case of the foregoing clause (iii), for matters that, individually or in the aggregate, could not have a Material Adverse Effect, or

                  (c) result in the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, qualification, authorization or approval applicable to the operations or properties of any Borrower or other Restricted Subsidiary, or adversely affect the ability of any Borrower or other Restricted Subsidiary to participate in any public or private reimbursement program or to be a party to any Blue Cross or similar provider agreement.

                  4.6 Audited Financial Statements. Genesis has heretofore furnished to the Agent and each Lender consolidated balance sheets of Genesis and its consolidated Subsidiaries as of September 30, 1995 and 1994 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by KPMG Peat Marwick, independent certified public accountants for Genesis, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of Genesis and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP.

                  4.7 Interim Financial Statements. Genesis has heretofore furnished to the Agent and each Lender interim consolidated balance sheets of Genesis and its consolidated Subsidiaries as of the first three fiscal quarters of the fiscal year beginning October 1, 1995, together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto) present fairly the financial condition of Genesis and its consolidated Subsidiaries as of the end of each such fiscal quarter and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments, and except that such financial statements do not contain all of the footnote disclosures required by GAAP.

                  4.8  INTENTIONALLY OMITTED

                  4.9 Projections. Genesis has furnished to the Agent and each Lender projections prepared by Genesis demonstrating the projected consolidated financial condition and results of operations of Genesis and its Subsidiaries for the period commencing on October 1, 1995 and ending on September 30, 2001, which projections are accompanied by a written statement of the assumptions and estimates underlying such projections. Such projections were prepared on the basis of such assumptions and estimates. Such projections, assumptions and estimates, as of the date of preparation thereof and as of the date hereof, are reasonable, are made in good faith, are consistent with the Loan Documents and represent Genesis' best judgment as to such matters. Nothing has come to the attention of Genesis which would lead Genesis to believe that such projections will not be attained or exceeded. Nothing contained in this Section 4.9 shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

                  4.10 Solvency. On and as of the Effective Date and after giving effect to all Loans, all Reimbursement Obligations and all other obligations and liabilities being incurred on such date in connection therewith or in connection with Letters of Credit (including but not limited to contingent Reimbursement Obligations with respect to outstanding Letters of Credit), and on the date of making or issuance of each subsequent Loan, Letter of Credit or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrowers, treated as if they comprised a single consolidated entity, are and will be Solvent.

                  4.11 Absence of Undisclosed Liabilities. No Borrower and no Restricted Subsidiary of any Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (x) as disclosed in the financial statements referred to in Sections 4.6 and 4.7 hereof, (y) matters that, individually or in the aggregate, could not have a Material Adverse Effect and
(z) as disclosed in Schedule 4.11 hereto.

                  4.12 Absence of Material Adverse Changes. Since June 30, 1996 there has been no material adverse change in the business, operations, condition (financial or otherwise), or prospects of the Borrowers and Restricted Subsidiaries, taken as a whole.

                  4.13 Accurate and Complete Disclosure. All factual information (taken as a whole) heretofore, contemporaneously or hereafter provided in writing by or on behalf of any Borrower or any Subsidiary of any Borrower to any Secured Party (or any other Person) pursuant to or in connection with this Agreement or any other Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by such Secured Party or such other Person, as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided. Each Borrower has, or prior to the Effective Date will have, disclosed to each Secured Party in writing every fact or circumstance known to such Borrower which has, or which, so far as such Borrower can now or then foresee is reasonably possible in the future and could if it occurs have, a Material Adverse Effect.

                  4.14 Margin Regulations. Except as provided in the following sentence, no part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". It is understood, however, that proceeds of certain Loans hereunder may be used in connection with the proposed Acquisition of Geriatric & Medical Companies, Inc. and therefore such Loans may be considered "purpose loans" within the meaning of said Regulation U; however, no stock issued to any Borrower in connection with such Acquisition will be "margin stock" and the Loans shall not be subject to regulation under said Regulation U. No Borrower and no Subsidiary of any Borrower is or at any time will be engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". No Borrower and no Subsidiary of any Borrower owns or will own any "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  4.15 Subsidiaries. Schedule 4.15 hereto states the authorized capitalization of each Subsidiary (if a corporation) of each Borrower, the number of shares of each class of capital stock issued and outstanding of each such corporate Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by each Borrower or Subsidiary and whether such Subsidiary (whether or not a corporation) is (1) an Unrestricted Entity, (2) a Material Restricted Subsidiary or (3) a Non-Material Restricted Subsidiary. The outstanding shares of each Subsidiary (if a corporation) of each Borrower have been duly authorized and validly issued and are fully paid and nonassessable. Each Borrower and each Subsidiary of each Borrower owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.15, free and clear of any Lien, except for Liens in favor of the Collateral Agent as contemplated by the Loan Documents. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary of any Borrower to issue any shares of its capital stock or any other securities except for matters set forth in Schedule 4.15 hereto. Every Material Restricted Subsidiary (whether a corporation or a partnership) of Genesis is a Borrower hereunder and is designated as such on the signature pages hereto (or, after the Effective Date, on signature pages of a Joinder Supplement hereto).

                  4.16 Partnerships, Investments, Etc. No Borrower and no Restricted Subsidiary of any Borrower is or will be a partner

(general or limited) of any partnership, or is or will be a party to any joint venture or will own (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which such Borrower or Restricted Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), other than
(x) equity interests in other wholly-owned Borrowers, (y) equity interests in wholly-owned Non-Material Restricted Subsidiaries and (z) Investments permitted under Section 7.5 hereof. Each investment (other than Unrestricted Entities which are Subsidiaries specified on Schedule 4.15 hereto) permitted under
Section 7.5(f) hereof is listed on Schedule 4.16 hereto.

                  4.17 Litigation. There is no pending or (to any Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Borrower or any Restricted Subsidiary of any Borrower, except for (x) matters set forth in Schedule 4.17 hereto, (y) matters described in the financial statements referred to in Section 4.6 hereof, and (z) matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  4.18 Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  4.19 Absence of Other Conflicts. No Borrower and no Subsidiary of any Borrower is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (a) any Law,

                  (b) its articles of incorporation or bylaws (or other constituent documents), or

                  (c) any agreement or instrument or arrangement to which it is party or by which it or any of its properties
         (now owned or hereafter acquired) may be subject or bound, except, with respect to clauses (a) or (c) above for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  4.20 Power To Carry On Business. Each Borrower and each Restricted Subsidiary of each Borrower has all requisite power and authority and all necessary licenses, permits, approvals, consents, qualifications, authorizations and accreditations to own and operate its respective properties and to carry on its respective business as now conducted and as presently planned to be conducted, including, but not limited to, the ownership and operation of its skilled and intermediate long-term care nursing facilities, pursuant to all applicable Laws except where any failure to possess any such license, permit, approval, consent, qualification, authorization or accreditation, either individually or collectively with all other such failures, could not have a Material Adverse Effect. No Borrower and no Subsidiary of any Borrower is in default under any such license, permit, approval, consent, qualification, authorization or accreditation, and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time or both, would constitute a default thereunder, which default or condition, individually or collectively with other such defaults or conditions, could have a Material Adverse Effect. Where required by Law, the Borrowers have obtained valid certificates of need and all other accreditations necessary to own and operate all of their facilities. No condition exists, and no event has occurred, which, with the giving of notice, the passage of time or both, would result in the suspension, revocation, impairment, forfeiture or nonrenewal of any such license, permit, approval, consent, qualification, authorization or accreditation, and there is no claim challenging the validity of any of the foregoing which condition, event or claim, individually or collectively with all such conditions, events or claims, could have a Material Adverse Effect.

                  4.21 Insurance. Each Borrower and each Restricted Subsidiary of each Borrower (x) maintains insurance with financially sound and reputable insurers not related to or affiliated with any Borrower or (y) administers state-approved self-insurance programs or (z) operates a licensed or chartered captive insurance company which meets the qualifications of the domicile in which it is located, with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of Persons engaged in the same or a similar business or having similar properties similarly situated, including insurance covering their respective properties, buildings, machinery, equipment, tools, furniture, fixtures and operations, and medical malpractice, professional liability and public liability. Schedule 4.21 hereto sets forth a list of all insurance and self-insurance currently maintained by or in respect of each Borrower and each Subsidiary of each Borrower, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies (that may exceed the amount or scope of coverage) or self-insurance programs except as set forth in such
Schedule 4.21. Such Schedule 4.21 identifies each insurance policy providing for a retrospective premium adjustment or other change in compensation payable to the insurer on the basis of claims or loss experience, and describes any liability the applicable Borrower or Subsidiary has with respect to such matters.

                  4.22 Third-Party Reimbursement Programs. Schedule 4.22 hereto sets forth a list of the public or private payors in whose reimbursement programs any facility operated by any Borrower or any Restricted Subsidiary of any Borrower participates. Each Borrower and each Restricted Subsidiary of a Borrower has timely filed, or caused to be timely filed, all cost reports or other reports of every kind whatsoever required by Law or by contract (whether oral or written) or otherwise to be made with respect to the purchase of or reimbursement for services by third-party purchasers or payors, including, but not limited to, Medicare and Medicaid programs and other insurance carriers except where the failure to timely file, individually or collectively with all other similar acts, could not have a Material Adverse Effect, and all such reports are complete and accurate in all material respects. No Borrower or Restricted Subsidiary of a Borrower has any liability for itself or any other Person for any refund, discount or adjustment to any such Person, and, except as may be disclosed in the financial statements referred to in Section 4.6 hereof, no interest or penalties are accruing with respect thereto, except any such refund, discount, adjustment, interest or penalty, which individually or collectively with all such other refunds, discounts, adjustments, interest or penalties, could not have a Material Adverse Effect.

                  4.23 Title to Property. Each Borrower and each Restricted Subsidiary of each Borrower has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheets referred to in Section 4.6 hereof or submitted pursuant to Section 6.1(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheets or, after the Effective Date, as otherwise permitted by Section 7.10 hereof) it being understood that title to and interest in the Synthetic Lease Property is held pursuant to the terms of the Synthetic Lease Facility.

                  4.24 Intellectual Property. Each Borrower and each Restricted Subsidiary of each Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

                  4.25 Taxes. All tax and information returns required to be filed by or on behalf of any Borrower or any Subsidiary of any Borrower, which is included in a consolidated tax group with such Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Borrower or any Subsidiary of any Borrower, which is included in a consolidated tax group with such Borrower or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of each Borrower and each such Subsidiary of each Borrower. The reserves and provisions for taxes on the books of each Borrower and each such Subsidiary of each Borrower are adequate for all open years and for its current fiscal period. No Borrower and no such Subsidiary of any Borrower knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). No Borrower and no Restricted Subsidiary of any Borrower has at any time filed a consolidated tax return with any Person other than Genesis and its Subsidiaries. The Tax Sharing Agreement is, or within thirty (30) days after the Effective Date and thereafter will be, in full force and effect. Schedule 4.25 hereto describes all tax sharing arrangements or agreements to which any Borrower or any Subsidiary of any Borrower is, or upon the Effective Date will be, subject or bound other than the Tax Sharing Agreement.

                  4.26 Employee Benefits. A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto has been filed with the Internal Revenue Service for each Plan (if any) relating to any Borrower and, upon request, will be provided to the Agent and each Lender and fairly presents the funding status of such Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report.
Schedule 4.26 hereto sets forth a list of all Plans and Multiemployer Plans relating to the Borrowers, and all information available to any Borrower with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Borrower or any Controlled Group Member. Except as set forth in such Schedule 4.26, no Borrower and no Subsidiary of any Borrower has any liability (contingent or otherwise) in excess of $100,000 for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. No Borrower and no Subsidiary of any Borrower has any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits.

                  4.27 Environmental Matters.

                  (a) Each Borrower and each Restricted Subsidiary of each Borrower and each of their respective Environmental Affiliates is and has been, in full compliance with all applicable Environmental Laws, except for (x) matters set forth in Schedule 4.27 hereto and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are, to the Borrowers' knowledge after due inquiry, no circumstances that may prevent or interfere with such full compliance in the future.

                  (b) Each Borrower and each Subsidiary of each Borrower and their respective Environmental Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for (x) matters set forth in
Schedule 4.27 hereto and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect.

                  (c) There is no Environmental Claim pending or, to the knowledge of any Borrower after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates) that could form the basis of any Environmental Claim, against any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates, except for (x) matters set forth in Schedule 4.27 hereto, and (y) matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (d) No facility or property now or previously owned, operated or leased by any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates is an Environmental Cleanup Site. To the best of the Borrowers' knowledge, no Borrower, no Subsidiary of any Borrower and none of their respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and, to the Borrowers' knowledge after due inquiry, no condition exists which could result in the filing of a Lien, against any property of any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates, under any Environmental Law.

                  4.28 Proceeds of Loans; Obligations Secured By Letters of Credit. The Borrowers will apply the proceeds of the Loans only (a) to refinance Indebtedness and liabilities under the Original Credit Agreement, (b) to fund Capital Expenditures, subject to the other limitations set forth in this Agreement, (c) to fund Acquisitions, subject to the other limitations set forth in this Agreement, (d) to fund seasonal fluctuations and growth in working capital and (e) to pay all or a portion of the redemption price of the 1993 Subordinated Debentures, to the extent that a redemption of the 1993 Subordinated Debentures is permitted under this Agreement. Each Borrower will request the issuance of Letters of Credit, and the Carry-Over Letters of Credit are being and will be used, only for the purposes permitted under Section 3.1 hereof. All obligations of any Borrower or any Subsidiary of any Borrower to be secured by a Letter of Credit issued or deemed issued hereunder will at all times be legal, valid, binding and enforceable obligations of such Borrower or Subsidiary.

                  4.29 Regulatory Restrictions. No Borrower, and no Subsidiary of any Borrower, is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, as amended, or
(d) subject to any other Law which purports to restrict or regulate its ability to borrow money or obtain credit as a consequence of the nature of the business conducted by such Person.

                  4.30 Regulation O. No director, executive officer or principal shareholder of any Borrower is a "director," "executive officer" or "principal shareholder" of any Lender, as such terms are used in Regulation O of the Board of Governors of the Federal Reserve System, as amended.

                  4.31 Security Documents. When executed and delivered (or amended) on the Effective Date, the Security Documents will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on and security interest in all right, title and interest of each Borrower in the collateral described therein, and the Collateral Agent will possess, for the benefit of the Secured Parties, a fully perfected and continuing first priority Lien on and security interest in all right, title and interest of each Borrower in the collateral described in the Security Documents, subject to no Liens other than Permitted Liens. All equity interests in each Borrower shall be included in the Collateral.

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                  4.32 1993 Subordinated Debentures, 1995 Subordinated
Notes, and the 1996 Subordinated Notes.

                  (a) All of the Loan Obligations constitute and will constitute "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning ascribed to such terms in the 1993 Subordinated Debenture Indenture. The subordination provisions of the 1993 Subordinated Debenture Indenture are enforceable against Genesis and the holders from time to time of the 1993 Subordinated Debentures.

                  (b) Interest paid or incurred by Genesis with respect to the 1993 Subordinated Debentures is and shall be allowed to Genesis as a deduction for purposes of computing taxable income of Genesis under the Code.

                  (c) All of the Loan Obligations constitute and will constitute "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning ascribed to such terms in the 1995 Subordinated Note Indenture. The subordination provisions of the 1995 Subordinated Note Indenture are enforceable against Genesis and the holders from time to time of the 1995 Subordinated Notes.

                  (d) From and after the execution and delivery of the 1996 Subordinated Note Indenture and the issuance of the 1996 Subordinated Notes, (i) all of the Loan Obligations will constitute "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning ascribed to such terms (or similar terms) in the 1996 Subordinated Note Indenture and (ii) the subordination provisions of the 1996 Subordinated Note Indenture will be enforceable against Genesis and the holders from time to time of the 1996 Subordinated Notes.

                             ARTICLE 5 - CONDITIONS

                  5.1 Conditions to Effectiveness. The effectiveness of this amendment and restatement of the Original Credit Agreement by this Agreement, and the obligation of each Lender to make Loans hereunder and the obligation of the Issuer to issue (or to be deemed to have issued) any Letter of Credit hereunder is subject to the satisfaction, of the following conditions precedent (in addition to the conditions precedent set forth in Section 5.2 hereof in the case of the making of Loans or the issuance (or deemed issuance) of Letters of Credit):

                  (a) Agreement. The Agent shall have received a counterpart of this Agreement for each Lender, duly executed by each of the Borrowers, by each of the Lenders, by the Issuer and by the Agent.

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



                  (b) Notes. The Agent shall have received an executed Note for each Lender conforming to the requirements hereof and duly executed on behalf of each of the Borrowers.

                  (c) Security Documents. The Agent (or Collateral Agent) shall have received the duly executed copies of the Collateral Agency Agreement and the Pledge Agreement, together with

                             (i) Certificates and instruments representing the stock certificates and other instruments pledged pursuant to such Security Documents, accompanied by duly executed instruments of transfer or assignment in blank, in form and substance satisfactory to the Agent and Collateral Agent; and

                             (ii) Evidence of the completion of all recordings and filings (including Uniform Commercial Code financing statements) with respect to, and of all other actions with respect to, the above Security Documents as may be necessary or, in the opinion of the Agent, desirable to create, perfect or protect the Liens created or purported to be created thereby.

                  (d) Lien Searches To the extent required by the Agent, evidence of recent searches respecting Uniform Commercial Code and judgment liens showing no filings or recordings, except for (x) Permitted Liens and (y) such other filings and recordings as are acceptable to the Agent (it being understood that such acceptance does not limit any obligations of the Borrowers hereunder or under other Loan Documents).

                  (e) Obligations Under Existing Credit Agreement. All principal, interest, premiums, fees and other amounts outstanding or otherwise due and payable with respect to the Original Credit Agreement or the other "Loan Documents" referred to therein shall have been paid in full or refinanced with Loans hereunder.

                  (f) Synthetic Lease Facility. The Synthetic Lease Facility and other Synthetic Lease Facility Documents shall have been duly executed and delivered and shall be in full force and effect and a Responsible Officer of Genesis shall deliver to the Agent, with copies for each Lender, a certificate to such effect together with a copy of such documents.

                  (g) [INTENTIONALLY OMITTED]

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



                  (h) Corporate or Partnership Proceedings. The Agent shall have received, with a counterpart for each Lender Party, certificates by the Secretary or Assistant Secretary of each Borrower dated as of the Effective Date as to (i) true copies of the articles of incorporation and bylaws or partnership agreement (or other constituent documents) of such Borrower in effect on such date, (ii) true copies of all corporate or partnership action taken by such Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of such Borrower executing this Agreement and the other Loan Documents to which such Borrower is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received, with a copy for each Lender Party, copies of (x) certificates from the appropriate Secretary of State or other applicable Governmental Authority dated not more than 30 days before the Effective Date showing the good standing of each Borrower in its state of incorporation or organization and (y) certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the Effective Date showing the good standing of Genesis in each state in which Genesis does business.

                  (i) Insurance. If requested by the Agent, the Borrowers shall have delivered evidence that the insurance policies required by this Agreement and the other Loan Documents have been obtained and are in effect.

                  (j) Litigation. There shall not be pending (or to the knowledge of any Borrower after due inquiry, threatened) any action, suit, proceeding or investigation by or before any Governmental Authority seeking to challenge, prevent or declare illegal any of the transactions contemplated by the Loan Documents.

                  (k) Other Conflicts. The Agent shall have received, with copies for each Lender, true and correct copies of each consent, waiver, amendment or agreement which has been obtained by or on behalf of any Borrower or any Restricted Subsidiary of Borrower in respect of any matter which would, absent such consent, waiver, amendment or agreement, be within the scope of clause (b)(ii) of Section 4.5 hereof, and such items shall be satisfactory in form and substance to the Agent and shall be in full force and effect.

                  (l) Financial Statements, Projections, Etc. The Agent shall have received, with a counterpart for each Lender Party, copies of such of the financial statements, and projections referred to in Sections 4.6, 4.7 and 4.9 hereof as it shall request.

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




                  (m) Legal Opinion of Counsel to the Borrowers. The Agent shall have received, with an executed counterpart for each Lender Party, an opinion addressed to each Lender Party, dated the Effective Date, of Blank, Rome, Comisky & McCauley, counsel to each of the Borrowers, as to such matters as may be requested by the Agent and in form and substance satisfactory to the Agent.

                  (n) Fees, Expenses, Etc. All fees and other compensation required to be paid to the Agent, the Issuer or the Lenders on or prior to the Effective Date pursuant to the terms hereof or as otherwise agreed by any of the parties hereto shall have been paid or received.

                  (o) No Material Adverse Change, Etc. There shall not have occurred any material adverse change in the business, operations, assets or condition (financial or otherwise) or prospects of Genesis and its consolidated Subsidiaries from that reflected in the financial statements referred to in Section 4.7 hereof. There shall not have occurred any adverse change in the business lines or prospects of any Borrower or any Restricted Subsidiary of any Borrower.

                  (p) Additional Matters. The Agent shall have received such other certificates, opinions, documents (including licenses, permits and accreditations and releases executed by entities, if any, which were Borrowers under the Original Credit Agreement but are not Borrowers hereunder) and instruments as may be reasonably requested by the Agent.

                  5.2 Conditions to All Loans and to Issuance of All Letters of Credit. The obligation of each Lender to make any Loan and the obligation of the Issuer to issue any Letter of Credit is subject to (in addition to the conditions specified in Section 5.1 hereof) satisfaction of the following further conditions precedent:

                  (a) Notice. Appropriate notice for the making of such Loan or the issuance of such Letter of Credit shall have been given by the applicable Borrower as provided in Article 2 or Article 3 hereof.

                  (b) Representations and Warranties. Each of the representations and warranties made by each Loan Party herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to any Loans requested to be made and the issuance of any Letters of Credit requested to be issued on such date. Without limiting the generality of the foregoing, both before and after giving effect to the proposed Loan or

         Letter of Credit, Genesis shall be in compliance with the financial tests set forth in Section 5.9 of the 1995 Subordinated Note Indenture and any similar provisions in the 1996 Subordinated Note Indenture.

                  (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing or shall exist on such date or after giving effect to any Loans requested to be made and any Letters of Credit requested to be issued on such date.

                  (d) No Violations of Law. Neither the making nor use of any Loans nor the issuance or use of the proceeds of any Letters of Credit shall cause any Lender Party to violate or conflict with any Law.

                  (e) No Material Adverse Effect. There shall not have occurred, or be threatened, any event, act or condition which could have a Material Adverse Effect.

Each request by a Borrower for the making of any Loan or the issuance of any Letter of Credit shall constitute a representation and warranty by such Borrower that the conditions set forth in this Section 5.2 have been satisfied as of the date of such request. Failure of the Agent to receive notice from such Borrower to the contrary before such Loan is made or such Letter of Credit is issued shall constitute a further representation and warranty by such Borrower that the conditions referred to in this Section 5.2 have been satisfied as of the date such Loan is made or such Letter of Credit is issued.

                        ARTICLE 6 - AFFIRMATIVE COVENANTS

                  The Borrowers hereby covenant to each Lender Party as follows:

                  6.1 Reporting Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of Genesis, Genesis, on behalf of the Borrowers, shall furnish to the Agent, with a copy for the Issuer and each Lender, consolidated statements of income, cash flows and changes in stockholders' equity of Genesis and its consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of Genesis and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an opinion of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by the Borrowers and satisfactory to the Required Lenders. Such opinion shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Genesis and its consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP. Concurrently with the delivery of the financial statements referred to above in this paragraph (a) Genesis, on behalf of the Borrowers, shall furnish to the Agent, with a copy for the Issuer and each Lender, (1) unaudited statements of income, cash flows and changes in stockholders' equity for each of (x) Genesis and the Restricted Subsidiaries on a consolidated basis and (y) the Unrestricted Entities on a consolidated basis, for such fiscal year and (2) a balance sheet of each of (x) Genesis and the Restricted Subsidiaries on a consolidated basis and (y) the Unrestricted Entities on a consolidated basis, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding year. Such unaudited financial statements shall be certified by a Responsible Officer of Genesis as presenting fairly the financial position of the subject entities as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP.

                  (b) Quarterly Consolidated Reports. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of Genesis, Genesis, on behalf of the Borrowers, shall furnish to the Agent, with a copy for the Issuer and each Lender, (1) unaudited consolidated statements of income, cash flows and changes in stockholders' equity for each of (x) Genesis and its consolidated Subsidiaries, (y) Genesis and its Restricted Subsidiaries on a consolidated basis and (z) the Unrestricted Entities on a consolidated basis as of the close of such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and (2) unaudited balance sheets of each of such three groups of entities as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end). Such financial statements shall be certified by a Responsible Officer of Genesis as presenting fairly the financial position of the subject entities as of the end of such fiscal quarter and year-to-date period, and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal quarter and year-to-date period, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) INTENTIONALLY OMITTED

                  (d) Quarterly Compliance Certificates. Genesis, on behalf of the Borrowers, shall deliver to the Agent, with a copy for the Issuer and each Lender, an Officer's Compliance Certificate concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section
6.1 (a "Quarterly Compliance Certificate"). Each Quarterly Compliance Certificate shall include for informational purposes, in addition to the information set forth in other Officer's Compliance Certificates, the calculations necessary to confirm compliance with the financial covenants set forth in Section 5.9 of the 1995 Subordinated Note Indenture and any similar provisions in the 1996 Subordinated Note Indenture. The Quarterly Compliance Certificate which is to be delivered concurrently with the annual audited financial statements referred to in subsection (a) of this Section 6.1 shall also be certified by the independent certified public accountants which provide the opinion referred to in such subsection (a).

                  (e) Certain Other Reports and Information. Promptly upon their becoming available to any Borrower, such Borrower shall deliver to the Agent, with a copy for the Issuer and each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which any Borrower or any Restricted Subsidiary of any Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by any Borrower or any Restricted Subsidiary to its stockholders, bondholders or the financial community generally, and (iii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, any Borrower or any Restricted Subsidiary of any Borrower.

                  (f) INTENTIONALLY OMITTED

                  (g) Projections. As soon as practicable, and in any event within 60 days of the beginning of each fiscal year of Genesis, Genesis, on behalf of the Borrowers, shall furnish to

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



the Agent, with a copy for the Issuer and each Lender, a copy of the projections prepared by the Borrowers demonstrating the projected consolidated financial condition and results of operations of the Borrowers and their Restricted Subsidiaries, for the five-year period commencing on the first day of such fiscal year, which projections shall be accompanied by a written statement of the assumptions and estimates underlying such projections and on the basis of which such projections shall have been prepared. Such projections, assumptions and estimates shall be accompanied by a statement, certified by a Responsible Officer of Genesis, to the effect that as of the date of preparation thereof and as of the date of delivery thereof pursuant to this Section 6.1(g), such projections, assumptions and estimates were reasonable, made in good faith, consistent with the Loan Documents and represent the Borrowers' best judgment as to such matters at such times.

                  (h) Age Florida Financial Statements. At any time that indebtedness under the AGE Florida Financing Facility is in excess of Fifteen Million Dollars ($15,000,000), the Borrowers shall promptly furnish, or cause to be furnished, to the Agent, with a copy for each Lender Party, all financial statements of Age Florida (or Age Florida and its Subsidiaries) which the Agent may request.

                  (i) Modifications to Schedules. The Borrowers may, from time to time, furnish to the Agent, with a copy for the Issuer and each Lender, revisions to certain schedules hereto, necessary to reflect information respecting transactions permitted hereunder in such form as the Agent may reasonably request. Unless the Agent notifies Genesis to the contrary, such revisions (if they reflect transactions and events permitted hereunder and under the other Loan Documents (in all cases after taking account of all waivers and amendments thereto)) shall be deemed to be amendments hereto.

                  (j) Notice of Certain Events. Promptly upon any Borrower becoming aware of any of the following, the Borrowers shall give the Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower which gives such notice setting forth the details thereof and any action with respect thereto taken or proposed to be taken by any Borrower:

                  (i) Any Event of Default or Potential Default.

                  (ii) Any material adverse change in the business, operations or condition (financial or otherwise) or prospects of any Borrower or any Subsidiary of any Borrower.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Borrower or any

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



         Subsidiary of any Borrower, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (iv) Any material violation, breach or default by Genesis or any Subsidiary thereof of or under the 1993 Subordinated Debentures, the 1993 Subordinated Debenture Indenture, the 1995 Subordinated Notes, the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture, the First Mortgage Bond Documents, the AGE Florida Documents, the Silver Lake Dover Documents, the Silver Lake Bristol Documents, agreements respecting the investment in Doctors Health System, Inc., any Assumed Indebtedness or any other agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of Genesis and its Restricted Subsidiaries taken as a whole.

                  (v) (A) Any termination for default of any Management Agreement, any lease by a Restricted Subsidiary of a nursing or other healthcare facility or any other real property or any other agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of Genesis and its Restricted Subsidiaries taken as a whole, (B) any termination for convenience or other early termination or failure to exercise any option to renew by the other party to any Management Agreement, any lease referred to in clause (A) above or any other agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of Genesis and its Restricted Subsidiaries taken as a whole except, with respect to this clause (B), for any termination or failure to renew which, individually or in the aggregate with all other such terminations or failures to renew, could not have a Material Adverse Effect or (C) any actual or threatened suspension, debarment or declaration of ineligibility of any Borrower or any Subsidiary by any Governmental Authority, including but not limited to any actual or threatened suspension, debarment or declaration of ineligibility with respect to any Medicare or Medicaid program.

                  (vi) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by any Loan Party or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500

         Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  (vii) Any Environmental Claim pending or threatened against any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates) that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

                  (viii) Any material violation, breach or default by Genesis or any Subsidiary of Genesis of the terms of the Synthetic Lease Facility or other Synthetic Lease Facility Documents.

                  (k) Visitation; Verification. The Borrowers shall permit such Persons as the Agent or any Lender may designate from time to time to visit and inspect any of the properties of the Borrowers and of any Restricted Subsidiary, to examine and verify their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective directors, officers, employees and independent accountants upon prior notice at such times during regular business hours, and as often, as the Agent may reasonably request. The Borrowers hereby authorize such officers, employees and independent accountants to discuss with the Agent or any Lender the affairs of the Borrowers and their Restricted Subsidiaries. The Borrowers shall cooperate, and shall cause each of its Restricted Subsidiaries to cooperate, with the Agent and the Lenders in such inspection and verification. Any examination and verification of accounts and inventory shall be at the expense of the Lenders, with each Lender to be responsible for its Pro Rata Share of such expense.

                  (l) Environmental Audit. The Agent shall have the right, at the direction of the Required Lenders and at the expense of the Lenders in proportion to their respective Pro Rata Shares, from time to time to designate such Persons (the "Environmental Auditors") as the Agent may select to visit, inspect and have access to any of the properties, products or wastes of each Borrower and each Restricted Subsidiary and, to the extent possible, their respective Environmental Affiliates, for the purpose of investigating whether there may be a basis for any Environmental Claim or any condition which could result in

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



any liability, cost or expense to the Agent or any Lender. Such investigation may include, among other things, above and below ground testing for the presence of Environmental Concern Materials and such other tests as may be necessary or advisable in the opinion of the Agent. The Borrowers will supply to the Environmental Auditors such historical and operational information, including the results of all samples sent for analysis, correspondence with Governmental Authorities and environmental audits or reviews regarding properties, products and wastes of any Borrower, any Restricted Subsidiary or any of their respective Environmental Affiliates as are within its possession, custody or control, or which are available to any of them, and will make available for meetings with the Environmental Auditors appropriate personnel employed by or consultants retained by the Borrowers and Restricted Subsidiaries having knowledge of such matters.

                  (m) Annual Bank Meeting. The Borrowers shall cooperate in the arrangement of, and shall cause appropriate officers thereof to attend and participate in, an annual bank meeting at the request of the Agent.

                  (n) Other Information. In addition, the Borrowers will promptly furnish to the Agent such other information as the Agent may reasonably request.

                  6.2 Insurance. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as are customary in the case of Persons engaged in the same or similar businesses or having similar properties similarly situated and as is satisfactory from time to time to the Required Lenders, including insurance covering its respective properties, buildings, machinery, equipment, tools, furniture, fixtures and operations, and medical malpractice, professional liability and public liability, as well as business interruption, all of which insurance in any event shall not provide for a materially lower level of coverage than the insurance referred to in Schedule 4.21 hereto. The Borrowers shall, if so requested by the Collateral Agent or the Agent, deliver to the Collateral Agent or the Agent original or duplicate policies of such insurance and, as often as the Collateral Agent or the Agent may reasonably request, a report of a reputable insurance broker, or an insurance company representative if an insurance broker is not involved, with respect to such insurance.

                  6.3 Payment of Taxes and Other Potential Charges and Priority Claims. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties; and

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and all other lawful claims which, in each case if unpaid, might result in the creation of a Lien upon any of its properties, provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Borrower or such Restricted Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and (z) to the extent that the aggregate amount of such taxes, assessments, charges or claims at any time exceeds $250,000, the Borrowers deposit and maintain with the Agent a bond or other security satisfactory to the Required Lenders in such amount as the Required Lenders shall require to assure the discharge of such excess amount.

                  6.4 Preservation of Status. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, or maintain its status as a partnership duly organized and validly existing under the laws of its jurisdiction of organization. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, continue to be duly qualified to do business as a foreign corporation or partnership, as the case may be, and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  6.5 Governmental Approvals and Filings. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document by any Borrower, consummation by any Borrower of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Borrower or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  6.6 Power To Carry On Business.  Each of the
Borrowers shall, and shall cause each of its Restricted

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



Subsidiaries to, (a) maintain in effect all licenses, permits, approvals, consents, qualifications, authorizations and accreditations necessary or appropriate to own and operate all nursing or other facilities which it owns or operates and (b) obtain all licenses, permits, approvals, consents, qualifications, authorizations and accreditations necessary or appropriate to own and operate all nursing or other facilities which it acquires.

                  6.7 Maintenance of Properties. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  6.8 Material Restricted Subsidiaries As Borrowers. The Borrowers shall cause all of their Subsidiaries which are Material Restricted Subsidiaries to be Borrowers hereunder (by signing Joinder Supplements hereto, executing Notes or allonges thereto and taking such other action as the Agent may reasonably request) and to cause all the capital stock or other equity interests in such Material Restricted Subsidiaries to be pledged to the Collateral Agent pursuant to the Security Documents.

                  6.9 Financial Accounting Practices. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Borrowers shall, and shall cause each of the Restricted Subsidiaries to, have a fiscal year ending September 30.

                  6.10 Use of Proceeds. The Borrowers shall apply the proceeds of the Loans only for, and shall request the issuance of Letters of Credit only for, the respective purposes described in Section 4.28 hereof. The Borrower shall not use the proceeds of any Loans hereunder, or request the issuance of Letters of Credit hereunder, directly or indirectly in violation of Regulations

U or G of the Board of Governors of the Federal Reserve System, as amended from time to time, for any unlawful purpose or in any manner inconsistent with
Section 4.28 hereof or any other provision of any Loan Document.

                  6.11 Preservation of Status as Senior Indebtedness. Genesis shall promptly take all action requested by the Agent or otherwise necessary at any time to protect, preserve and give effect to (a) the status of the Lenders, the Issuer and the Agent as the holders of "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning of the 1993 Subordinated Debenture Indenture and (b) the status of the Lenders, the Issuer and the Agent as the holders of "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning of the 1995 Subordinated Note Indenture and (c) the status of the Lenders, the Issuer and the Agent as holders of "Senior Indebtedness" and "Designated Senior Indebtedness" (or similar term used therein) within the meaning of the 1996 Subordinated Note Indenture.

                  6.12 Interest Rate Hedging Agreements. Genesis shall, from time to time, enter into one or more Qualifying Interest Rate Hedging Agreements to the extent necessary to ensure that at all times at least 30% of the Consolidated Funded Indebtedness of the Borrowers effectively bears, or is capped at, a fixed interest rate.

                  6.13 Continuation of or Change in Business. Each of the Borrowers and each Restricted Subsidiary of each Borrower shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and no Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to, engage in any other business.

                  6.14 Corporate Separateness. Each of the Borrowers shall, and shall cause each of its Restricted Subsidiaries to, conduct its business and operations and the business and operations of each Restricted Subsidiary separately from that of each Unrestricted Entity, and cause each Unrestricted Entity to conduct its business and operations separately from that of such Borrower and the Restricted Subsidiaries, including, without limitation, (i) not commingling funds or other assets of an Unrestricted Entity with the funds or other assets of the Borrower or a Restricted Subsidiary; (ii) maintaining separate corporate and financial records and observing all corporate formalities; (iii) causing each Unrestricted Entity to pay its liabilities from its assets; provided that this clause shall not prohibit a Borrower or any Restricted Subsidiary from making an Investment in an Unrestricted Entity that is otherwise permitted under Section 7.10 of this Agreement; (iv) maintaining capitalization adequate to meet the business needs of each Unrestricted Entity;
(v) causing all reports and filings of the Borrower to refer to each Unrestricted Entity as a Subsidiary

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



rather than as a division; and (vi) causing each Unrestricted Entity to conduct its dealings with third parties in its own name and as a separate and independent entity.

                         ARTICLE 7 - NEGATIVE COVENANTS

                  The Borrowers hereby covenant to each Lender Party as follows:

                  7.1 Financial Covenants.

                  (a) Fixed Charge Coverage. The Fixed Charge Coverage Ratio shall be at least equal to the ratios set forth below during the periods indicated below:

                             Period                           Ratio
                             ------                           -----
                  from the Effective Date
                  through June 30, 1997                    2.15 to 1.00

                  from July 1, 1997 through
                  through September 30, 1999               2.25 to 1.00

                  from October 1, 1999
                  and thereafter                           2.50 to 1.00.

                  (b) Senior Funded Debt/Cash Flow. The Senior Funded Debt/Cash Flow Ratio shall be not greater than 4.0 to 1 at any time from the Effective Date through September 30, 1999 and shall be not greater than 3.50 to 1 at any time thereafter.

                  (c) Consolidated Net Worth. The total amount of stockholders' equity of Genesis and its Restricted Subsidiaries on a consolidated basis at any date of determination after the Effective Date shall be not less than the sum of
(i) Four Hundred and Fifty Million Dollars ($450,000,000) plus (ii) an amount equal to the net proceeds of all equity offerings of Genesis on a cumulative basis commencing with the Effective Date through such date of determination plus
(iii) 75% of the cumulative amount of Net Income (which shall not be reduced by the amount of any net loss for any fiscal quarter) of Genesis and its Restricted Subsidiaries on a consolidated basis for the period commencing on the first day of the fiscal quarter in which the Effective Date occurs through the last day of the fiscal quarter ending on, or most recently prior to, such date of determination.

                  (d) Total Funded Debt/Cash Flow. The Total Funded Debt/Cash Flow Ratio shall be not greater than 5.00 to 1 at any time from the Effective Date through September 30, 1999 and shall be not greater than 4.50 to 1 at any time thereafter.

                  (e) Calculations of Financial Covenants. The financial covenants set forth in this Section 7.1 shall be tested at the end of each fiscal quarter and at such other times as may be required by the terms of this Agreement. Following the effective date of any Acquisition that is effected by Genesis or any of its Restricted Subsidiaries and that is permitted under
Section 7.9(c) hereof, the financial covenants set forth in this
Section 7.1 shall be computed on a pro forma basis as if the effective date of such Acquisition had been the first day of the earliest of the four fiscal quarters ended on, or most recently prior to, such actual date of the Acquisition. For purposes of such computation, the Borrowers may elect to make pro forma income statement adjustments at the time of the effective date of such Acquisition under the following circumstances: (i) adjustments to reflect the elimination of that portion of salary and employee benefit expenses relating to owners, management and board members of the Person so acquired that, as a consequence of such Acquisition, will no longer be incurred by the Person so acquired on an on-going basis following the Acquisition, to the extent demonstrated by Genesis to the satisfaction of the Agent, and (ii) adjustments to reflect any other savings in expenses which will be realized by such Person so acquired as a consequence of such Acquisition, to the extent demonstrated by Genesis to the satisfaction of the Required Lenders. Following the effective date of any disposition that is effected by Genesis or any of its Restricted Subsidiaries and that is permitted under
Section 7.10 hereof, the financial covenants set forth in this
Section 7.1 shall be computed on a pro forma basis as if the effective date of such disposition had been the first day of the earliest of the four fiscal quarters ended on, or most recently prior to, such actual date of disposition. Similarly, following the effective date of any designation or redesignation of a Subsidiary or Investment pursuant to the terms of Section 7.6 below, if the effect of such designation or redesignation is to change the entities which constitute Restricted Subsidiaries, the financial covenants set forth in this Section 7.1 shall be computed on a pro forma basis as if the effective date of such designation or redesignation had been the first day of the earliest of the four fiscal quarters ended, or most recently prior to, such actual date of the designation or redesignation as the case may be.

                  7.2 Liens. No Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its assets (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

                  (a) Liens pursuant to the Security Documents in favor of the Collateral Agent for the benefit of the Secured
         Parties;

                  (b) Liens existing on the Effective Date securing obligations existing on the Effective Date, as such Liens and obligations are listed in Schedule 7.2 hereto (and extension, renewal and replacement Liens upon the same property theretofore subject to a listed Lien, provided that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the corresponding Lien theretofore existing);

                  (c) Liens arising from taxes, assessments, charges or claims described in Section 6.3 hereof that are not yet due or that remain payable without penalty;

                  (d) Liens arising from taxes, assessments, charges or claims described in Section 6.3 hereof to the extent determined to remain unpaid under the proviso to such Section 6.3, provided that the aggregate amount secured by all Liens described in this subsection (d) shall not at any time exceed $500,000;

                  (e) INTENTIONALLY OMITTED

                  (f) Liens existing on real estate and equipment acquired by any Borrower in an Acquisition permitted under Section 7.9 hereof so long as any such Lien (i) secures only corresponding Assumed Indebtedness permitted hereunder and (ii) is confined solely to such property so acquired and proceeds thereof;

                  (g) Liens on Synthetic Lease Property which secure obligations under the Synthetic Lease Facility and other
         Synthetic Lease Facility Documents;

                  (h) Liens on stock and equity interests held in Unrestricted Entities so long as such Liens do not secure Indebtedness prohibited hereunder; and

                  (i) Other Liens securing Indebtedness permitted under Section
         7.3 hereof in an amount not to exceed Twenty-Five Million Dollars ($25,000,000).

provided, however, no Lien permitted under clauses (f), (h) or (i) above shall be created at any time, if there shall exist, either before or after giving effect to such transaction, an Event of Default. "Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section 7.2 shall be construed to limit any other restriction on Liens imposed by the Security Documents or otherwise in the Loan Documents.

                  7.3 Indebtedness. No Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness (including Indebtedness of Unrestricted Entities for which there is recourse (contingent or otherwise) to Genesis or a Restricted Subsidiary), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Indebtedness to the Lender Parties pursuant to this Agreement and the other Loan Documents;

                  (b) INTENTIONALLY OMITTED

                  (c) Indebtedness constituting intercompany loans and advances permitted by clause (b) of Section 7.5 hereof;

                  (d) Indebtedness evidenced by the 1993 Subordinated Debentures, Indebtedness evidenced by the 1995 Subordinated Notes and (subject to receipt of an opinion of Borrowers' counsel as to the "Senior Indebtedness" status of the Loan obligations under the 1996 Subordinated Note Indenture, which opinion shall be substantially the same as the opinion delivered hereunder relative to the 1995 Subordinated Note Indenture) Indebtedness evidenced by the 1996 Subordinated Notes;

                  (e) Obligations of Genesis under any Qualifying
         Interest Rate Hedging Agreement entered into pursuant to
         Section 6.12 hereof;

                  (f) Indebtedness under the Synthetic Lease Facilities and other Synthetic Lease Facility Documents in a principal amount not to exceed One Hundred and Fifty Million Dollars ($150,000,000);

                  (g) Geri-Med Debt provided that such Indebtedness shall, at no time, be in an aggregate principal amount exceeding One Hundred and Thirty-Five Million Dollars ($135,000,000);

                  (h) INTENTIONALLY OMITTED

                  (i) Indemnities by a Borrower or a Subsidiary of a Borrower of the liabilities of its directors or officers or employees in their capacities as such as permitted by Law; and

                  (j) Other Indebtedness incurred from time to time, provided that the aggregate principal amount of all such other Indebtedness shall not exceed One Hundred Million Dollars ($100,000,000) at any time and it shall be incurred on terms which comply with the provisions of
         Section 7.17
         and other terms hereof. All such Indebtedness as of the date of this Agreement is listed on Schedule 7.3 hereto.

At the time any Indebtedness is incurred pursuant to clause (j) of this Section 7.3, Genesis shall notify the Agent and shall deliver to the Agent, with copies for each Lender, an Officer's Compliance Certificate showing pro forma compliance with the covenants referred to therein after giving effect to the proposed Indebtedness. Any Indebtedness of a Borrower to an Affiliate of such Borrower which is not itself a Borrower hereunder shall be evidenced by a Subordinated Affiliate Note.

                  7.4 Avoidance of Other Conflicts. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

                  (a) any Law,

                  (b) its articles of incorporation of bylaws (or other constituent documents), or

                  (c) any agreement or instrument to which it is party or by which any of them or any of their respective Restricted Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except, with respect to (a) or (c), for matters that could not, individually or in the aggregate, have a Material Adverse Effect.

                  7.5 Loans, Advances and Investments. No Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to, at any time (i) make or suffer to exist or remain outstanding any loan or advance to, or (ii) purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or (iii) make any capital contribution to or other investment in any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing (any and all of the foregoing are collectively referred to as "Investments" or individually as an "Investment"), except:

                  (a) Receivables owing to a Borrower or a Restricted Subsidiary of a Borrower arising from provision of services or sales of inventory under usual and customary terms in the ordinary course of business; and loans and advances extended by a Borrower or a Restricted Subsidiary of a Borrower to subcontractors or suppliers (excluding subcontractors or suppliers which are non-Borrower Affiliates of that Borrower or Restricted Subsidiary) under usual and customary terms in the ordinary course of business;

                  (b) Loans from a Borrower or Restricted Subsidiary to another Borrower or Restricted Subsidiary provided, however, if such loan is being made by a non-Borrower to a Borrower, it shall be evidenced by one or more Subordinated Affiliate Notes;

                  (c) The capital stock or other ownership interests of a Subsidiary permitted under Section 7.6 below.

                  (d) Cash Equivalent Investments;

                  (e) Loans to Age Florida existing on the date hereof pursuant to the Age Financing Facility in an aggregate principal amount not to exceed at any time Fifty Five Million Dollars ($55,000,000) provided, that (i) the AGE Florida Management Agreement shall remain in effect so long as any Indebtedness is outstanding under the AGE Florida Financing Facility; and (ii) so long as the outstanding amount of loans and advances made pursuant to this clause (e) shall be in excess of Ten Million Dollars ($10,000,000), Genesis or its Subsidiaries shall have a first priority Lien on substantially all of the assets of AGE Florida; and

                  (f) Other Investments not covered by clauses (a) through (e) of this Section 7.5 provided, that

                             (i) the aggregate amount of all such Investments
                  (which shall include all existing and new commitments for Investments) together with (but without duplication) the aggregate amount of all dispositions of Unrestricted Entities pursuant to Section 7.10(f) shall not, at any date of determination, exceed an amount equal to ten percent (10%) of the Total Assets of Genesis and its Restricted Subsidiaries on a consolidated basis as at the end of the fiscal quarter ended on, or most recently prior to, such date of determination. The foregoing ratio is to be tested at the time any Investment is made pursuant to this clause (f), at the time of any disposition of an Unrestricted Entity pursuant to Section 7.10(f) and at the end of each fiscal quarter of the Borrowers; and

                             (ii) no Event of Default shall then exist either
                  before or after giving effect to such transaction and prior to the making of any Investment in excess of $2,000,000, Genesis, on behalf of the Borrowers, shall deliver to the Agent, with copies for each Lender, a certificate of a Responsible Officer of Genesis demonstrating pro forma compliance with the foregoing covenant after giving effect to the proposed
                  Investment.

The "amount" of any Investment referred to in this Section 7.5 shall mean the sum of the following (without duplication): the amount of cash paid for or contributed to such Investment; the fair market value of any equity or assets constituting consideration for or contributed to such Investment; and any commitment to pay, contribute, incur, or become liable for any of the foregoing. The "amount" of any Disposition referred to in this Section 7.5 shall mean the fair market value of the asset (including equity) subject to such disposition.

                  7.6 Issuance of Subsidiary Stock or Other Ownership Interests; Designation of "Unrestricted Entity", Etc.

                  (a) Subsidiaries. The Borrowers shall not, and shall not permit any Restricted Subsidiary to, create, acquire, dispose of, or change any interest in any Subsidiary except (subject to the restrictions set forth in paragraphs (b), (c), (d) and (e) below) as follows:

                             (i) Subsidiaries (or any interest therein) may be created or acquired in connection with an Acquisition to the extent permitted under Section 7.9 below;

                             (ii) Subsidiaries (or any interest therein) may be created or acquired in connection with an Investment to the extent permitted under Section 7.5(f) above;

                             (iii) Subsidiaries may be created as wholly-owned Restricted Subsidiaries of Genesis or other Restricted Subsidiaries; and

                             (iv) Subsidiaries (or any interest therein) may be disposed of pursuant to the provisions of Section 7.10 hereof.

                  (b) Unrestricted Entities. Interests in Subsidiaries and Investments may (subject to the provisions of Sections 7.5(f) (Investments), 7.10 (Dispositions) and 7.6(e) below) from time to time be designated or redesignated as Unrestricted Entities. All interests in Unrestricted Entities shall be deemed Investments made pursuant to Section 7.5(f) and shall be subject to the financial and other conditions set forth therein.

                  (c) Non-Material Restricted Subsidiaries. Each Non-Material Restricted Subsidiary shall, as at any date of determination,

                             (i) have Total Assets equal to or less than Two Million Five Hundred Thousand Dollars ($2,500,000) and

                             (ii) have Cash Flow for the four fiscal quarters ending on, or most recently prior to, such date of determination less than Two Million Five Hundred Thousand Dollars ($2,500,000)

provided, however, that at all times the aggregate consolidated amount of Total Assets of all Non-Material Restricted Subsidiaries shall be less than ten percent (10%) of the aggregate consolidated amount of Total Assets of Genesis and its consolidated Subsidiaries and provided, further, that at all times, the aggregate consolidated amount of Cash Flow of all Non-Material Restricted Subsidiaries shall be less than ten percent (10%) of the aggregate consolidated amount of Cash Flow of Genesis and its consolidated Subsidiaries in each case for the four fiscal quarters ended on, or most recently prior to, such date. No Restricted Subsidiary which has a Subsidiary that is a Material Restricted Subsidiary shall, itself, be a Non-Material Restricted Subsidiary.

                  (d) Material Restricted Subsidiaries. Each Subsidiary of Genesis that is neither a "Non-Material Restricted Subsidiary" nor an "Unrestricted Entity" shall be a Material Restricted Subsidiary. At all times,
(i) the Cash Flow of the Material Restricted Subsidiaries on a consolidated basis, for any fiscal quarter, must be equal to or greater than ninety per cent (90%) the Cash Flow of Genesis and its Subsidiaries, on a consolidated basis, for such fiscal quarter and (ii) the Total Assets of the Material Restricted Subsidiaries on a consolidated basis must be equal to or greater than ninety per cent (90%) of the Total Assets of Genesis and its Subsidiaries on a consolidated basis. Each Material Restricted Subsidiary must, at all times, be a Borrower hereunder and all ownership interests therein must be duly pledged to the Collateral Agent pursuant to the Security Documents. The "Lessee" or any "Subtenant" (as each such term is defined in the Synthetic Lease Facility) shall be a Material Restricted Subsidiary.

                  (e) Designation. On the Effective Date, Schedule 4.15 hereto shall specify the designation of each Subsidiary of Genesis and Schedule 4.16 hereto shall specify each Investment (that is not a Subsidiary and) that is an "Unrestricted Entity". Thereafter, subject to the provisions of this Agreement Genesis may, from time to time, designate (or with the consent of the Agent, redesignate) a Subsidiary as a "Material Restricted Subsidiary", a "Non-Material Restricted Subsidiary" or an "Unrestricted Entity" and may, from time to time, designate an Investment as an "Unrestricted Entity" (or with the consent of the Agent, redesignate such Investment so as not to be an "Unrestricted Entity") subject to the following conditions:

                             (i) At any time a Subsidiary is formed or acquired in accordance with the terms of this Agreement, at any time any other Investment is made in accordance with the terms of this Agreement and at any time that Genesis shall desire to change the designation of a Subsidiary or Investment in accordance with the terms of this Agreement, Genesis shall deliver to the Agent:

                                     1) a writing specifying,

                                            (w) the Subsidiary or Investment
                                            subject to such designation or
                                            redesignation,

                                            (x) whether the designation or
                                            redesignation, as the case may be,
                                            is a "Material Restricted
                                            Subsidiary", a "Non-Material
                                            Restricted Subsidiary" or an
                                            "Unrestricted Entity" (and in the
                                            case of a redesignation, the former
                                            designation),

                                            (y) a statement that such
                                            designation or redesignation
                                            complies with the terms of this
                                            Section 7.6 and the basis for
                                            such statement, and

                                             (z) a statement that no Event of
                                            Default or Potential Default then
                                            exists or is caused thereby
                                            (including any default under Section
                                            7.3 (Indebtedness) or Section 6.14
                                            (Corporate Separateness));

                                     2)  a revised Schedule 4.15 and/or Schedule
                             4.16 to this Agreement;

                                     3) an Officer's Compliance Certificate
                             showing, for the two fiscal quarters immediately preceding the fiscal quarter in which the redesignation is proposed to occur and on a projected basis for the fiscal quarter in which the redesignation is proposed to occur compliance with the financial covenants referred to therein after giving effect to the redesignation; and

                                     4) if applicable, such Joinder Supplements,
                             instruments and other documents as shall be necessary to cause any Subsidiary to become a Borrower hereunder and a "Grantor" under the Security Documents.

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



Any redesignation of a Restricted Subsidiary as an Unrestricted Entity shall be deemed to be a transfer under Section 7.10(e) hereof and shall be subject to the conditions specified therein.

                  7.7 Dividends and Related Distributions. Genesis shall not declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to declare or make any Stock Payment, except as follows:

                  (a) Genesis may from time to time declare and make Stock Payments if such Stock Payments are payable solely in shares of capital stock (or options, warrants or rights therefor) of Genesis.

                  (b) Subject to the provisions of paragraph (d) below, Genesis may from time to time declare and make cash Stock Payments on account of dividends on, its capital stock, if on the date of such payment (or, in the case of a dividend, on the date of declaration) the aggregate amount of all Stock Payments declared or made or to be made under this
         Section 7.7(b) in any fiscal year of Genesis including the amount of the proposed Stock Payment, does not exceed 25% of the Net Income of Genesis and its Restricted Subsidiaries on a consolidated basis for the fiscal year ending on, or most recently prior to, such date of payment or declaration.

                  (c) Subject to the provisions of paragraph (d) below, in addition to the payments described above, Genesis may from time to time declare and make cash Stock Payments on account of purchases, redemptions, retirements or acquisitions of its capital stock (but not cash dividends) if the aggregate amount of all such Stock Payments on a cumulative basis commencing on the Effective Date does not exceed Twenty Million Dollars ($20,000,000).

                  (d) Any Stock Payments pursuant to the preceding paragraphs (b) and (c) shall be subject to the following additional conditions:

                             (i) No Event of Default or Potential Default shall
                  exist either before or after giving effect to such proposed declaration, payment, purchase, redemption, retirement or acquisition; and

                             (ii) The Agent receives, with a copy for each
                  Lender Party, not later than the Business Day after the date of the Stock Payment (or in the case of a dividend, the date of declaration), a certificate signed by a Responsible Officer of Genesis, dated such date of Stock Payment (or in the case of a dividend, the of declaration), describing such Stock Payment, certifying that such Stock Payment is in compliance with the provisions of this Section 7.7, and including a statement in reasonable detail of the information and calculations necessary to establish compliance with this
                  Section 7.7.

Genesis shall not declare any dividend payable later than 60 days after declaration.

                  7.8 Leases. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Leases which are not Capitalized Leases or Synthetic Leases and which are in existence on the Effective Date and listed (including a description of the Rental Expense with respect thereto) in
         Schedule 7.8 hereto;

                  (b) Leases (including subleases) by a Borrower as lessor (or sublessor) to another Borrower as lessee (or sublessee);

                  (c) Capitalized Leases and Synthetic Leases permitted under Section 7.3 hereof; and

                  (d) Other leases which are not Capitalized Leases or Synthetic Leases and then only to the extent that the Rental Expense of the Borrowers and their Restricted Subsidiaries with respect to such other leases does not exceed $10,000,000 in any four consecutive fiscal quarters of Genesis.

                  7.9 Acquisitions, Etc. No Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to engage in any Acquisition (other than an acquisition of assets in the ordinary course of business) or agree, become or remain liable (contingently or otherwise) to do the foregoing, except:

                  (a) (i) A Restricted Subsidiary of Genesis (whether or not a Borrower) may merge with or into or consolidate with (ii) any Borrower, provided that a Borrower is the surviving entity and provided, further, that no Event of Default or Potential Default shall occur and be continuing before or after giving effect to such transaction;

                  (b) A Borrower or a Restricted Subsidiary of a
         Borrower may engage in any other Acquisition not covered by clause (a) of this Section 7.9, provided

                             (i) that such Borrower (for itself or on behalf
                  of its Restricted Subsidiary) delivers to the Lender

                  Parties, not later than 15 Business Days before the consummation of such Acquisition, a notice of the proposed Acquisition, together with (1) copies of audited financial statements of the relevant Person to be acquired for its last three fiscal years most recently ended (to the extent that such audited statements are required to be filed with the Securities and Exchange Commission (or any successor hereto) or are otherwise available to the Borrowers or, to the extent such audited statements are not so available, unaudited statements for as much of such period (as are so required to be filed or otherwise are available to the Borrowers), (2) copies of the interim financial statements of such Person to be acquired for the latest fiscal quarter, (3) a pro forma projected balance sheet of Genesis and its Restricted Subsidiaries as of the date of and after giving effect to, the proposed Acquisition and a pro forma income statement of Genesis and its Restricted Subsidiaries for the four fiscal quarters ended on, or most recently prior to, the date of such proposed Acquisition after giving effect thereto, (4) an Officer's Compliance Certificate showing pro forma compliance with the covenants referred to therein after giving effect to the proposed Acquisition (which certificate may be delivered after the other items referred to in this paragraph (i) but no later than five (5) Business Days prior to the date of the proposed Acquisition), (5) revisions to the most recent projections delivered by Genesis pursuant to Section 6.1(g) hereof, which revisions shall take into account the projected financial condition and results of operations of the acquired Person for the period covered by such projections, (6) copies of any agreements entered into or proposed to be entered into by such Borrower or Restricted Subsidiary in connection with such Acquisition, (7) if applicable, the documents required under Section 7.6(e) above, and (8) such other information about such Person to be acquired or such Acquisition as any Lender Party may reasonably request,

                             (ii) that as part of such Acquisition, all or
                  substantially all of the ownership interests in or assets of such Person will be acquired by such Borrower or Restricted Subsidiary,

                             (iii) that the board of directors (or equivalent
                  governing body) of such Person has approved such Acquisition,

                             (iv) that not less than 75% of such Person's
                  revenues during its most recently completed fiscal year were derived from lines of business which are, at the time of such Acquisition, among the principal lines of business of any of the Borrowers or Restricted
                  Subsidiaries,

                             (v) that no Event of Default or Potential
                  Default shall occur and be continuing before, or after giving effect to, the consummation of such Acquisition,

                             (vi) that a Borrower (including an entity that
                  becomes a Borrower consistent with the provisions of this Agreement or if no Borrower is a party thereto, a Restricted Subsidiary) shall be the surviving entity in any merger effected in connection with such Acquisition and no Acquisition consisting of a consolidation shall be permitted under this Section 7.9(c),

                             (vii) that the Borrowers shall cause any new
                  (direct or indirect) Material Restricted Subsidiary of Genesis which is created or acquired as a direct or indirect result of, or in connection with, such Acquisition, and any (direct or indirect) Non-Material Restricted Subsidiary which becomes a Material Restricted Subsidiary as a result of, or in connection with, such Acquisition, to become a Borrower hereunder pursuant to and in accordance with the terms of
                  Section 10.16 hereof at the time of such Acquisition and shall cause the ownership interests therein to be pledged under the Security Documents,

                             (viii) that the Acquisition Cost of such
                  Acquisition, when added to the aggregate Acquisition Cost of all other Acquisitions made during the same fiscal year as the proposed Acquisition, does not exceed Three Hundred Million Dollars ($300,000,000), and

                             (ix) that the Acquisition Cost of such Acquisition
                  does not exceed Fifteen percent (15%) of the Total Assets of Genesis and its Restricted Subsidiaries, on a consolidated basis, determined as of the end of the fiscal quarter ended on, or most recently prior to, the date of such Acquisition.

Notwithstanding the foregoing, the Acquisition of Geriatric & Medical Companies, Inc. shall not be subject to the restrictions set forth in clauses (viii) or
(ix) above and the Acquisition Cost thereof shall be excluded from any future computations thereunder. Within 20 days after the consummation of any Acquisition made pursuant to clause (b) of this Section 7.9, Genesis, on behalf of the Borrowers, shall deliver to the Agent, with copies for each Lender Party, a certificate stating that the

Acquisition has been consummated in accordance with the terms of this Section
7.9 and setting forth the date the Acquisition was consummated.

                  7.10 Dispositions of Properties. No Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to, sell, convey, assign, lease as lessor (except to a Borrower as lessee, and then subject to Section 7.11 hereof), transfer, abandon or otherwise dispose of (collectively, for purposes of this Section 7.10, "transfer"), voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The Borrowers and Restricted Subsidiaries of the Borrowers may sell inventory in the ordinary course of business;

                  (b) The Borrowers and Restricted Subsidiaries of the Borrowers may dispose of equipment which is obsolete or no longer useful in the business of such Borrowers or such Restricted Subsidiaries;

                  (c) A Borrower may transfer its properties to another Borrower which is a wholly-owned Subsidiary of Genesis so long as no Event of Default or Potential Default shall exist either before or after giving effect to such transfer;

                  (d) The Borrowers and Subsidiaries of the Borrowers may sell or lease the Synthetic Lease Property pursuant to the terms of the Synthetic Lease Facility; and

                  (e) So long as no Event of Default or Potential Default has occurred or would exist after giving effect to such transfer and subject to other restrictions contained herein, the Borrowers and Restricted Subsidiaries of the Borrowers may transfer other properties (including ownership interests of a Subsidiary,) subject to the following conditions:

                             (i) Unless the Required Lenders consent in writing
                  to a transfer which does not satisfy either or both of the following financial tests, both of the following financial tests shall be satisfied:

                             (A) The sum of the aggregate fair market value
                                 of the property subject to such proposed transfer plus the aggregate fair market value of all property previously transferred (or deemed transferred through a redesignation of a Restricted Subsidiary or Investment as an Unrestricted Entity pursuant to Section 7.6(e)) pursuant to this

                                 Section 7.10(e) at any time after the
                                 Effective Date (in each case determined as of the date of transfer or proposed transfer, as the case may be) is less than an amount equal to 10% of the Total Assets of Genesis and its Restricted Subsidiaries, on a consolidated basis, determined as of the fiscal quarter ending on, or most recently prior to, the date of the proposed transfer; and

                             (B) The sum of the amount of Cash Flow
                                 attributable to the property subject to such proposed transfer plus the amount of Cash Flow attributable to all property previously transferred pursuant to this Section 7.10(e) at any time after the Effective Date (in each case for the four fiscal quarters ended on, or most recently prior to, the date of the transfer or proposed transfer, as the case may be) is less than an amount equal to 10% of the Cash Flow of Genesis and its Restricted Subsidiaries, on a consolidated basis, for the four fiscal quarters ending on, or most recently prior to, the date of the proposed transfer.

                  For purposes of making the calculation required in the preceding paragraph (B), if the property subject to transfer is substantially all the assets or equity of a Person, the "Cash Flow attributable to the property" shall mean the Cash Flow of such Person. If the property subject to transfer is less than substantially all the assets or equity of a Person, then the "Cash Flow attributable to the property" shall mean such amount of the Cash Flow of that Person as may be specifically attributable to the property subject to transfer if such amount is identifiable. If it is not identifiable, then it shall be conclusively presumed to be such portion of the Cash Flow of that Person as is equivalent to the portion of the assets of such Person being transferred;

                             (ii) the Agent receives, with a copy for each
                  Lender Party, prior to such proposed transfer, an Officers Compliance Certificate showing pro forma compliance with the financial covenants referred to therein after giving effect to such transfer;

                             (iii) such transfer is made in good faith in an
                  arm's-length transaction to a Person which is not an Affiliate of any Borrower; and

                             (iv) in the event that any shares of capital stock,
                  partnership interests or other ownership interests of a Borrower are to be disposed of in such transaction each of the following additional conditions shall be met:

                                     (1) Such transfer is accomplished in a
                             single transaction;

                                     (2) All Loans made to such Borrower and all
                             intercompany obligations of such Borrower shall have been repaid in full and such Borrower shall sign an acknowledgement that all obligations of the Lender Parties to it are terminated; and

                                     (3) The Agent shall have received such
                             replacement Notes, certificates, opinions, documents and/or instruments it shall reasonably request.

                  (f) The Borrowers and Restricted Subsidiaries may dispose of interests in Unrestricted Entities.

Upon any transfer of property complying with the terms of this Section 7.10, the Agent shall, at the request of the Borrower, direct the Collateral Agent to take appropriate steps, at the cost of the Borrower, to release Liens necessary to effect the purposes hereof.

                  7.11 Dealings with Affiliates. Without limitation of the provisions of Section 6.14 hereof, no Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to, enter into or carry out any transaction with (including purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Borrower, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Existence and performance of contracts, agreements and arrangements in existence as of the Effective Date and set forth on part A of Schedule 7.11 hereto or the Tax Sharing Agreement; and

                  (b) Other transactions with Affiliates in good faith and on terms no less favorable to such Borrower or such Restricted Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

                  7.12 Consolidated Tax Return. No Borrower shall, and no Borrower shall suffer any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrowers and consolidated Subsidiaries of Genesis. From and after the effective date of the Tax Sharing Agreement (which shall be no later than 30 days after the Effective Date), each of the Borrowers shall cause the Tax Sharing Agreement to remain in full force and effect, subject to no amendments or modifications other than the Joinder of additional Subsidiaries of Genesis, from time to time, such that at all times all Subsidiaries of Genesis shall be parties thereto.

                  7.13 Limitation on Payments, Prepayments and Other Action with Respect to Certain Obligations. No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, or otherwise make any payment (on account of principal, interest, premium or otherwise) of, any obligation under or evidenced by any Subordinated Affiliate Note, any of the First Mortgage Bond Documents, the 1993 Subordinated Debenture Indenture, the 1995 Subordinated Note Indenture and the 1996 Subordinated Note Indenture except a Borrower may make payments on the aforesaid Indebtedness, as and when required to do so by the mandatory terms thereof, all to the extent consistent with the subordination provisions, if any, applicable thereto. Genesis shall not amend, modify or supplement the terms or provisions contained in the aforementioned debt agreements or any agreement or instrument evidencing or applicable thereto. Without limiting the generality of the foregoing, the following specific provisions shall apply to the 1993 Subordinated Debenture Indenture, the 1995 Subordinated Note Indenture and the 1996 Subordinated Note Indenture:

                  (i) Genesis shall not take or omit to take any action under or in connection with the 1993 Subordinated Debenture Indenture, the 1995 Subordinated Note Indenture or the 1996 Subordinated Note Indenture which would violate or impair the subordination provisions of the 1993 Subordinated Debenture Indenture, the 1995 Subordinated Note Indenture or the 1996 Subordinated Note Indenture. Without limiting the generality of the foregoing, Genesis may, to the extent not in violation of the subordination provisions of the 1993 Subordinated Debenture Indenture, the 1995 Subordinated Note Indenture and the 1996 Subordinated Note Indenture,

                             (A) pay principal and interest on the 1993
                  Subordinated Debentures as and when expressly required to do so by the mandatory terms of the 1993 Subordinated Debentures (including without limitation any accrued interest required to be paid to any holder of a 1993 Subordinated Debenture under
                  Section 5.2 of
                  the 1993 Subordinated Debenture Indenture in the event that such 1993 Subordinated Debenture is called for redemption on November 30, 1996 and such holder surrenders such 1993 Subordinated Debenture for conversion into common stock of Genesis within the ten business days prior to such redemption date, as described in such Section 5.2 of the 1993 Subordinated Debenture Indenture),

                             (B) purchase 1993 Subordinated Debentures as and
                  when expressly required to do so by the mandatory terms of
                  Section 4.5 of the 1993 Subordinated Debenture Indenture (it being understood that the foregoing may nevertheless give rise to an Event of Default),

                             (C) so long as no Event of Default or Potential
                  Default then exists or has occurred and is then continuing or would result from such redemption, redeem the 1993 Subordinated Debentures in whole, but only if there is delivered to the Agent, on the date notice of such redemption is given to the holders of the 1993 Subordinated Debentures, a certificate signed by a Responsible Officer of Genesis, dated such date and demonstrating and concluding that (1) the average of the last reported sales prices on the New York Stock Exchange of the common stock of Genesis into which the 1993 Subordinated Debentures are convertible, for the 30 consecutive days immediately prior to the date of such certificate on which the New York Stock Exchange is open for business, is not less than $27.1872 per share, and (2) that the Senior Funded Debt/Cash Flow Ratio as of the last date of the fiscal quarter ending on, or most recently prior to, such date notice is given, as recalculated on a pro forma basis as if such redemption of the 1993 Subordinated Debentures and any anticipated borrowing under this Agreement in connection therewith had been effected on the first day of the fiscal quarter beginning one year before the first day of the fiscal quarter in which such notice is given, is not greater than
                  2.50 to 1,

                             (D) pay principal and interest on the 1995
                  Subordinated Notes and 1996 Subordinated Notes as and when expressly required to do so by the mandatory terms thereof, and

                             (E) not later than November 30, 1996, pay an
                  aggregate amount not to exceed $6,000,000 to any holders of 1993 Subordinated Debentures in order to induce such holders to exercise their right to convert 1993 Subordinated Debentures into common stock of

                  Genesis pursuant to the 1993 Subordinated Debenture Indenture.

                  (ii) Without limiting the generality of the foregoing, Genesis shall not make or provide for the making of any deposit or other payment which would result in the defeasance of, or have the effect of defeasing, the 1995 Subordinated Notes or the 1996 Subordinated Notes.

                  7.14 Limitations on Modification of Certain Documents.

                  (a) No Borrower shall, or shall permit any of its Subsidiaries to, amend, modify or supplement its articles of incorporation or similar constituent documents if a Material Adverse Effect could result from such amendment, modification or supplement.

                  (b) No Borrower shall, or shall permit any Restricted Subsidiary to, amend, modify or supplement the AGE Florida Documents except (i) immaterial amendments, (ii) amendments which permit additional advances to be made under the AGE Florida Financing Facility so long as such advances are made in accordance with the provisions of clause (f) of Section 7.5 hereof.

                  7.15 Limitation on Other Restrictions on Dividends by Subsidiaries, Etc. No Borrower shall permit any of its Restricted Subsidiaries to be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by the articles of incorporation, bylaws or other constituent documents of such Subsidiary, or otherwise) on the right of such Restricted Subsidiary from time to time to (x) declare and pay Stock Payments with respect to capital stock owned by a Borrower or a Restricted Subsidiary of a Borrower or (y) pay any indebtedness, obligations or liabilities from time to time owed to a Borrower or a Restricted Subsidiary of a Borrower, except:

                  (a) Restrictions pursuant to the Loan Documents or pursuant to the Synthetic Lease Facility;

                  (b) Legal restrictions of general applicability; and

                  (c) Restrictions pursuant to the 1995 Subordinated
         Note Indenture or the 1995 Subordinated Notes.

                  7.16 Limitation on Other Restrictions on Liens. No Borrower shall, or shall permit any of its Restricted Subsidiaries to, enter into or become subject to any agreement or instrument to which such Borrower or such Restricted Subsidiary is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owned or hereafter acquired) to secure any Senior Funded Indebtedness, except:
(a) restrictions set forth in the Loan Documents or the Synthetic Lease Facility Documents; (b) restrictions pursuant to non-assignment provisions of any executory contract or lease by any Borrower or any Restricted Subsidiary in each case as lessee; (c) restrictions on granting Liens on property subject to a Permitted Lien described in clause (b) of Section 7.2 in existence on the Effective Date which restrictions are described in Schedule 7.2 hereto; and (d) restrictions on granting Liens on property subject to a Permitted Lien securing the Geri-Med Debt which restrictions are disclosed on Schedule 1.1 hereto and which do not prohibit the Liens contemplated under the Security Documents or the rights of the Lenders in connection therewith.

                  7.17 Limitation on Other Restrictions in Agreements. No Borrower shall, and no Borrower shall permit any of its Restricted Subsidiaries to, enter into, become or remain subject to any agreement or instrument to which such Borrower or such Restricted Subsidiary is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that (a) would prohibit, or require the consent of any Person to, any amendment, modification or supplement to any of the Loan Documents (except for provisions currently contained in the Synthetic Lease Facility Documents), or (b) (except financial covenants in agreements respecting Assumed Indebtedness otherwise permitted hereunder) contains financial covenants which, taken as a whole, are more restrictive on such Borrower or Restricted Subsidiary than the financial covenants contained in Section 7.1 hereof taken as a whole.

                  7.18 Amendments to Synthetic Lease Facility Documents. No Borrower shall, or shall permit any Restricted Subsidiary to, amend, modify or supplement any Synthetic Lease Facility Document as in effect on the date hereof if the effect of such amendment, modification or supplement is (1) to cause or permit any Synthetic Lease Participant to be a Person that is not a Lender hereunder or cause or permit a Lender hereunder to be a Person that is not a Synthetic Lease Participant or (2) to cause the Synthetic Lease Participant's pro rata share of its rights and obligations under the Synthetic Lease Facility Documents to be a different percentage than such Person's pro rata share of its rights and obligations hereunder and under the other Loan Documents.

                  7.19 Mergers, Etc. No Borrower shall, or shall permit any Restricted Subsidiary to, merge or consolidate with or into any Person, except as permitted under Section 7.9 (Acquisitions, Etc.) above or as permitted under Section 7.10 (Dispositions of Properties) above.

                              ARTICLE 8 - DEFAULTS

                  8.1 Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Primary Loan Obligations. Any Borrower shall fail to pay when due any Reimbursement Obligation, the principal of any Loan, interest on any Loan Obligations, or any required cash collateralization of Letters of Credit.

                  (b) Other Loan Obligations. Any Borrower or any other Loan Party shall fail to pay when due any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document (other than as referred to in Section 8.1(a) hereof) and such failure shall have continued for a period of five Business Days.

                  (c) Misrepresentation. Any representation or warranty made or deemed made by any Loan Party in or pursuant to or in connection with any Loan Document, or any statement made by any Loan Party in any financial statement, certificate, report, exhibit or document furnished by any Loan Party to any Lender Party pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (d) Covenant Default. Any Borrower shall default in the performance or observance of any covenant contained in Article 7 hereof or any of the covenants contained in Section 6.1(j), 6.2, 6.10 or 6.14 hereof; or any Loan Party shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 6.1 hereof (other than as referred to in subsection
         (j)(i) thereof) such default shall have continued for a period of ten days and (ii) in the case of any other default such default shall have continued for a period of 30 days.

                  (e) Synthetic Lease Default. There shall have occurred and be continuing any "Lease Event of Default" (as defined in the Synthetic Lease Facility) or any successor definitions therein or successor provisions thereto.

                  (f) Subordinated Debentures.  Any "Event of Default"
         (or similar term) as defined in the 1993 Subordinated
         Debenture Indenture, in the 1995 Subordinated Note
         Indenture, in the 1996 Subordinated Note Indenture or in any of the First Mortgage Bond Documents shall have occurred and be continuing; or, any term or provision of the subordination provisions contained in the 1993 Subordinated Debenture Indenture, the 1995 Subordinated Note Indenture or the 1996 Subordinated Note Indenture shall cease to be in full force and effect in accordance with its respective terms, or any Loan Party or any holder of any 1993 Subordinated Debenture or of any 1995 Subordinated Note or of any 1996 Subordinated Note (or any trustee or agent on behalf of such holder) shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest any term or provision of such subordination provisions; or, Genesis shall make, or shall be required by the terms of the 1993 Subordinated Debenture Indenture to make or to offer to make, any purchase of 1993 Subordinated Debentures under Section 4.5 of the 1993 Subordinated Debenture Indenture, or Genesis shall make, or shall be required by the terms of the 1995 Subordinated Note Indenture to make or to offer to make, any purchase of 1995 Subordinated Notes under Section 4.5 of the 1995 Subordinated Note Indenture or Genesis shall make or shall be required by the terms of the 1996 Subordinated
         Note Indenture to make or to offer to make, any purchase of 1996 Subordinated Notes under provisions of the 1996 Subordinated Note Indenture similar to those described above.

                  (g) Other Cross-Default. (i) Any Loan Party or any Restricted Subsidiary shall fail to pay, in accordance with its terms and when due and payable, any Indebtedness (other than the Loans or any other Indebtedness referred in the preceding clauses (a), (b), (e) or (f)) having then outstanding principal amount in excess of Two Million Dollars ($2,000,000), (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid or purchased prior to the stated maturity thereof, in accordance with the provisions of any instrument evidencing or providing for the creation of or concerning such Indebtedness or (iii) any event shall have occurred and be continuing that permits any holder or holders of such Indebtedness, any Trustee or Agent acting on behalf of such holder or holders or any other Person to accelerate the maturity thereof or require any prepayment or repurchase thereof; or, a default by any Loan Party shall be continuing under any other instrument or agreement binding upon such Person, except a default that, together with all other such defaults, could not have a Material Adverse Effect.

                  (h) Judgments. One or more judgments for the payment of money shall have been entered against any Loan Party or any Restricted Subsidiary, which judgment or judgments, to the extent not paid or fully covered by insurance, exceed $500,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of 30 consecutive days.

                  (i) Execution. One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $500,000 shall have been issued against any Loan Party or any Restricted Subsidiary or any of its respective properties and shall have remained undischarged and unstayed for a period of 30 consecutive days.

                  (j) Security Documents. Any Security Document shall cease to be in full force and effect in accordance with its terms; or any Lien created or purported to be created in any Security Document shall fail to be a valid, enforceable and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties prior to all other Liens except Permitted Liens; or any Borrower or Governmental Authority shall assert any of the foregoing.

                  (k) Loan Documents Generally. Any Loan Document or term or provision thereof shall cease to be in full force and effect in accordance with its terms, or any Loan Party shall, or shall purport to, terminate, revoke, repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of any Loan Party thereunder; or, any Governmental Action required in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended in any manner which could have a Material Adverse Effect.

                  (l) Material Adverse Effect. The Required Lenders shall have determined in good faith (which determination shall be conclusive) that an event or condition has occurred which could have a Material Adverse Effect.

                  (m) ERISA. Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (n) Environmental. Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred with respect to any Restricted
         Subsidiary or any Loan Party or any of their respective

         Environmental Affiliates, and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person which has not been cured to the satisfaction of the Required Lenders, or (ii) existence of any pending or threatened Environmental Claim against any such Person, or existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

                  (o) Change of Control. A Change of Control shall have occurred; or a "Change in Control" (as defined in the 1993 Subordinated Debenture Indenture) shall have occurred; or a "Change in Control" (as defined in the 1995 Subordinated Note Indenture) shall have occurred; or a "Change of Control" (or similar term used and as defined in the 1996 Subordinated Note Indenture) shall have occurred.

                  (p) Subsidiaries. Except as permitted under Section 7.10 hereof, any Borrower other than Genesis shall fail to be a Subsidiary of Genesis, or any Material Restricted Subsidiary shall cease to be, or fail to become, a Borrower hereunder or the equity of such Person shall cease to be, or fail to be, pledged under the Security Documents.

                  (q) Bankruptcy, Etc. A proceeding shall have been instituted with respect to any Loan Party or any Restricted Subsidiary of a Loan Party,

                             (i) seeking to have an order for relief entered in
                  respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                             (ii) seeking appointment of a receiver, trustee,
                  liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 30 consecutive days. Or, any Loan Party or Restricted Subsidiary of a Loan Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in clause (i) above, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in clause (ii) above, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

                  (r) Interest Rate Hedging Cross-Default Any Borrower or any Restricted Subsidiary shall default in the payment when due of any amount under any Interest Rate Hedging Agreement providing for termination or liquidation payments of at least $2,000,000; or any event specified in any such Interest Rate Hedging Agreement shall occur if the effect of such event is to cause such Interest Rate Hedging Agreement to be terminated or to permit the non-defaulting party thereunder to terminate such Interest Rate Hedging Agreement.

                  8.2 Consequences of an Event of Default.

                  (a) If an Event of Default (other than that specified in subsection (q) of Section 8.1 hereof) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Collateral Agent or any Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans, the Issuer shall be under no further obligation to issue Letters of Credit hereunder, and the Agent may, and upon the written request of the Required Lenders, shall, by notice to Genesis on behalf of the Borrowers, from time to time do any or all of the following:

                  (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Loan Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (iii) Direct the Borrowers to pay (and the Borrowers jointly and severally agree that upon receipt of such notice they will pay) to the Agent cash for deposit to the credit of the Letter of Credit Collateral Account in accordance with Section 3.7(a) hereof.

                  (iv) Take any and all actions permitted under the Security Documents.

                  (v) Exercise such other remedies as may be available to the Lender Parties under applicable Law.

                  (b) If an Event of Default specified in subsection (q) of
Section 8.1 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans and the Issuer shall be under no further obligation to issue Letters of Credit hereunder, and the unpaid principal amount of the Loans, interest accrued thereon and all other Loan Obligations, including without limitation those referred to in clause (iii) in Section 8.2(a) hereof, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, the Agent may, and upon the written request of the Required Lenders, shall, by notice to Genesis on behalf of the Borrowers, do one or more of the following: (i) take any and all actions permitted under the Security Documents or (ii) exercise such other remedies as may be available to the Lender Parties under applicable Law.

                  8.3 Application of Proceeds. Subject to Section 3.7 hereof, after the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of Loan Obligations (whether received under Section
4.4 of the Collateral Agency Agreement or otherwise) shall be applied by the Agent in the following order:

                  First, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts due to the Agent in its capacity as such;

                  Second, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts due to the Issuer in its capacity as such, other than principal and interest on Reimbursement Obligations and accrued and unpaid Letter of Credit Commission;

                  Third, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on Loans, accrued and unpaid interest on Reimbursement Obligations, and accrued and unpaid Letter of Credit Commission and Commitment Fees, ratably amongst the Lenders and the Issuer in proportion to the respective amounts described in this clause "Third" due to them;

                  Fourth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans ratably amongst the Lenders in proportion to the respective amounts described in this clause "Fourth" due to them;

                  Fifth, to payment of all other Loan Obligations, ratably amongst the Lenders and the Issuer in proportion to the respective amounts described in this clause "Sixth" due to them; and

                  Finally, the balance, if any, after all of the Loan Obligations have been satisfied and all Letters of Credit shall have terminated, to Genesis on behalf of the Borrowers or as otherwise required by Law.

                              ARTICLE 9 - THE AGENT

                  9.1 Appointment. Each Lender Party hereby irrevocably appoints Mellon to act as Agent for such Lender Party under this Agreement and the other Loan Documents. Each Lender Party hereby irrevocably authorizes the Agent to take such action on behalf of such Lender Party under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Agent on behalf of the Lender Parties on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 9.10 hereof. Each Lender Party hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender Party agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

                  9.2 General Nature of Agent's Duties.
Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

                  (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist.

                  (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship with respect to any Lender Party.

                  (c) The Agent is and shall be solely the agent of the Lender Parties. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any Loan Party or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lender Parties as provided in this Agreement and the other Loan Documents).

                  (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                  (e) The authority of the Agent to request information from the Borrowers hereunder shall impose no duty of any kind on the Agent to make such request.

                  9.3 Exercise of Powers. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or as otherwise provided in the Loan Documents). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such other Loan Document expressly requires the direction or consent of the Required Lenders (or all of the Lenders, or some other Person or group of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all of the Lender Parties. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or all of the Lenders, or other specified Person or group of Persons, if applicable), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or all of the Lenders, or other specified Person or group of Persons, if applicable), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section 9.3 (subject, in the case of this clause (z), to the provisions of Section 9.4(a) hereof).

                  9.4 General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other
Loan Document:

                  (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except only for direct, as opposed to consequential, damages suffered by a Person to the extent that such Person proves such damages were caused by the Agent's own gross negligence or willful misconduct.

                  (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document, (iii) any failure of any Loan Party, any Lender or the Issuer to perform any of their respective obligations under this Agreement or any other Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time, or (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any Collateral.

                  (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement, any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person, or (iii) except to the extent set forth in

         Section 9.5(f) hereof, the existence of any Event of Default or Potential Default.

                  (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender Party with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender Party.

                  9.5 Administration by the Agent.

                  (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (b) The Agent may consult with legal counsel (including in-house counsel for the Agent or in-house or other counsel for any Loan Party), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party or Lender Party, such matter may be established by a certificate of such Loan Party or Lender Party, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                  (d) The Agent may fail or refuse to take any action unless it shall be directed by the Required Lenders (or all of the Lenders, or some other Person or group of Persons, if this Agreement or another Loan Document so expressly requires) to take such action and it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

                  (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender Party or a Borrower referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default." If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender Party.

                  9.6 Lender Parties Not Relying on Agent or Other Lenders. Each Lender Party acknowledges as follows: (a) neither the Agent nor any other Lender Party has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender Party shall be deemed to constitute any representation or warranty by the Agent or such other Lender Party to it;
(b) it has, independently and without reliance upon the Agent or any other Lender Party, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) it will, independently and without reliance upon the Agent or any other Lender Party, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

                  9.7 Indemnification. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Loan Party and without limitation of the obligations of the Loan Parties to do so), in proportion to the Lenders' respective Pro Rata Shares, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, the Original Credit Agreement or any other "Loan Document" referred to therein, any

Acquisition or any other transaction from time to time contemplated hereby or thereby, or any transaction actually or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit or any loan or letter of credit under the Original Credit Agreement, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction and, provided, further that no Lender that was not a party to the Original Credit Agreement shall be obligated to indemnify the Agent or its directors, officers, employees or agents from losses and other liabilities referred to above to the extent that such liabilities were solely the result of, arose solely out of, or were related solely to the Original Credit Agreement or other "Loan Documents" referred to therein and as to those liabilities which are not subject to indemnification by the new Lenders by reason of this proviso, the Pro Rata Shares of the other Lenders shall be adjusted accordingly to fully indemnify the Agent. Payments under this Section 9.7 shall be due and payable on demand.

                  9.8 Agent in its Individual Capacity. With respect to its Commitments and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender," "Issuer," "holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, enter into Interest Rate Hedging Agreements with, serve as "Agent" for other financing vehicles, issue letters of credit on behalf of, and engage in any other business with, any Loan Party and any stockholder, subsidiary or affiliate of any Loan Party, as though the Agent were not the Agent hereunder.

                  9.9 Holders of Notes. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section
10.15 hereof.

                  9.10 Successor Agent. The Agent may resign at any time by giving 30 days' prior written notice thereof to the other Lender Parties and Genesis on behalf of the Borrowers. The Agent may be removed by the Required Lenders at any time for cause by giving 30 days' prior written notice thereof to the Agent, the other Lender Parties and Genesis on behalf of the Borrowers.

Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may (but shall not be required to) appoint a successor Agent. Each successor Agent shall be a Lender if any Lender shall at the time be willing to become the successor Agent, and if no Lender shall then be so willing, then such successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Loan Party or Lender Party for whose account such payment is made.

                  9.11 Additional Agents. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lender Parties, the Agent and the Borrowers shall (and the Borrowers shall cause the other Loan Parties to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent with respect to any part of the Collateral, with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or other Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

                  9.12 Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith and without gross negligence or willful misconduct. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender Party to whom payment was due but not made shall be to recover from the other Lender Parties any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Loan Party, to recover such amount from the appropriate Loan Party.

                  9.13 Agent's Fee. The Borrowers jointly and severally agree to pay to the Agent, for its individual account, a nonrefundable Agent's fee in an amount and at such time or times as are agreed to by Genesis (on behalf of the Borrowers) and the Agent.

                  9.14 Funding by Agent. Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the Business Day before the Business Day on which Loans are requested by one or more Borrowers to be made (and provided that such Lender shall have received notice from the Agent of such Loan request not later than such close of business) that such Lender will not make its Pro Rata Share of such Loans, the Agent may assume that such Lender will make its Pro Rata Share of the Loans, and in reliance upon such assumption the Agent may (but under no circumstances shall be required to) make available to such Borrowers a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrowers, jointly and severally, shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section
9.14 shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                  9.15 Co-Agent. The title Co-Agent given to Citibank, N.A. in this Agreement is solely for identification purposes and implies no responsibility of Citibank, N.A., as such Co-Agent, to any other Lender Party or any other Person.

                           ARTICLE 10 - MISCELLANEOUS

                  10.1 Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  10.2 Records. The amount of the Commitments and all Loan Obligations shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error except that the outstanding face amounts of Letters of Credit, the unpaid Reimbursement Obligations, the unpaid interest accrued thereon, and the interest rate or rates applicable thereto shall at all times be ascertained from the records of the Issuer, which shall be conclusive absent manifest error.

                  10.3 Amendments and Waivers. Neither this Agreement nor any other Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. Subject to the terms of this Section, the Agent (and the Collateral Agent acting at the direction of the Agent) and each applicable Loan Party may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, releasing any Collateral, or changing in any manner the rights and duties of any Loan Party or any Secured Party. The Agent shall (and shall direct the Collateral Agent to) enter into such amendments, modifications, supplements or waivers from time to time as directed by the Required Lenders, and only as so directed, provided that no such amendment, modification, supplement or waiver may be made which will:

                  (a) Increase the amount of the Commitment of any Lender or extend the Maturity Date, without the written consent of each Lender affected thereby;

                  (b) Reduce the amount of principal or extend the time for any scheduled payment of principal (including final maturity) of any Loan or reduce the amount or rate of interest or extend the time for payment of interest borne by any Loan or Reimbursement Obligation, or extend the time for payment of or reduce the amount or rate of any Commitment Fee or Letter of Credit Commission, without the written consent of each Lender affected thereby;

                  (c) Change the definition of "Required Lenders" or amend this Section 10.3 without the written consent of all of the Lenders;

                  (d) Amend or waive any of the provisions of Article 9 hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

                  (e) Amend or waive any of the provisions of Article 3 hereof, or impose additional duties upon the Issuer or otherwise adversely affect the rights, interests or

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         obligations of the Issuer, without the written consent of
         the Issuer;

                  (f) Alter the priority of distributions set forth in Section
         8.3 hereof or Section 4.4 of the Collateral Agency Agreement without the written consent of the Agent and all Lender Parties affected thereby; or

                  (g) Release all or any portion of the Collateral, or subordinate the priority of the Liens in favor of the Collateral Agent in favor of another Person with respect to all or any portion of the Collateral, other than as specified in the applicable Security Document (it being understood that any direction by the Agent as to a release of collateral provided for in any Security Document shall be consistent with the provisions of this paragraph (g)), without the written consent of all of the Lenders, provided, however, that the direction of the Required Lenders shall be sufficient for such a release or subordination if the fair market value of the Collateral being released or as to which the priority of the Lien thereon is being subordinated, when added to the fair market value of all Collateral previously released or as to which the priority of the Lien thereon was previously subordinated pursuant to this proviso since the Effective Date (measured in each case as of the time of the respective release or subordination), does not exceed $20,000,000 (for purposes of the foregoing proviso, fair market value shall be as determined by the Agent, and the Agent, for this purpose, may choose to rely upon a certificate from Genesis (in form and substance satisfactory to the Agent) or may otherwise determine such value in good faith using any reasonable valuation method selected by it); and provided, further, the consent of neither any Lenders nor the Issuer shall be required for a release of Collateral in connection with a disposition permitted under clause (e) of Section 7.10.

and provided further that Transfer Supplements and Joinder Supplements may be entered into in the manner provided in this Agreement; and provided further that certain schedules hereto or to the other Loan Documents may be amended as provided in Section 6.1 or 10.16 hereof; and provided further that the direction of the Required Lenders shall not be necessary to permit the Agent to enter into such amendments, modifications or supplements in order to cure any ambiguity or to cure, correct or supplement any defective provision of this Agreement or the other Loan Documents.

                  Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing.

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                  10.4 No Implied Waiver; Cumulative Remedies.  No
course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the other Lender Parties under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any other Lender Party would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default made in accordance with Section 10.3 above shall be effective only as to such specific default and shall not apply to any subsequent default.

                  10.5 Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any other Loan Document shall be in writing (including facsimile communication) and shall be sent by first-class mail, return receipt requested, or by nationally-recognized overnight courier, or by facsimile transmission (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at its respective address or facsimile number (or telephone number to the extent telephonic notice is expressly provided hereunder) indicated on the signature pages hereof (or, in the case of a Borrower other than Genesis, to Genesis at the address or telephone or facsimile number (or telephone number to the extent telephonic notice is expressly provided hereunder) for Genesis indicated on the signature pages hereof) or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Agent or any other Lender Party shall be effective when received. Any such properly given notice to any Borrower shall be effective on the earliest to occur of receipt, facsimile confirmation, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

                  (b) Any Lender Party giving any notice to a Borrower or any other party to a Loan Document shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lender Parties of the receipt by it of any such notice.

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                  (c) Each Lender Party may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of any Loan Party, and no Lender Party shall have any duty to verify the identity or authority of any Person giving such notice.

                  10.6 Expenses; Taxes; Indemnity.

                  (a) The Borrowers agree, jointly and severally, to pay promptly or cause to be paid promptly and to save each Lender Party harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by any Lender Party from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents and the Original Credit Agreement and the other "Loan Documents" referred to therein, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) the creation, perfection or protection of any Lien on any Collateral, (B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including without limitation advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (C) collection or enforcement of an outstanding Loan, Obligation, and (D) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents or the Original Credit Agreement or the other "Loan Documents" referred to therein).

                  (b) The Borrowers hereby agree, jointly and severally, to pay promptly all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Lender Party to be payable in connection with this Agreement or any other Loan Documents or the Original Credit Agreement or the other "Loan Documents" referred to therein or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrowers agree, jointly and severally, to save each Lender Party harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Borrowers hereby agree, jointly and severally, to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, the Original Credit Agreement or any "Loan Document" referred to therein, any Acquisition or transaction from time to time contemplated hereby or thereby, or any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of any Loan or Letter of Credit (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by any Borrower or any Subsidiary of any Borrower or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; any grant of Collateral; or any exercise by the Collateral Agent or any Lender Party of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrowers under this subsection (c), or any other indemnification obligation of the Borrowers hereunder or under any other Loan Document, are unenforceable for any reason, the Borrowers hereby agree, jointly and severally, to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  10.7 Severability; Modification to Conform to Law; Maximum Amount of Joint and Several Liability.

                  (a) Severability; Modification to Conform to Law. It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable
Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as

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



necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  (b) Maximum Amount of Joint and Several Liability. Without limiting the preceding subsection (a), to the extent that applicable Law otherwise would render the full amount of any Borrower's obligations hereunder and under the other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

                  (c) Limitation on Amount of Liability Presumed Not to Apply. Notwithstanding anything to the contrary in this Section 10.7 or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section 10.7 were not a part of this Agreement, and in any related litigation the burden of proof, by clear and convincing evidence, shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Borrower's obligations hereunder, as to each element of such assertion.

                  10.8 Obligations Absolute; Certain Waivers by
Borrowers.

                  (a) Obligations Absolute. Each Borrower agrees that the Loan Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents and that obligations of each Borrower under the Loan Documents are and shall be absolute, unconditional and irrevocable, irrespective of any of the following: (i) Any lack of genuineness or enforceability of any Loan Document or terms thereof; (ii) any change in the Lenders or Borrowers or any party hereto or to any Loan Document; (iii) any amendment to or waiver of any terms of any Loan Document; (iv) any taking, exchange, release or non-perfection of any collateral, or release of guaranty; or (v) subject to non-waivable provisions of applicable Law, any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, any Borrower, guarantor, co-obligor or surety.

                  (b) Certain Waivers by Borrowers. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Loan Obligations and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Borrower or any other

Person or any collateral or other direct or indirect security for any of the Loan Obligations.

                  10.9 Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  10.10 Duration; Survival. All representations and warranties of each Loan Party contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement, any other Loan Document any investigation by or knowledge of any Secured Party, the making of any Loan, the issuance of any Letter of Credit, or any other event or condition whatsoever. All obligations of the Borrowers hereunder or under any other Loan Document to make payments to or indemnify any Indemnified Party and all obligations of each Lender hereunder or under the other Loan Documents to make payments to or indemnify the Agent or the Issuer and all obligations respecting costs and expenses pursuant to Section 10.6(a) shall survive the payment in full by the Borrowers of all other Loan Obligations, termination of the Borrowers' right to borrow or have Letters of Credit issued hereunder, and all other events or conditions whatever.

                  10.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. A faxed signature shall be sufficient for all purposes.

                  10.12 Limitation on Payments. Notwithstanding any provision contained in this Agreement or the Notes, the total liability of the Borrowers for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by Law to be charged, collected, or received from the Borrowers, and if any payments by the Borrowers include interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of unpaid Loan Obligations which are due, or if none is due, such excess shall be refunded to the Borrowers.

                  10.13 Set-Off. The Borrowers hereby agree that, to the fullest extent permitted by law, if any Loan Obligation of a Borrower shall be due and payable (by acceleration or otherwise), each Lender Party shall have the right, without notice to any Borrower, to set-off against and to appropriate and apply to such Loan Obligation any indebtedness, liability or obligation of any nature owing to any Borrower by such Lender Party, including but not limited to all deposits now or hereafter maintained by any Borrower with such Lender Party. Such right shall exist whether or not such Lender Party or any other Person shall have given notice or made any demand to any Borrower or any other Person. The Borrowers hereby agree that, to the fullest extent permitted by Law, any Participant and any Affiliate of any Lender Party or any Participant shall have the same rights of set-off as a Lender Party as provided in this Section 10.13. The rights provided by this Section 10.13 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender Party (or any such Participant, or Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise.

                  10.14 Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Loan Obligation contemplated by this Agreement or the other Loan Documents to be made by any Loan Party ratably to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 10.14 so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Loan Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrowers hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section 10.14 as fully as if it were a Lender hereunder.

                  10.15 Successors and Assigns; Participations;
Assignments; Etc.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender Parties, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer (except for a transfer resulting from a merger or consolidation permitted pursuant to Section 7.9 and the other terms hereof) any of its rights hereunder or interests herein, without the prior written consent of all of the Lender Parties, and any purported assignment without such consent shall be void, and except that, to the fullest extent permitted by Law, a Lender may not voluntarily assign or transfer any of its rights hereunder except in accordance with the other provisions of this Section 10.15, and any other purported voluntary assignment or transfer shall be void; provided, that this Agreement shall inure to the benefit of successors of Lenders by operation of Law.

                  (b) Participations. Any Lender may, at any time sell participations to one or more commercial banks or other Persons (each a "Revolver Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents provided that

                  (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                  (ii) any such Lender shall also sell a proportional participation in its corresponding rights and obligations under the Synthetic Lease Facility and other Synthetic Lease Facility Documents (if then in effect) to such Participant on comparable terms,

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (v) such Revolver Participant shall, by accepting such participation, be bound by the provisions of Section
         10.14 hereof, and

                  (vi) no Revolver Participant (unless such Revolver Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Revolver Participant that such Lender will not, without such Revolver Participant's consent, take action of the type described in subsections (a) and (b) of Section 10.3 hereof.

The Borrowers agree that any such Revolver Participant shall be entitled to the benefits of Sections 2.12, 2.13, 10.6 and 10.13 with respect to its participation.

                  (c) Assignments. Any Lender may, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents to any Lender, any Affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that

                  (i) any such assignment to a Purchasing Lender which is not already a Lender or an Affiliate of a Lender shall be made only with the consent of Genesis (which shall not be unreasonably withheld), the Agent and the Issuer (each of which may be granted or withheld in its absolute discretion) provided, however, if an Event of Default or Potential Default shall have occurred and be continuing, the consent of Genesis shall not be required;

                  (ii) any such Lender shall also make a proportional assignment of its corresponding rights and obligations under the Synthetic Lease Facility and Synthetic Lease Facility Documents (if then in effect) to such Purchasing Lender on comparable terms;

                  (iii) each such assignment (which shall be in a minimum amount of $10,000,000 except to a Purchasing Lender which is already a Lender or to a Purchasing Lender which is an Affiliate of the assigning Lender) shall be of a constant, and not a varying, percentage of the Commitments, of the transferor Lender, and of all of the transferor Lender's related rights and obligations under this Agreement and the Synthetic Lease Documents and the other Loan Documents;

                  (iv) except with respect to an assignment to an Affiliate or except with the consent of the Agent, after giving effect to such assignment, the sum of the amount of the assigning Lender's remaining Commitment hereunder plus the amount of the assigning Lender's face amount of the "Notes" as such term is defined in the Synthetic Lease Facility Documents shall be either (a) greater than or equal to $10,000,000 or (b) zero; and

                  (v) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form attached hereto as Exhibit D, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including any consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes or Allonges subject to such assignment, evidence of the completion of the assignments contemplated by clause (c)(ii) above and a processing

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



and recording fee of $3,000; and, upon receipt thereof, the Agent shall accept such Transfer Supplement.

Thereafter (x) the Purchasing Lender shall be a "Lender" hereunder, to the extent provided in such Transfer Supplement and (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred.

                  (d) Register. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the register shall be conclusive absent manifest error and the Borrowers and each Lender Party may treat each person whose name is recorded in the register as a Lender hereunder for all purposes of the Agreement. The register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Financial and Other Information. Subject to Section 10.15(f) hereof, each Borrower authorizes the Agent and each Lender to disclose to any Participant or Purchasing Lender, or prospective Participant or Purchasing Lender, any and all financial and other information in such Person's possession concerning any Loan Party and their respective Subsidiaries and affiliates which has been or may be delivered to such Person by or on behalf of any Loan Party in connection with this Agreement, any other Loan Document.

                  (f) Confidentiality. Each Lender Party agrees to take reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by any Borrower or any Subsidiary in connection with this Agreement; provided, however, that any Lender Party may disclose such information (i) at the request of any bank regulatory authority or other Governmental Authority or in connection with an examination of such Lender Party by any such Governmental Authority, (ii) pursuant to subpoena or other court process, (iii) to the extent such Lender Party is required (or believes in good faith that it is required) to do so in accordance with any applicable Law,
(iv) to such Lender Party's independent auditors and other professional advisors, (v) in connection with the enforcement of any of its rights under or in connection with any Loan Document, and (vi) to any actual or potential Participant or Purchasing Lender, so long as, in the case of this clause (vi), such actual or potential Participant or Purchasing Lender agrees to comply with the provisions of this Section 10.15(f).

                  (g) Assignments to Federal Reserve Bank. Any Lender may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans and

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



Reimbursement Obligations owing to it and any Note held by it, to a Federal Reserve Bank, provided that (to the extent possible) it also assigns its corresponding rights under the Synthetic Lease Facility (if then in effect) to the same Federal Reserve Bank. No such assignment shall relieve the transferor Lender from any of its obligations hereunder.

                  10.16 Addition of Subsidiary Borrowers. When the Borrowers are required, in connection with an Acquisition or otherwise, to cause one or more (direct or indirect) Subsidiaries of Genesis (each, a "Joining Subsidiary") to become Borrowers hereunder, then the Borrowers and each such Joining Subsidiary shall take the following steps no later than the date of the consummation of the relevant Acquisition:

                  (a) Joinder Supplement. Genesis and each Joining Subsidiary shall execute and deliver to the Agent, with an executed counterpart for each Lender Party, an agreement in the form attached hereto as Exhibit E (a "Joinder Supplement") as to becoming a party hereto and to the relevant Loan Documents.

                  (b) Notes. Each Joining Subsidiary and each Borrower shall execute and deliver to the Agent a replacement Note or Allonges for each Lender as necessary.

                  (c) Collateral. Each applicable Borrower and each applicable Joining Subsidiary shall deliver to the Agent (1) certificates and instruments representing the stock certificates and other instruments to be pledged pursuant to the Security Documents accompanied by duly executed instruments of transfer or assignment in blank to the extent required by the Security Documents and (2) evidence of the completion of all recordings and filings (including Uniform Commercial Code financing statements) as may be necessary or, in the opinion of the Agent or the Collateral Agent, desirable to create or perfect the Liens granted and created or purported to be granted and created by each Joining Subsidiary under and pursuant to the Security Documents.

                  (d) Lien Searches. The Borrowers and each Joining Subsidiary collectively shall deliver to the Agent such evidence of contemporaneous searches of Uniform Commercial Code, tax, judgment and litigation dockets and records and other appropriate registers as the Agent shall request.

                  (e) Joinder Under Synthetic Lease Facility Documents. The Borrowers and each Joining Subsidiary shall take all action required to make each Joining Subsidiary a "Guarantor" or similar obligor under the Synthetic Lease Facility and Synthetic Lease Facility Documents.

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



                  (f) Corporate or Partnership Proceedings. Each Joining Subsidiary shall deliver to the Agent, with an executed counterpart for each Lender Party, certificates by the Secretary or Assistant Secretary of each Joining Subsidiary dated as of the Joinder Effective Date for such Joining Subsidiary as to (i) true copies of the articles of incorporation and bylaws or partnership agreement (or other constituent documents) of such Joining Subsidiary in effect on such date, (ii) true copies of all corporate or partnership action taken by such Joining Subsidiary relative to this Agreement, the Joinder Supplement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of such Joining Subsidiary executing such Joinder Supplement and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. Each Joining Subsidiary shall also deliver certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the relevant Joinder Effective Date showing the good standing of such Joining Subsidiary in its state of incorporation or organization and each state in which such Joining Subsidiary does business.

                  (g) Legal Opinion of Counsel. The Borrowers and each Joining Subsidiary collectively shall cause to be delivered to the Agent, with an executed counterpart for each Lender Party, an opinion addressed to each Lender Party, dated the relevant Joinder Effective Date, of counsel to such Joining Subsidiary, Genesis and each of the other Borrowers as to matters comparable to those addressed by the opinion delivered pursuant to Section 5.1 hereof and such other matters (including compliance with Regulations U and G of the Board of Governors of the Federal Reserve System, as amended) as may be requested by the Agent, all in form and substance satisfactory to the Agent.

                  (h) Fees, Expenses, Etc. The Borrowers and each Joining Subsidiary shall pay or cause to be paid all fees and other compensation required to be paid to the Lender Parties pursuant hereto or pursuant to any other written agreement on or prior to the Joinder Effective Date.

                  (i) Additional Matters. The Borrowers and each Joining Subsidiary shall deliver, or cause to be delivered, to the Agent such other certificates, opinions, documents (including those relating to licensing) and instruments as may be requested by the Agent. All corporate and other proceedings, and all documents, instruments and other matters in connection with such Joining Subsidiary's becoming a Subsidiary Borrower shall be satisfactory in form and substance to the Agent.

Once all of the steps described in this Section 10.16 have been completed each of the relevant Joining Subsidiaries shall become a party to this Agreement and the other Loan Documents and shall constitute a Borrower hereunder and a grantor under the Security Documents. The date on which a Joining Subsidiary so becomes a Subsidiary Borrower hereunder shall be the "Joinder Effective Date" for such Joining Subsidiary. Prior to the Joinder Effective Date, Genesis, on behalf of the Borrowers, shall deliver such revised schedules to this Agreement and other Loan Documents as shall be necessary to make them accurate in light of the transactions contemplated by this Section 10.16 which transactions shall be consistent with the transactions explicitly permitted hereunder and under the other Loan Documents.

                  10.17 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. This Agreement and all other Loan Documents (except to the extent, if any, otherwise expressly stated in such other Loan Documents) shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles.

                  (b) Certain Borrower Waivers. EACH OF THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY OR PHILADELPHIA COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT, TO THE EXTENT THAT ANY SUCH COURT HAS OR IS ABLE TO OBTAIN PERSONAL JURISDICTION OVER THE PARTY AGAINST WHICH SUCH BORROWER IS SEEKING TO BRING RELATED LITIGATION, IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER PARTY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH BORROWER;

                  (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 10.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                  (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) Certain Lender Party Waivers. EACH OF THE LENDER PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT
TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (d) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY BORROWER AGAINST ANY LENDER PARTY OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO ANY ACQUISITION OR TRANSACTION, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE ORIGINAL CREDIT AGREEMENT OR ANY "LOAN DOCUMENT" REFERRED TO THEREIN OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH OF THE BORROWERS HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES

HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                           GENESIS HEALTH VENTURES, INC., a
                           Pennsylvania corporation

                           By_________________________________
                                Title:  Associate General
                                Counsel and Secretary

                           Address for notices:

                                Suite 100
                                148 West State Street
                                Kennett Square, PA  19348

                                Attention:  Senior Vice
                                President and Chief Financial
                                Officer

                                Telephone:  610-444-6350
                                Facsimile:  610-444-3365

                           BREVARD MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Healthcare, Inc., a
                           Pennsylvania corporation,
                           its sole general partners

                           CATONSVILLE MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Health, Inc.,
                           a Pennsylvania corporation,
                           one of its general partners

                           EASTON MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Health, Inc.,
                           a Pennsylvania corporation,
                           its sole general partner

                           EDELLA STREET ASSOCIATES, a
                             Pennsylvania limited partnership

                           By:  Genesis Health Ventures of
                                Clarks Summit, Inc., its sole
                                general partner

                           GENESIS PROPERTIES LIMITED
                           PARTNERSHIP, a
                             Pennsylvania limited partnership
                           By:  Genesis Health Ventures
                                of Arlington, Inc., its sole
                                general partner

                           GREENSPRING MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Healthcare, Inc.,
                                a Pennsylvania corporation,
                                its sole general partner

                           HAMMONDS LANE MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Healthcare, Inc.,
                                a Pennsylvania corporation,
                                one of its general partners

                           MERIDIAN/CONSTELLATION LIMITED
                           PARTNERSHIP

                           By: Meridian Healthcare, Inc.,
                               general partner

                           MERIDIAN EDGEWOOD LIMITED
                           PARTNERSHIP

                           By: Meridian Healthcare, Inc.,
                               a general partner

                           MERIDIAN PERRING LIMITED
                           PARTNERSHIP

                           By: Meridian Healthcare, Inc.,
                               a general partner

                           MERIDIAN VALLEY LIMITED PARTNERSHIP

                           By: Meridian Healthcare, Inc.,
                               a general partner

                           MERIDIAN VALLEY VIEW LIMITED
                           PARTNERSHIP

                           By: Meridian Healthcare, Inc.,
                               a general partner

                           MILLVILLE MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By: Meridian Healthcare, Inc.,
                               a Pennsylvania corporation,
                               its sole general partner

                           PHILADELPHIA AVENUE ASSOCIATES,
                              a Pennsylvania limited partnership

                           By: Philadelphia Avenue Corp.,
                               its sole general partner

                           RIVER STREET ASSOCIATES,
                              a Pennsylvania limited partnership

                           By: Genesis Health Ventures of
                               Wilkes-Barre, Inc.,
                               its sole general partner

                           SEMINOLE MERIDIAN LIMITED
                           PARTNERSHIP,
                              a Maryland limited partnership

                           By: Meridian Health, Inc.,
                               a Pennsylvania corporation, its
                               sole general partner

                           STATE STREET ASSOCIATES, L.P.,
                              a Pennsylvania limited partnership

                           By: State Street Associates, Inc.
                               its sole general partner

                           THERAPY CARE SYSTEMS, L.P.
                              a Pennsylvania limited partnership

                           By: Genesis Eldercare
                               Rehabilitation Services, Inc.
                               its sole general partner

                           VOLUSIA MERIDIAN LIMITED
                           PARTNERSHIP,
                              a Maryland limited partnership

                           By: Meridian Health, Inc.,
                               a Pennsylvania corporation,
                               its sole general partner

                           GENESIS PROPERTIES OF DELAWARE
                           LTD PARTNERSHIP, L.P.,
                              a Delaware limited partnership

                           By: Genesis Properties of Delaware Corporation, a general partner

                           McKERLEY HEALTH FACILITIES,
                            a New Hampshire general partnership

                           By: Meridian Health, Inc.,
                               a Pennsylvania corporation,
                               and Meridian Healthcare, Inc.,
                               a Pennsylvania corporation,
                               its general partners

                           By:
                              -----------------------------------
                              On behalf of each of the foregoing
                              as Associate General Counsel and
                              Secretary of the general partner

                           GENESIS HEALTH VENTURES OF
                           ARLINGTON, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           BLOOMFIELD, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           CLARKS SUMMIT, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           MASSACHUSETTS, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           NAUGATUCK, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           SALISBURY, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           WAYNE, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           WEST VIRGINIA, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           WINDSOR, INC.,
                            a Pennsylvania corporation

                           GENESIS IMMEDIATE MED
                           CENTER, INC.,
                            a Pennsylvania corporation

                           GENESIS ELDERCARE HOME CARE
                           SERVICES, INC.
                            a Pennsylvania corporation

                           GENESIS ELDERCARE PHYSICIAN
                           SERVICES, INC.,
                            a Pennsylvania corporation

                           HEALTHCARE RESOURCES CORP.,
                            a Pennsylvania corporation

                           KNOLLWOOD MANOR, INC.,
                            a Pennsylvania corporation

                           MERIDIAN HEALTH, INC.,
                            a Pennsylvania corporation

                           MERIDIAN HEALTHCARE, INC.,
                            a Pennsylvania corporation

                           PHILADELPHIA AVENUE CORPORATION,
                            a Pennsylvania corporation

                           GENESIS ELDERCARE STAFFING SERVICES
                           INC.
                            a Pennsylvania corporation

                           STATE STREET ASSOCIATES, INC.,
                            a Pennsylvania corporation

                           SUBURBAN MEDICAL SERVICES, INC.
                            a Pennsylvania corporation

                           GENESIS ELDERCARE REHABILITATION
                           SERVICES, INC.,
                            a Pennsylvania corporation

                           THERAPY CARE INC.,
                            a Pennsylvania corporation

                           THE TIDEWATER HEALTHCARE SHARED
                           SERVICES GROUP, INC.,
                            a Pennsylvania corporation

                           WYNCOTE HEALTHCARE CORP.
                            a Pennsylvania corporation

                           ASCO HEALTHCARE, INC.,
                            a Maryland corporation

                           BRINTON MANOR, INC.,
                            a Delaware corporation

                           CONCORD HEALTHCARE CORPORATION,
                            a Delaware corporation

                           CRYSTAL CITY NURSING CENTER, INC.,
                            a Maryland corporation

                           EASTERN MEDICAL SUPPLIES, INC.,
                            a Maryland corporation

                           GENESIS HEALTH SERVICES
                           CORPORATION,
                            a Delaware corporation

                           GENESIS HEALTHCARE CENTERS
                           HOLDINGS, INC.,
                            a Delaware corporation

                           GENESIS HOLDINGS, INC.,
                            a Delaware corporation

                           GENESIS PROPERTIES OF DELAWARE
                           CORPORATION,
                            a Delaware corporation

                           HILLTOP HEALTH CARE CENTER, INC.,
                            a Delaware corporation

                           KEYSTONE NURSING HOME, INC.,
                            a Delaware corporation

                           LINCOLN NURSING HOME, INC.,
                            a Delaware corporation

                           McKERLEY HEALTH CARE CENTERS, INC.,
                            a New Hampshire corporation

                           WAYSIDE NURSING HOME, INC.,
                            a Delaware corporation

                           PROFESSIONAL PHARMACY SERVICES,
                           INC.,
                            a Maryland Corporation

                           MEDICAL SERVICES GROUP, INC.,
                            a Maryland Corporation

                           NEIGHBORCARE PHARMACIES, INC.,
                            a Maryland Corporation

                           DERBY NURSING CENTER CORPORATION,
                            a Connecticut Corporation

                           GENESIS ELDERCARE NATIONAL CENTERS,
                           INC.,
                            a Florida Corporation

                           GENESIS ELDERCARE NETWORK SERVICES,
                           INC.,
                            a Pennsylvania Corporation

                           GENESIS ELDERCARE PROPERTIES, INC.,
                            a Pennsylvania Corporation

                           OAK HILL HEALTH CARE CENTER, INC.,
                            a Virginia Corporation

                           VERSALINK, INC.,
                            a Delaware Corporation

                           By:
                              -----------------------------------
                              On behalf of each of the foregoing
                              as Associate General Counsel and
                              Secretary

                           Agents and Lenders:
                           -------------------

                           MELLON BANK, N.A., as a Lender,
                           as Issuer, as Agent and as Co-Syndication
                           Agent

                           By________________________________
                             Title:  Vice President

                             Initial Commitment:  $26,767,676.77

                             Address for notices:

                             street address:

                                   AIM 199-5220
                                   Mellon Independence Center
                                   701 Market Street
                                   Philadelphia, PA  19106

                              mailing address:

                                   AIM 199-5220
                                   P.O. Box 7899
                                   Philadelphia, PA  19101-7899

                              Attention:  Linda Sigler,
                                          Loan Administration

                              Telephone:  215-553-4583
                              Facsimile:  215-553-4789

                           With a copy to

                              Plymouth Meeting Executive Campus
                              610 W. Germantown Pike, Suite 200
                              Plymouth Meeting, PA  19462

                              Attention: Carol Paige

                              Telephone:  610-941-8409
                              Facsimile:  610-941-4136

                           CITIBANK, N.A., as a Lender and as
                           Co-Syndication Agent

                           By________________________________
                              Title:

                              Initial Commitment: $26,767,676.77

                              Address for notices:

                              399 Park Avenue
                              8th Floor
                              New York, NY 10043

                              Attention:  Margaret A. Brown

                              Telephone:  212-559-0501
                              Facsimile:  212-793-3053

                           FIRST UNION NATIONAL BANK OF NORTH
                           CAROLINA,
                            as a Lender and as a Co-Agent

                           By________________________________
                              Title:

                              Initial Commitment:  $22,222,222.22

                              Address for notices:

                              One First Union Center TW-5
                              Charlotte, NC  28288-0735

                              Attention:  Mr. Joseph H. Towell

                              Telephone:  704-383-3844
                              Facsimile:  704-374-4092

                           NATIONSBANK, N.A., as a Lender and as a
                           Co-Agent

                           By_______________________________
                              Title:

                              Initial Commitment: $22,222,222.22

                              Address for notices:

                              1 Nationsbank Plaza
                              5th Floor
                              Nashville, TN   37239

                              Attention: S. Walker Choppin

                              Telephone: 615-749-3023
                              Facsimile: 615-749-4640

                           FLEET NATIONAL BANK

                           By_______________________________
                              Title:

                              Initial Commitment: $19,528,619.53

                              Address for notices:

                              75 State Street
                              Mail Stop:  MA-BO-F04A
                              Boston, MA  02109-1810

                              Attention: Ginger Stolzenthaler
                              Telephone: 617-346-1647
                              Facsimile: 617-346-1634

                           CORESTATES BANK, N.A.

                           By______________________________
                              Title:

                              Initial Commitment: $19,528,619.53

                              Address for notices:

                              1339 Chestnut Street
                              FC 1-8-3-22
                              P.O. Box 7618
                              Philadelphia, PA 19101-7816

                              Attention: Lawrence W. Dessen

                              Telephone:  215-786-2166
                              Facsimile:  215-973-2738

                           PNC BANK, NATIONAL ASSOCIATION

                           By____________________________
                              Title:

                              Initial Commitment: $19,528,619.53

                              Address for notices:

                              1600 Market Street
                              Philadelphia, PA 19103

                              Attention:  Mark D. Lavelle

                              Telephone:  215-585-6506
                              Facsimile:  215-585-6987

                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION

                           By_______________________________
                              Title:

                              Initial Commitment: $19,528,619.53

                              Address for notices:

                              555 South Flower Street
                              Los Angeles, CA  90071

                              Attention: Wyatt Ritchie

                              Telephone:  213-228-9734
                              Facsimile:  213-228-2756

                           CREDIT LYONNAIS NEW YORK BRANCH

                           By_______________________________
                              Title:

                              Initial Commitment: $19,528,619.53

                              Address for notices:

                              1301 Avenue of the Americas
                              New York, NY 10019

                              Attention: Evan S. Wasser

                              Telephone:  212-261-7685
                              Facsimile:  212-261-3440

                           CREDIT SUISSE

                           By_______________________________
                              Title:

                           By_______________________________
                              Title:

                              Initial Commitment: $16,835,016.84

                              Address for notices:

                              Tower 49
                              12 East 49th Street, 44th Floor
                              New York, NY 10017

                              Attention: Chris Horgan

                              Telephone:  212-238-5448
                              Facsimile:  212-238-5439

                           AMSOUTH BANK OF ALABAMA

                           By_______________________________
                              Title:

                              Initial Commitment: $16,835,016.84

                              Address for notices:

                              1900 Fifth Avenue North
                              AST-7th Floor
                              Birmingham, AL 35203

                             Attention: Laine Little

                             Telephone:  205-801-0103
                             Facsimile:  205-326-4790

                           BANQUE PARIBAS

                           By_______________________________
                              Title:

                           By_______________________________
                              Title:

                              Initial Commitment: $16,835,016.84

                              Address for notices:

                              The Equitable Tower
                              787 Seventh Avenue
                              New York, NY 10019

                              Attention: David Laffey

                              Telephone:  214-969-0380
                              Facsimile:  214-969-0260

                           CREDITANSTALT CORPORATE FINANCE, INC.

                           By____________________________
                              Title:

                           By____________________________
                              Title:

                              Initial Commitment: $13,468,013.47

                              Address for notices:

                                2 Greenwich Plaza
                                Greenwich, CT 06830

                                Attention:  Stacy Harmon
                                            Gregory F. Mathis

                                Telephone:  203-861-6581
                                Facsimile:  203-861-6594

                           SIGNET BANK

                           By____________________________
                              Title:

                              Initial Commitment: $13,468,013.47

                              Address for notices:

                              7799 Leesburg Pike
                              Falls Church, VA 22043

                              Attention: Thomas M. Gilmore

                              Telephone:  703-714-5030
                              Facsimile:  703-506-9712

                           THE SUMITOMO BANK, LIMITED

                           By_________________________________
                              Title:

                           By_________________________________
                              Title:

                              Initial Commitment: $13,468,013.47

                              Address for notices:

                              One Liberty Place
                              1650 Market Street, Suite 2860
                              Philadelphia, PA 19103

                              Attention:  J. Wade Bell
                                          Michael J. Fox

                              Telephone:  215-636-4440
                              Facsimile:  215-636-4446

                           THE FIRST NATIONAL BANK OF MARYLAND

                           By_________________________________
                              Title:

                              Initial Commitment: $13,468,013.47

                              Address for notices:

                              25 South Charles Street
                              Mail Code: 101-570
                              Baltimore, MD 21201

                              Attention:  Robert H. Hauver

                              Telephone:  410-244-4246
                              Facsimile:  410-244-4746

                                                                  DRAFT 9/27/96

                                    EXHIBIT A

                          GENESIS HEALTH VENTURES, INC.
                  and certain Subsidiaries thereof named below

                              Revolving Credit Note

$____________________                                             Philadelphia,
Pennsylvania

                                                             [Date of Issuance]

                  FOR VALUE RECEIVED, the undersigned (collectively, the "Borrowers"), jointly and severally, subject to the terms of Section _______ of the Agreement (as defined below), promise to pay to the order of [NAME OF LENDER] (the "Payee"), on or before the Maturity Date (as such term is defined in the Agreement), and at such earlier dates as may be required by the Agreement, the lesser of (i) the principal sum of ____________________ DOLLARS ($__________) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Payee to any of the Borrowers from time to time pursuant to the Agreement. The Borrowers, jointly and severally, subject to the terms of Section 10.07 of the Agreement, further promise to pay to the order of the Payee interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                  This Revolving Credit Note is one of the "Notes" as referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of ____________________, by and among the Borrowers parties thereto from time to time, the Lenders parties thereto from time to time, Mellon Bank, N.A., a national banking association, as Issuer of Letters of Credit thereunder, Mellon Bank, N.A., a national banking association, as Agent for such Lenders and Issuer, and Citibank, N.A. as Co-Syndication Agent and the other Co-Agents named therein (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  This Revolving Credit Note is secured by and is entitled to the benefits of the Liens granted pursuant to the Security Documents and the other Loan Documents.

                  Each of the Borrowers hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Revolving Credit Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

ATTEST:                                GENESIS HEALTH VENTURES, INC., a
                                       Pennsylvania corporation

By:___________________________         By_________________________________
      Title:  Secretary                   Title:  Senior Vice President
                                                  and Chief Financial Officer

[Corporate Seal]                       Address for notices:

                                                  Suite 100
                                                  148 West State Street
                                                  Kennett Square, PA  19348

                                                  Attention:  Senior Vice
                                                  President and Chief Financial
                                                  Officer

                                                  Telephone:  610-444-6350
                                                  Facsimile:  610-444-3365

                                       BREVARD MERIDIAN LIMITED
                                       PARTNERSHIP,
                                          a Maryland limited partnership
                                       By:  Meridian Healthcare, Inc., a
                                            Pennsylvania corporation,
                                            its sole general partners

                                       CATONSVILLE MERIDIAN LIMITED
                                       PARTNERSHIP,
                                          a Maryland limited partnership
                                       By:  Meridian Health, Inc.,
                                            a Pennsylvania corporation,
                                            one of its general partners

                                       EASTON MERIDIAN LIMITED
                                       PARTNERSHIP,
                                          a Maryland limited partnership

                  [signatures continued on the following pages]

                          Form of Revolving Credit Note

                                       By:  Meridian Health, Inc.,
                                       a Pennsylvania corporation,
                                       its sole general partner

                                       EDELLA STREET ASSOCIATES,
                                        a Pennsylvania limited partnership
                                       By: Genesis Health Ventures of
                                       Clarks Summit, Inc., its sole
                                       general partner

                                       GENESIS PROPERTIES LIMITED
                                       PARTNERSHIP,
                                        a Pennsylvania limited partnership
                                       By:  Genesis Health Ventures
                                       of Arlington, Inc., its sole
                                       general partner

                                       GREENSPRING MERIDIAN LIMITED
                                       PARTNERSHIP,
                                         a Maryland limited partnership

                                       By:  Meridian Healthcare, Inc.,
                                       a Pennsylvania corporation,
                                       its sole general partner

                                       HAMMONDS LANE MERIDIAN LIMITED
                                       PARTNERSHIP,
                                         a Maryland limited partnership

                                       By:  Meridian Healthcare, Inc.,
                                       a Pennsylvania corporation,
                                       one of its general partners

                                       MERIDIAN/CONSTELLATION LIMITED
                                       PARTNERSHIP
                                       By: Meridian Healthcare, Inc.,
                                       a general partner

                                       MERIDIAN EDGEWOOD LIMITED PARTNERSHIP
                                       By: Meridian Healthcare, Inc.,
                                       a general partner

                                       MERIDIAN PERRING LIMITED
                                       PARTNERSHIP
                                       By: Meridian Healthcare, Inc.,
                                       a general partner

                                       MERIDIAN VALLEY LIMITED PARTNERSHIP
                                       By: Meridian Healthcare, Inc.,

                  [signatures continued on the following pages]

                          Form of Revolving Credit Note
                                       a general partner

                                       MERIDIAN VALLEY VIEW LIMITED
                                       PARTNERSHIP
                                       By: Meridian Healthcare, Inc.,
                                       a general partner

                                       MILLVILLE MERIDIAN LIMITED
                                       PARTNERSHIP,
                                        a Maryland limited partnership
                                       By: Meridian Healthcare, Inc.,
                                       a Pennsylvania corporation, its
                                       sole general partner

                                       PHILADELPHIA AVENUE ASSOCIATES,
                                        a Pennsylvania limited partnership
                                       By: Philadelphia Avenue Corp.,
                                       its sole general partner

                                       RIVER STREET ASSOCIATES,
                                        a Pennsylvania limited partnership
                                       By: Genesis Health Ventures of
                                       Wilkes-Barre, Inc., its sole general
                                       partner

                                       SEMINOLE MERIDIAN LIMITED
                                       PARTNERSHIP,
                                        a Maryland limited partnership
                                       By: Meridian Health, Inc.,
                                       a Pennsylvania corporation, its
                                       sole general partner

                                       STATE STREET ASSOCIATES, L.P.,
                                        a Pennsylvania limited partnership
                                       By: State Street Associates, Inc. its
                                       sole general partner

                                       THERAPY CARE SYSTEMS, L.P.
                                        a Pennsylvania limited partnership

                                       By: Genesis Eldercare Rehabilitation
                                       Services, Inc. its sole general partner

                                       VOLUSIA MERIDIAN LIMITED
                                       PARTNERSHIP,
                                        a Maryland limited partnership
                                       By: Meridian Health, Inc., a Pennsylvania
                                       corporation, its sole

                  [signatures continued on the following pages]

                          Form of Revolving Credit Note
                                       general partner

                                       GENESIS PROPERTIES OF DELAWARE
                                       LTD PARTNERSHIP, L.P.,
                                        a Delaware limited partnership
                                       By:  Genesis Properties of Delaware
                                       Corporation, a general partner

                                       McKERLEY HEALTH FACILITIES,
                                        a New Hampshire general partnership
                                       By:  Meridian Health, Inc., a
                                       Pennsylvania corporation, and
                                       Meridian Healthcare, Inc., a
                                       Pennsylvania corporation, its
                                       general partners

ATTEST:

________________________               By:_______________________________
                                       On behalf of each of the foregoing
                                       as Senior Vice President and Chief
                                       Financial Officer of the general partner

                                       GENESIS HEALTH VENTURES OF
                                       ARLINGTON, INC.,
                                        a Pennsylvania corporation

                                       GENESIS HEALTH VENTURES OF
                                       BLOOMFIELD, INC.,
                                        a Pennsylvania corporation

                                       GENESIS HEALTH VENTURES OF
                                       CLARKS SUMMIT, INC.,
                                        a Pennsylvania corporation

                                       GENESIS HEALTH VENTURES OF
                                       MASSACHUSETTS, INC.,
                                        a Pennsylvania corporation

                                       GENESIS HEALTH VENTURES OF
                                       NAUGATUCK, INC.,
                                        a Pennsylvania corporation

                                       GENESIS HEALTH VENTURES OF
                                       SALISBURY, INC.,
                                        a Pennsylvania corporation

                  [signatures continued on the following pages]

                          Form of Revolving Credit Note

                                       GENESIS HEALTH VENTURES OF
                                       WAYNE, INC.,
                                        a Pennsylvania corporation

                                       GENESIS HEALTH VENTURES OF
                                       WEST VIRGINIA, INC.,
                                        a Pennsylvania corporation

                                       GENESIS HEALTH VENTURES OF
                                       WINDSOR, INC.,
                                        a Pennsylvania corporation

                                       GENESIS IMMEDIATE MED
                                       CENTER, INC.,
                                        a Pennsylvania corporation

                                       GENESIS ELDERCARE HOME CARE
                                       SERVICES, INC.
                                        a Pennsylvania corporation

                                       GENESIS ELDERCARE PHYSICIAN
                                       SERVICES, INC.,
                                        a Pennsylvania corporation

                                       HEALTHCARE RESOURCES CORP.,
                                        a Pennsylvania corporation

                                       KNOLLWOOD MANOR, INC.,
                                        a Pennsylvania corporation

                                       MERIDIAN HEALTH, INC.,
                                        a Pennsylvania corporation

                                       MERIDIAN HEALTHCARE, INC.,
                                        a Pennsylvania corporation

                                       PHILADELPHIA AVENUE CORPORATION,
                                        a Pennsylvania corporation

                                       GENESIS ELDERCARE STAFFING SERVICES
                                       INC.
                                        a Pennsylvania corporation

                                       STATE STREET ASSOCIATES, INC.,
                                        a Pennsylvania corporation

                                       SUBURBAN MEDICAL SERVICES, INC.
                                        a Pennsylvania corporation

                  [signatures continued on the following pages]

                          Form of Revolving Credit Note

                                       GENESIS ELDERCARE REHABILITATION
                                       SERVICES, INC.,
                                        a Pennsylvania corporation

                                       THERAPY CARE INC.,
                                        a Pennsylvania corporation

                                       THE TIDEWATER HEALTHCARE SHARED
                                       SERVICES GROUP, INC.,
                                        a Pennsylvania corporation

                                       WYNCOTE HEALTHCARE CORP.
                                        a Pennsylvania corporation

                                       ASCO HEALTHCARE, INC.,
                                        a Maryland corporation

                                       BRINTON MANOR, INC.,
                                        a Delaware corporation

                                       CONCORD HEALTHCARE CORPORATION,
                                        a Delaware corporation

                                       CRYSTAL CITY NURSING CENTER, INC.,
                                        a Maryland corporation

                                       EASTERN MEDICAL SUPPLIES, INC.,
                                        a Maryland corporation

                                       GENESIS HEALTH SERVICES
                                       CORPORATION,
                                        a Delaware corporation

                                       GENESIS HEALTHCARE CENTERS
                                       HOLDINGS, INC.,
                                        a Delaware corporation

                                       GENESIS HOLDINGS, INC.,
                                        a Delaware corporation

                                       GENESIS PROPERTIES OF DELAWARE
                                       CORPORATION,
                                        a Delaware corporation

                                       HILLTOP HEALTH CARE CENTER, INC.,
                                        a Delaware corporation

                  [signatures continued on the following pages]

                          Form of Revolving Credit Note

                                       KEYSTONE NURSING HOME, INC.,
                                        a Delaware corporation

                                       LINCOLN NURSING HOME, INC.,
                                        a Delaware corporation

                                       McKERLEY HEALTH CARE CENTERS, INC.,
                                        a New Hampshire corporation

                                       WAYSIDE NURSING HOME, INC.,
                                        a Delaware corporation

                                       PROFESSIONAL PHARMACY SERVICES,
                                       INC.,
                                        a Maryland Corporation

                                       MEDICAL SERVICES GROUP, INC.,
                                        a Maryland Corporation

                                       NEIGHBORCARE PHARMACIES, INC.,
                                        a Maryland Corporation

                                       DERBY NURSING CENTER CORPORATION,
                                        a Connecticut Corporation

                                       GENESIS ELDERCARE NATIONAL CENTERS,
                                       INC.,
                                        a Florida Corporation

                                       GENESIS ELDERCARE NETWORK SERVICES,
                                       INC.,
                                        a Pennsylvania Corporation

                                       GENESIS ELDERCARE PROPERTIES, INC.,
                                        a Pennsylvania Corporation

                                       OAK HILL HEALTH CARE CENTER, INC.,
                                        a Virginia Corporation

                                       VERSALINK, INC.,
                                        a Delaware Corporation

ATTEST:

________________________               By:____________________________________
                                       On behalf of each of the foregoing
                                       as Senior Vice President and Chief
                                       Financial Officer

                  [signatures continued on the following pages]

                          Form of Revolving Credit Note

                                    Exhibit B

                               SECOND AMENDED AND
                      RESTATED COLLATERAL AGENCY AGREEMENT

                  THIS SECOND AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of October 7, 1996 by and among

                  GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation ("Genesis") and the SUBSIDIARIES OF GENESIS listed on the signature pages hereof, in each of the following capacities: (i) as a Borrower under the Credit Agreement referred to below, (ii) as a Lease Guarantor or Lessee (as each such term is defined below), and (iii) as a "Grantor" (or similar term) under the Security Documents (defined below) (together with each other Person which may hereafter become a "Grantor" in accordance with Section 1.3(b) hereof, the "Grantors"),

                  MELLON BANK, N.A., as "Administrative Agent and Co-Syndication Agent" under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Revolver Agent" as further defined below), for itself and on behalf of the "Lenders" from time to time parties to such Credit Agreement (the "RCA Lenders") and the "Issuer" under such Credit Agreement (the "Issuer") (the RCA Lenders, the Issuer and the Revolver Agent being referred to collectively as the "RCA Lender Parties"),

                  MELLON BANK, N.A., as "Agent" under the SLF Loan Agreement and SLF Participation Agreement referred to below (in such capacity, together with its successors in such capacity, the "Synthetic Lease Facility Agent") for itself and on behalf of the Synthetic Lease Participants (as defined below) (the Synthetic Lease Participants and the Synthetic Lease Facility Agent being referred to collectively as the "SLF Parties"),

                  Each Person which may hereafter become a party hereto as a SWAP PARTY in accordance with Section 2.3 hereof (each, a "Swap Party"), it being understood that as of the date hereof, there are no Swap Parties, and

                  MELLON BANK, N A., as agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors, the "Collateral Agent").

                                    Recitals:

                  A. Genesis, certain of its Subsidiaries, certain of the RCA Lender Parties and Citibank, N.A. as Co-Agent entered into a certain Amended and Restated Credit Agreement dated as of September 29, 1995 (as heretofore amended, the "Original Credit Agreement").

The Original Credit Agreement is being amended and restated in its entirety pursuant to a Second Amended and Restated Credit Agreement dated as of even date herewith among Genesis, the other Grantors, the RCA Lender Parties, Citibank, N.A. as Co-Syndication Agent and certain other Co-Agents referred to therein (the Original Credit Agreement, as amended and restated by said Second Amended and Restated Credit Agreement and as it may be further amended, supplemented or otherwise modified from time to time, being referred to herein as the "Credit Agreement"). Pursuant to the Credit Agreement, Genesis and the other Grantors are required to pledge all stock and other equity interests, together with all proceeds thereof, in the Lessee, any Borrower or Lease Guarantor owned by them from time to time to secure their respective obligations from time to time to the RCA Lender Parties in connection with the Credit Agreement and the other RCA Loan Documents (as such term is defined below).

                  B. In connection with the Synthetic Lease Facility, Genesis, the other Grantors and the SLF Parties have entered into the SLF Documents (as defined below). Pursuant to the SLF Documents and as more fully set forth therein, Genesis and the other Grantors are required to pledge all stock and other equity interests, together with all proceeds thereof, in the Lessee, any Borrower or Lease Guarantor owned by them from time to time to secure the SLF Obligations (as defined below).

                  C. In connection with the Original Credit Agreement, Genesis, certain of the Grantors, the Revolver Agent and the Collateral Agent entered into a certain Collateral Agency Agreement dated as of September 29, 1995 (as heretofore amended, the "Original Collateral Agency Agreement"). In connection with the Credit Agreement and the Synthetic Lease Facility, the parties hereto desire to amend and restate the Original Collateral Agency Agreement in its entirety.

                  D. Pursuant to the Credit Agreement, Genesis in certain circumstances may be required or permitted to enter into one or more Qualifying Interest Rate Hedging Agreements (as such term is defined in the Credit Agreement) on or after the date hereof.

                  E. Pursuant to the Credit Agreement, the RCA Lender Parties in certain circumstances may permit the Liens granted and made by Genesis and the other Grantors under the Security Documents to be spread to secure the obligations of Genesis to the counterparty under such Qualifying Interest Rate Hedging Agreement in accordance with the terms and conditions hereof. Any Qualifying Interest Rate Hedging Agreement so entitled to the benefits of such Liens in accordance with the terms and conditions hereof is referred to herein as a "Swap Agreement," and the counterparty to such Swap Agreement is referred to herein as a "Swap Party," as such terms are further defined below.

                  F. The Grantors, the RCA Lender Parties, the SLF Parties and the Swap Parties hereby agree that the Collateral Agent will serve as agent for the RCA Lender Parties, the Swap Parties and the SLF Parties with respect to the Joint Stock Collateral, and the Collateral Agent is willing to serve as the Collateral Agent, all on the terms and conditions stated herein.

                  G. It is a condition precedent to the extension of credit under the Credit Agreement and the SLF Documents that the Grantors execute and deliver this Agreement. This Agreement is made by each Grantor, among other things, to induce the RCA Lender Parties to enter into the Credit Agreement and the other RCA Loan Documents, and to induce the RCA Lenders to make "Loans" and to induce the Issuer to issue "Letters of Credit" pursuant to the Credit Agreement. This Agreement is also made to induce the Synthetic Lease Participants to make advances under the SLF Participation Agreement and the Lessor to enter into the Synthetic Lease Facility.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows, with the intent that effective on the Effective Date, the Original Collateral Agency Agreement, including all recitals, exhibits or schedules thereto, shall, without further action or notice, be amended and restated in its entirety to read in the form of this Agreement, including all recitals, exhibits and schedules hereto.

                      ARTICLE 1 - DEFINITIONS; CONSTRUCTION

                  1.1 Certain Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement. In addition to other words and terms defined elsewhere in this Agreement, as used herein, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Agreement" shall mean this Amended and Restated Collateral Agency Agreement, as amended, modified or supplemented from time to time.

                  "Collateral Agent Indemnified Parties" shall have the meaning set forth in Section 5.14 hereof.

                  "Collateral Agent Obligations" shall mean all obligations, from time to time, of any Grantor to the Collateral Agent in its capacity as such (whether or not referred to herein or in any Security Document as constituting Collateral Agent Obligations), including but not limited to amounts payable pursuant to Sections 3.9, 5.12, 5.13 and
         5.14 hereof, in each case whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including but not limited to obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to any Grantor, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law).

                  "Directing Party" shall mean the Revolver Agent, provided that "Directing Party" shall mean the Synthetic Lease Facility Agent if all RCA Loan Obligations have been paid in full, all commitments to extend credit under the Credit Agreement have terminated, and all Letters of Credit have expired, and provided further that "Directing Party" shall mean the Swap Parties if all RCA Loan Obligations have been paid in full, all commitments to extend credit under the Credit Agreement have terminated, all Letters of Credit have expired, the SLF Obligations have been paid in full, and any remaining commitments to extend credit (whether denominated as debt or equity) under the Synthetic Lease Facility, the SLF Loan Agreement and the SLF Participation Agreement have terminated.

                  "Financing Documents" shall mean all RCA Loan Documents and all SLF Documents.

                  "Joint Stock Collateral" shall mean all "Collateral" under the Pledge Agreement.

                  "Lease Guarantor" shall mean each guarantor party to the SLF Guaranty from time to time.

                  "Lessee" shall mean, collectively, the lessee under the Synthetic Lease Facility and any sublessees of such lessee, together with their respective successors and assigns.

                  "Lessor" shall mean Mellon Financial Services Corporation #4 as lessor under the Synthetic Lease Facility, together with its successors and assigns.

                  "Obligations" shall mean all RCA Loan Obligations, all Swap Obligations, all Collateral Agent Obligations and all SLF Obligations.

                  "Office" of the Collateral Agent shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania, or at such other domestic office or offices of the Collateral Agent as may be designated in writing from time to time by the Collateral Agent to Genesis and the Responsible Parties.

                  "Pledge Agreement" shall mean that certain Pledge Agreement, dated as of even date herewith, among the Collateral Agent, Genesis and the other Grantors, as the same may be amended, modified and supplemented from time to time.

                  "Pro Rata Share" of an RCA Lender, an Issuer, a Swap Party or a Synthetic Lease Participant at any time shall mean the proportion by which the sum of the outstanding loans, other outstanding extensions of credit and remaining commitments to extend credit of such Person under the Credit Agreement or the outstanding extensions of credit (whether denominated as debt or equity) and remaining commitments to extend credit of such Person under the Synthetic Lease Facility or the SLF Loan Agreement, or both, as the case may be, at such time bears to the sum, at such time, of (a) the outstanding loans, other outstanding extensions of credit (including letters of credit) and remaining commitments to extend credit of all such Persons under the Credit Agreement, and (b) the outstanding extensions of credit (whether denominated as debt or equity) and remaining commitments to extend credit of all such Persons under the Synthetic Lease Facility and the SLF Loan Agreement.

                  "RCA Loan Documents" shall mean all "Loan Documents" as such term is defined in the Credit Agreement.

                  "RCA Loan Obligations" shall mean all "Loan Obligations" as such term is defined in the Credit Agreement (specifically including but not limited to obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to any obligor, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law). RCA Loan Obligations shall remain such notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the RCA Loan Obligations or any interest therein.

                  "Responsible Parties" shall mean the Revolver Agent, each Swap Party and the Synthetic Lease Facility Agent.

                  "Revolver Agent" at any time shall mean the "Agent" under the Credit Agreement at such time. If there is no Agent under the Credit Agreement at such time, then any notice, demand, or other communication required or permitted to be given by the Revolver Agent hereunder or under any Security Document shall be sufficiently given or made if given by the Required Lenders (as defined in the Credit Agreement), and any notification, demand, consent, document, payment or other communication or item required to be given or made to the Revolver Agent shall be sufficiently given or made if given directly to each RCA Lender entitled thereto.

                  "Secured Parties" shall have the meaning ascribed to such term in the Pledge Agreement.

                  "Secured Party Documents" shall have the meaning ascribed to such term in the Pledge Agreement.

                  "Security Documents" shall mean this Agreement, the Pledge Agreement, the Intercreditor Agreements, any "Joinder Supplement" under and as defined in the Credit Agreement, and any other agreements or instruments from time to time granting or purporting to grant the Collateral Agent a Lien in any property for the benefit of the Secured Parties to secure the Obligations, or subordinating any obligation to the Obligations, in each case pursuant to Section 1.3(a) hereof or otherwise.

                  "Senior Credit Documents" shall mean the Financing Documents and the Swap Documents.

                  "Shared Collateral Account" shall have the meaning set forth in Section 4.1 hereof.

                  "SLF Documents" shall mean the Synthetic Lease Facility, the SLF Loan Agreement, the SLF Participation Agreement, the SLF Guaranty and any other Operative Document (as defined in the SLF Participation Agreement) that evidences any SLF Obligation, as the same may be amended, modified, or supplemented from time to time.

                  "SLF Guaranty" shall mean the SLF Guaranty Agreements of even date herewith executed by Genesis and other Grantors to guarantee obligations under the Synthetic Lease Facility, or the SLF Loan Agreement, or both, as the same may be amended, modified, or supplemented from time to time.

                  "SLF Loan Agreement" means the Amended and Restated Loan Agreement of even date herewith among Lessor, the other Synthetic Lease Participants and Mellon Bank, N.A. as Agent, as such agreement may be amended, modified or supplemented from time to time.

                  "SLF Obligations" shall mean all obligations from time to time of a Lessee, Genesis, any other Grantor or any other Person to any Synthetic Lease Participant (including but not limited to obligations to the Collateral Agent or the Synthetic Lease Facility Agent on their behalf) or the Synthetic Lease Facility Agent, from time to time arising under or in connection with, related to, evidenced by or secured by the Synthetic Lease Facility, the SLF Loan Agreement, the SLF Guaranty, or any other SLF Document, and all extensions, renewals or refinancings thereof, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including but not limited to obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to any such Grantor, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law), but only to the extent such obligations are required to be secured by any Joint Stock Collateral under the terms of the SLF Documents as constituted on the date hereof. Without limitation of the foregoing, such obligations include principal amounts, interest, and fees, indemnities or expenses under or in connection with this Agreement or any other SLF Document, and all extensions, renewals and refinancings thereof.

                  "SLF Participation Agreement" shall mean the Amended and Restated Participation Agreement of even date herewith among the Lessee, the Lessor, the Lenders named therein and Mellon Bank, N.A. as Agent, as such agreement may be amended, modified or supplemented from time to time.

                  "Swap Documents" shall mean the Swap Agreements and the Security Documents.

                  "Swap Obligations" shall mean all obligations from time to time of Genesis to the Swap Parties under or in connection with the Swap Agreements, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including but not limited to obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to Genesis, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law).

                  "Synthetic Lease Facility" shall mean the Amended and Restated Lease and Agreement dated of even date herewith, and any subleases thereunder, between Lessor and Lessee, as the same may be amended, modified or supplemented from time to time.

                  "Synthetic Lease Facility Agent" at any time shall mean the "Agent" under the SLF Participation Agreement and the SLF Loan Agreement at such time. If there is no Agent under the SLF Participation Agreement and the SLF Loan Agreement at such time, then any notice, demand, or other communication required or permitted to be given by the Synthetic Lease Facility Agent hereunder or under any Security Document shall be sufficiently given or made if given by the Required Participants (as defined in the SLF Participation Agreement), and any notification, demand, consent, document, payment or other communication or item required to be given or made to the Synthetic Lease Facility Agent shall be sufficiently given or made if given directly to each Participant entitled thereto.

                  "Synthetic Lease Participants" shall mean collectively the Lessor and the Lenders under the SLF Loan Agreement from time to time.

                  1.2 Construction. In this Agreement and each other Security Document, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or;" and the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired. The words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Security Document refer to this Agreement or such other Security Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Security Document. The words "includes" and "including" (and similar terms) in this Agreement or any other Security Document mean "includes without limitation" and "including without limitation," respectively (and similarly for similar terms). References in this Agreement or any other Security Document to "determination" (and similar terms) by the Collateral Agent or by any Secured Party include good faith estimates by the Collateral Agent or such Secured Party (in the case of quantitative determinations) and good faith beliefs by the Collateral Agent or such Secured Party (in the case of qualitative determinations). No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Security Document. The section and other headings contained in this Agreement and in each other Security Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Security Document in any respect.

                  1.3  Additional Security Documents; Additional Grantors.

                  (a) A Grantor, or another Person, may from time to time execute and deliver agreements, instruments or documents in form and substance satisfactory to the Collateral Agent from time to time granting or purporting to grant to the Collateral Agent a Lien in any property for the benefit of the Secured Parties to secure the Obligations, or constituting a SLF Guaranty for the Obligations, or subordinating any obligation to the Obligations. Each such agreement, instrument or document shall constitute a "Security Document" for purposes of this Agreement.

                  (b) With the consent of the Collateral Agent, acting at the direction of the Directing Party, any Person may at any time become an additional Grantor hereunder by executing and delivering to the Collateral Agent an instrument in form and substance satisfactory to the Collateral Agent whereby such Person agrees to be bound by the provisions of this Agreement. Upon execution and delivery of such instrument, such Person shall be and become a "Grantor" for purposes of this Agreement.

                        ARTICLE 2 - THE COLLATERAL AGENCY

                  2.1 Appointment. The RCA Lender Parties, the SLF Parties and the Swap Parties each hereby irrevocably appoint Mellon Bank, N.A. to act as Collateral Agent for each Secured Party under this Agreement and the other Security Documents. The RCA Lender Parties, the SLF Parties and the Swap Parties each hereby irrevocably authorize the Collateral Agent to take such action on behalf of each Secured Party under the provisions of this Agreement and the other Security Documents, and to exercise such powers and to perform such duties, as are specifically delegated to or required of the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. hereby agrees to act as the Collateral Agent on the terms and conditions set forth in this Agreement and the other Security Documents, subject to its right to resign as provided herein. Each Secured Party hereby irrevocably authorizes the Collateral Agent to execute and deliver each of the Security Documents and to accept delivery of such of the Security Documents as may not require execution by the Collateral Agent. Each Secured Party hereby agrees that the rights and remedies given to the Collateral Agent under the Security Documents shall be exercised exclusively by the Collateral Agent, and that no Secured Party shall have any right individually to exercise any such right or remedy, except to the extent, if any, otherwise expressly provided herein or therein.

                  2.2 Exercise of Powers. Subject to the other provisions of this Agreement, the Collateral Agent shall take any action of the type specified herein or in any other Security Documents as being within the Collateral Agent's rights, powers or discretion in accordance with directions from the Directing Party (or, to the extent this Agreement or such Security Document specifically requires the consent or direction of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of any such instructions, the Collateral Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take such action, to the extent not inconsistent with directions by the Directing Party, unless this Agreement or such Security Document specifically requires the consent or direction of the Directing Party (or some other Person or set of Persons), in which case the Collateral Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all of the Secured Parties. The Collateral Agent shall not have any liability to any Person as a result of (a) the Collateral Agent acting or refraining from acting in accordance with the directions of the Directing Party (or other applicable Person or set of Persons), (b) the Collateral Agent refraining from acting in the absence of instructions to act from the Directing Party (or other applicable Person or set of Persons), whether or not the Collateral Agent has discretionary power to take such action, or (c) the Collateral Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (c) to the provisions of Section 5.2 hereof).

                  2.3 Swap Agreements and Swap Parties. A Qualifying Interest Rate Hedging Agreement shall constitute a "Swap Agreement" entitled to the benefit of this Agreement, and the counterparty to such agreement shall constitute a "Swap Party," if and only if: (a) such counterparty is an RCA Lender and executes a Joinder Supplement in substantially the form of Exhibit A hereto (each, a "Joinder Supplement"), pursuant to which such counterparty shall agree to become a party hereto and bound hereby as a "Swap Party," and pursuant to which a particular Qualifying Interest Rate Hedging Agreement is designated as a "Swap Agreement," (b) the Synthetic Lease Facility Agent and the Revolver Agent each consent thereto, and (c) Genesis consents thereto.

                  2.4  Amendments to Financing Documents.

                  The provisions of this Agreement shall remain in full force and effect in accordance with its terms regardless of any amendment, modification or supplement to any Senior Credit Document. Without limitation of the foregoing, this Agreement shall apply in accordance with its terms notwithstanding any increase, decrease, addition or change in the amount, nature, type or purpose of any of the Obligations.

                  2.5  Certain Intercreditor Matters.

                  (a) The provisions of Article 4 hereof apply solely to priorities of distributions resulting from realization on the Security Documents, and not to the priorities of the Obligations. Nothing contained in this Agreement or in any other Security Document is intended to effect a subordination of any Obligation to any other Obligation.

                  (b) The priority of distribution specified in Article 4 of this Agreement is based upon the assumptions that (i) the Liens in the Joint Stock Collateral in favor of the Collateral Agent on behalf of each of the Secured Parties will be equally valid, perfected and nonavoidable as to each such Secured Party and (ii) the Liens in the Joint Stock Collateral in favor of the Collateral Agent on behalf of each of the Secured Parties will be deemed of equal priority as against all Persons other than Secured Parties in their capacities as such. If and to the extent any such assumption proves to be incorrect as to a particular Secured Party or particular set of Secured Parties, any resulting loss shall be borne solely by such Secured Party or set of Secured Parties, and the distributions referred to in Article 4 hereof shall be adjusted accordingly.

                  (c) The Secured Parties hereby agree that, upon any realization on the Security Documents (including but not limited to realization on any of the Joint Stock Collateral or any collection or application of funds, by set-off or otherwise, on account of any Obligations owed under any direct or indirect guaranty which is a Security Document), the Secured Parties shall share in the proceeds of such realization in the manner provided in this Agreement, and if any Secured Party shall realize any funds on the Security Documents otherwise than pursuant to this Agreement, such Secured Party shall remit the same to the Collateral Agent, which shall apply the same as provided herein.

                  (d) This Agreement applies to realization on the Security Documents, and nothing in this Agreement or in any other Security Document, express or implied, shall be construed to require any Secured Party to share with any other Secured Party any collections received on account of Obligations other than on account of the Security Documents. Without limitation of the foregoing: (i) each SLF Party and Swap Party acknowledges that the RCA Lender Parties may be granted cash collateral for outstanding Letters of Credit from time to time as provided in the Credit Agreement, and realization on the foregoing by the RCA Lender Parties is not subject to this Agreement (and hence need not be shared with the SLF Parties or Swap Parties), (ii) collections on account of setoff against the Grantors

(except to the extent the funds setoff constitute Joint Stock Collateral) or exercise of any right of bankers' lien against the Grantors are not subject to this Agreement, and (iii) the RCA Lender Parties' and Swap Parties' agreement that they have no rights, as RCA Lender Parties or Swap Parties, respectively, in any Collateral (as defined in the SLF Participation Agreement) other than the Joint Stock Collateral, including, without limitation, rights to share in collections from such other Collateral or rights to dictate whether, or in what order, rights and remedies are exercised against such other Collateral under any theory of marshalling of assets, or otherwise, and all such rights that might otherwise exist are hereby waived. The Swap Parties, the Grantors and the Collateral Agent hereby (x) waive all rights to demand or to have any marshalling of the Joint Stock Collateral or other guaranties, collateral security or other direct or indirect security for some or all of the Obligations, and (y) consent and agree that the RCA Lender Parties and SLF Parties may exercise their rights and remedies hereunder, under other Security Documents and under such other guaranties, collateral security or other direct or indirect security, in any order, and that the RCA Lender Parties and SLF Parties need not exercise any right or remedy under such other guaranties, collateral or other indirect security before exercising any rights or remedies hereunder or under other Security Documents.

                  (e) The Swap Parties shall not have any right to require or contest the taking of or failure to take any action by the Collateral Agent, or to direct the Collateral Agent to exercise any right or remedy under this Agreement or any other Security Document, unless the Swap Parties are then the Directing Party. The Swap Parties shall have no right at any time to require the RCA Lender Parties or the SLF Parties to exercise any right or remedy under this Agreement or any other Security Document, or any other right or remedy available to any RCA Lender Party or SLF Party.

                  (f) Any action taken to exercise any remedy against the Joint Stock Collateral shall be taken only at the joint direction of the Directing Party and the Synthetic Lease Facility Agent (unless the Swap Parties are the then Directing Party, in which case only the direction of the Swap Parties, as Directing Party, shall be necessary).

                         ARTICLE 3 - SECURITY DOCUMENTS

                  3.1  General Relation to Security Documents.

                  (a) All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any other Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any other Security Document may be exercised from time to time as herein and therein provided.

                  (b) This Agreement is intended to be supplemental to, and not in limitation of, the other Security Documents, and the rights and remedies of the Collateral Agent contained herein and therein are intended to be cumulative. However, in the event of actual and irreconcilable conflict between the provisions hereof and the provisions of the other Security Documents, the provisions of this Agreement shall be controlling except as expressly set forth in the other Security Documents.

                  3.2 Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in the name of such attorney-in-fact, from time to time in the Collateral Agent's discretion, for the purpose of signing documents and taking other action as the Collateral Agent may deem necessary or appropriate to perfect and protect the Liens of the Collateral Agent in the Joint Stock Collateral or otherwise to accomplish the purposes hereof. This power of attorney is a power coupled with an interest, shall be irrevocable and shall not be subject to the limitations of Section 3.3 hereof. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Agreement or any other Security Document to make collections in respect of the Joint Stock Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of such Grantor representing any dividend, payment or other distribution in respect of the Joint Stock Collateral and to give full discharge for the same.

                  3.3 Certain Rights After Event of Default. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, so long as any Event of Default has occurred and is continuing, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement or any other Security Document and to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, such Grantor hereby gives the Collateral Agent the power and right on behalf of such Grantor, without notice to or further assent by such Grantor, to do the following:

                  (a) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Joint Stock Collateral;

                  (b) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Collateral Agent as, or in connection with, the Joint Stock Collateral;

                  (c) to commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding respect to, or in connection with, the Joint Stock Collateral;

                  (d) to sell, transfer, assign or otherwise deal in or with the Joint Stock Collateral or any part thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof; and

                  (e) to do, at its option and at the expense and for the account of such Grantor, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Joint Stock Collateral and to realize upon the Joint Stock Collateral.

                  3.4 Right to Initiate Judicial Proceedings. If an Event of Default has occurred and is continuing, the Collateral Agent (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each other Security Document and (b) may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Joint Stock Collateral and to sell all or, from time to time, any of the Joint Stock Collateral under the judgment or decree of a court of competent jurisdiction. This Section shall not be construed to limit any right or remedy otherwise available to the Collateral Agent under this Agreement, any other Security Document or otherwise by Law to act without judicial proceedings.

                  3.5 Right to Appoint a Receiver. If an Event of Default has occurred and is continuing, upon the filing of a bill in equity or other commencement of judicial proceedings or other applicable action set forth in any Security Document to enforce the rights of the Collateral Agent under this Agreement or any other Security Document, the Collateral Agent shall, to the extent permitted by Law and except to the extent (if any) expressly forbidden by a Security Document, without notice to any Grantor or any party claiming through any Grantor, without regard to the solvency or insolvency at the time of any Grantor or any other Person then liable for the payment of any of the Obligations, without regard to the then value of the Joint Stock Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Joint Stock Collateral, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment or as the applicable Security Document, as the case may be, shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Joint Stock Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided, that notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it pursuant to this Agreement or any other Security Document.

                  3.6  Remedies Not Exclusive, Etc.

                  (a) No remedy conferred upon or reserved to the Collateral Agent or any other Secured Party herein or in any other Security Document or the Senior Credit Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or any other Security Document or any Senior Credit Document or now or hereafter existing at law or in equity or otherwise.

                  (b) No delay or omission by the Collateral Agent or any other Person to exercise any right, remedy or power hereunder or under any other Security Document or any other Senior Credit Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement, any other Security Document or any other Senior Credit Document to the Collateral Agent or any other Person may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent or such other Person, as the case may be.

                  (c) If the Collateral Agent or any other Person shall have proceeded to enforce any right, remedy or power under this Agreement or any other Security Document or any other Senior Credit Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then each Grantor, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder in all respects and, subject to any determination in such proceeding, thereafter all rights, remedies and powers of the Collateral Agent and every other Person shall continue as though no such proceeding had been taken.

                  (d) All rights of action and of asserting claims upon or under this Agreement and the other Security Documents may be enforced by the Collateral Agent without the possession of any original or executed instrument evidencing or governing any Obligation and without the production thereof at any trial or other proceeding relative to such claims, and any suit or proceeding instituted by the Collateral Agent shall be, subject to the provisions of this Agreement, brought in its name as Collateral Agent, and any recovery of judgment shall be held as part of the Shared Collateral Account.

                  3.7 Certain Waivers. Following an Event of Default under any Senior Credit Document:

                  (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption Law, or any Law permitting it to direct the order in which the Joint Stock Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other Security Document, hereby waives all benefit or advantage of all such Laws, and covenants that it will not hinder, delay or impede under color of any such Law the execution of any power granted to the Collateral Agent in this Agreement or any other Security Document but will suffer and permit the execution of every such power as though no such Law were in force.

                  (b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Joint Stock Collateral upon any sale, whether made under any power of sale granted herein or in any other Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Security Document, and consents and agrees that all the Joint Stock Collateral may, at any such sale, be offered and sold as an entirety. Each Grantor hereby waives any and all rights it may at any time have to require the Collateral Agent or any other Secured Party to exercise or exhaust its rights and remedies under this Agreement, any other Security Document, any other Senior Credit Document, any other agreement or instrument, at law or in equity, as between different Persons or against any single Person, or as between different items of direct or indirect security for any of the Obligations or against any single item of such security, in any particular order, method or manner.

                  (c) Each Grantor waives, to the extent permitted by applicable Law, presentment, demand, protest and any notice of any kind (except notices expressly required hereunder or under any other Security Document) in connection with this Agreement and the other Security Documents and any action taken by the Collateral Agent with respect to the Joint Stock Collateral.

                  3.8 Limitation on Collateral Agent's Duty in Respect of Joint Stock Collateral. Beyond its duties expressly provided herein or in any other Security Document and its duty to account to the applicable Grantor or Secured Parties for moneys and other property received by it hereunder or under any other Security Document, the Collateral Agent shall not have any duty to any Grantor as to any other Joint Stock Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

                  3.9 Fees, Taxes, Etc. Genesis and the other Grantors jointly and severally agree to pay any and all Lien search, stamp, document, transfer, filing, recording, registration, excise or sales fees and taxes and all similar impositions now or hereafter payable or determined in good faith by the Collateral Agent to be payable in connection with this Agreement, the other Security Documents, or any other documents, instruments or transactions pursuant to or in connection herewith or therewith and agree to hold the Collateral Agent and each other Secured Party harmless from and against any and all present or future claims or liabilities with respect to, or resulting from any delay in paying or omission to pay, any such fees, taxes or impositions. Such agreement extends, without limitation, to any and all taxes or other state documentary stamp or intangible tax with respect to the filing or recording of any financing statements or mortgages in connection herewith or in connection with any other Security Document, regardless of whom such taxes are levied or assessed against. The obligations of Genesis and the Grantors under this Section shall survive the termination of this Agreement and the termination of any other Security Document.

                  3.10 Maintenance of Liens. Each Grantor at its expense will cause financing statements (and continuation statements with respect to such financing statements) and any other appropriate instruments from time to time constituting Security Documents, to be recorded, published, registered and filed in such manner, at such times and in such places, and will pay all such recording, publishing, registration, filing or other taxes, fees and charges, and will do such other acts and things as may be required from time to time to establish, perfect, maintain, preserve, and protect the Liens of the Security Documents as valid and perfected Liens on the Joint Stock Collateral covered thereby, prior to all other Liens except Permitted Liens.

                  3.11 Further Assurances. At any time and from time to time, upon the request of the Collateral Agent, and at the expense of the Grantor, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further actions as are necessary or requested to establish, confirm, maintain and continue and to perfect, or to protect the perfection of, the Liens created and intended to be created hereunder and under the other Security Documents, and all assignments made or intended to be made pursuant thereto, or to obtain the full benefits of this Agreement and the other Security Documents and of the rights and powers herein and therein granted, including, without limitation, the execution and delivery of any further assignments, security agreements, pledges and further assurances and the filing of any financing or continuation statements. Each Grantor also hereby authorizes the Collateral Agent to sign and file financing statements and continuation statements at any time with respect to any Joint Stock Collateral without the signature of such Grantor (where permitted by applicable law) and appoints the Collateral Agent as its attorney-in-fact to do all other acts and things which the Collateral Agent may deem necessary or advisable to preserve, perfect and continue perfected the Collateral Agent's Liens in the Joint Stock Collateral.

                            ARTICLE 4 - DISTRIBUTIONS

                  4.1 Shared Collateral Account. For purposes of collecting cash proceeds of the Joint Stock Collateral, the Collateral Agent shall establish one or more deposit accounts at its Office, titled in its own name as Collateral Agent hereunder (collectively, the "Shared Collateral Account"). The Collateral Agent shall maintain the Shared Collateral Account as agent hereunder, and the assets therein shall be segregated and not commingled with other assets of the Collateral Agent. The Shared Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent and shall constitute shared collateral hereunder. All right, title and interest in and to the Shared Collateral Account, funds on deposit therein from time to time, all proceeds of the conversion thereof into cash, instruments, securities or other property, and all other proceeds thereof, shall vest in the Collateral Agent, and each Grantor hereby grants, conveys, assigns, pledges and transfers to the Collateral Agent, and grants to and creates in favor of the Collateral Agent, a continuing Lien in the foregoing. Each Grantor hereby represents, warrants, covenants and agrees that such Lien shall at all times be valid, perfected and of first priority, subject to no other Lien whatever, and each Grantor, jointly and severally, shall take or cause to be taken such actions and shall execute and deliver such instruments and documents as may be necessary, appropriate, or in the Collateral Agent's or any other Secured Party's judgment desirable to perfect or protect the Lien and security interest intended to be created hereby. The Grantors shall not create or suffer to exist any Lien on any amounts or investment held in the Shared Collateral Account other than the Lien in favor of the Collateral Agent granted under this Section 4.1.

                  4.2 Investment. The Collateral Agent shall invest and reinvest moneys on deposit in the Shared Collateral Account in Cash Equivalent Investments (or in such of them as shall be specified by the Directing Party from time to time) in its own name as agent hereunder, and all such investments and the interest and income received thereon and the net proceeds on the sale or redemption thereof shall be held in the Shared Collateral Account. The Collateral Agent may liquidate investments prior to maturity to make a distribution pursuant to Section 4.4 hereof.

                  4.3 Deposits. The Collateral Agent shall deposit in the Shared Collateral Account all funds required to be so deposited under any Security Document or any other Financing Document. No other funds shall be deposited in the Shared Collateral Account or commingled with funds in the Shared Collateral Account. The Collateral Agent shall establish a separate subaccount within the Shared Collateral Account for each Grantor, and the Collateral Agent shall deposit into the corresponding subaccount all funds to be deposited in the Shared Collateral Account received from or on behalf of such Grantor (including but not limited to proceeds of Joint Stock Collateral owned by such Grantor). The Collateral Agent may establish such other subaccounts as it deems appropriate from time to time.

                  4.4 Distributions. The Collateral Agent shall make distributions from the Shared Collateral Account from time to time when directed by the Directing Party or at such other times as may be required by Law, except that the Collateral Agent shall have the right at any time to apply moneys held by it in the Shared Collateral Account to the payment of due and unpaid Collateral Agent Obligations. All moneys held by the Collateral Agent in the Shared Collateral Account shall, to the extent available for distribution, be distributed by the Collateral Agent as follows:

                  First: to the Collateral Agent for any Collateral Agent Obligations due and unpaid upon such distribution date;

                  Second: to (a) the Revolver Agent, for the payment of all amounts due to Revolver Agent in its capacity as such under the Credit Agreement which are unpaid on such distribution date and (b) to the Synthetic Lease Facility Agent, for payment of all amounts due to the Synthetic Lease Facility Agent in its capacity as such under the SLF Participation Agreement and the SLF Loan Agreement which are unpaid on such distribution date;

                  Third: to (a) the Revolver Agent, for the account of the RCA Lender Parties, in an amount equal to all amounts due and payable to the RCA Lender Parties on such distribution date with respect to RCA Loan Obligations, (b) the Synthetic Lease Facility Agent, for the account of the Synthetic Lease Participants, in an amount equal to all amounts due and payable to the Synthetic Lease Participants on such distribution date with respect to the SLF Obligations, and (c) each Swap Party, in an amount equal to all amounts due and payable to such Swap Party, on such distribution date with respect to Swap Obligations; provided, that if such moneys to be distributed by the Collateral Agent shall be insufficient to pay in full the amounts referred to in the foregoing clauses (a), (b), and (c), then such distribution shall be made ratably (without priority of any one over any other) to the Revolver Agent, the Synthetic Lease Facility Agent and the Swap Parties in proportion to the respective amounts referred to in the foregoing clauses (a), (b) and (c) on such distribution date.

                  Finally: if all RCA Loan Obligations, SLF Obligations and Swap Obligations shall have been paid in full in cash, all commitments to lend or issue Letters of Credit or extend credit under the Credit Agreement, the Synthetic Lease Facility and the SLF Loan Agreement shall have terminated, all outstanding Letters of Credit under the Credit Agreement shall have terminated and all Swap Agreements shall have terminated, any surplus then remaining shall be paid to the applicable Grantor or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                           The Synthetic Lease Facility Agent, the Revolver
Agent, the Swap Parties and the Collateral Agent may amend item "Third" above to provide for a different order of distribution among themselves in a writing signed by the Synthetic Lease Facility Agent, the Revolver Agent, the Swap Parties and the Collateral Agent and delivered to Genesis on behalf of the Grantors.

                  4.5 Calculations. In making the determinations and allocations required by Section 4.4 hereof, the Collateral Agent may rely upon information supplied by the Revolver Agent as to the amounts described in clause (a) of item "Second" and clause (a) of item "Third", may rely upon information supplied by the Synthetic Lease Facility Agent as to the amounts described in clause (b) of item "Second" and clause (b) of item "Third" and may rely upon information supplied by the Swap Parties as to the amounts described in clause (c) of item "Third", and the Collateral Agent shall have no liability to any Secured Party for actions taken in reliance on such information. All distributions made by the Collateral Agent pursuant to Section 4.4 hereof shall be final as against the Collateral Agent (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the Synthetic Lease Facility Agent, the Revolver Agent, any Swap Party or any other Secured Parties of any amounts distributed to them.

                  4.6 Application of Moneys. Each Secured Party agrees to apply moneys distributed under Section 4.4 hereof to satisfaction of the corresponding obligation described therein.

                        ARTICLE 5 - THE COLLATERAL AGENT

                  5.1 General Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents, and no implied duties or responsibilities on the part of the Collateral Agent shall be read into this Agreement or any other Security Document or shall otherwise exist. The duties and responsibilities of the Collateral Agent shall be mechanical and administrative in nature, and the Collateral Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Secured Party. The Collateral Agent is and shall be solely the agent of the Secured Parties. The Collateral Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any Grantor or any Person other than the Secured Parties. The Collateral Agent shall be under no obligation to take any action hereunder or under any other Security Document if the Collateral Agent believes in good faith that taking such actions may conflict with any Law or any provision of this Agreement or any other Security Document, or may require the Collateral Agent to qualify to do business in any jurisdiction where it is not then qualified.

                  5.2 General Exculpation. Notwithstanding any other provision hereof or of any other Security Document, but subject to Section 5.5 hereof, neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable to any Grantor or any Secured Party for any action taken or omitted to be taken by it or them hereunder or under any other Security Document or in connection herewith or therewith unless caused by its or their own gross negligence or willful misconduct.

                  5.3 Certain Disclaimers. The Collateral Agent shall not be responsible to any Secured Party for: (a) the execution, delivery, effectiveness, genuineness, validity, enforceability or adequacy of this Agreement or any other Security Document, (b) any recital, report, statement, document, certificate, warranty or representation made by or on behalf of any Person other than the Collateral Agent contained herein or therein or given or made in connection herewith or therewith, (c) the validity, enforceability, perfection, recordation, continued perfection or recordation, priority, adequacy or value, now or at any time in the future, of any security purported to be afforded hereby or by any of the other Security Documents or (d) insuring the Joint Stock Collateral or paying any taxes, charges or assessments or discharging Liens on any Joint Stock Collateral. The Collateral Agent shall be under no obligation to any Secured Party to ascertain, inquire or give any notice relating to (x) the performance or observance by any Grantor or any other Person of the terms or conditions of this Agreement, any other Security Document or any other Senior Credit Document, (y) the business, operations or condition (financial or otherwise) of any Grantor or any other Person or (z) the existence or possible existence of an Event of Default or Potential Default (as such terms are defined in the SLF Documents and in the Credit Agreement). The Collateral Agent shall not be deemed to have any knowledge or notice of the occurrence of any such Event of Default unless the Collateral Agent has received notice from the Synthetic Lease Facility Agent or the Revolver Agent referring to this Agreement, describing such Event of Default, and stating that such notice is a "notice of default."

                  5.4 Right to Require Indemnity. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Security Document, at the direction of the Directing Party or another Person or set of Persons, unless it shall first be indemnified to its satisfaction by the Lenders or by such Person or set of Persons against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  5.5 Delegation of Duties. The Collateral Agent may execute any of its duties as Collateral Agent hereunder or under any other Security Document by or through employees, agents and attorneys-in-fact and shall not be answerable for the default or misconduct of any such agents or attorneys-in-fact selected by it, except as to money or securities received by it or its authorized agents. The Collateral Agent may hold certificates, instruments and securities pledged to it under any Security Document in the name of a nominee, including without limitation in the name of any Affiliate of the Collateral Agent or any Lender.

                  5.6  Reliance, Etc.

                  (a) Whenever in the administration of duties under this Agreement or the other Security Documents the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Grantor or any other Person in connection with the taking, suffering or omitting of any action hereunder or thereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be provided or established by a certificate of such Grantor or other Person delivered to the Collateral Agent, and the Collateral Agent may conclusively rely thereon.

                  (b) The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper, document, telephone conversation or other communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons (whether or not made in the manner specified herein or in the applicable Security Documents). The Collateral Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any other Security Document.

                  (c) The Collateral Agent may consult with legal counsel (including in-house counsel for the Collateral Agent or in-house or other counsel for any Secured Party), independent public accountants and any other experts selected by it from time to time, and the Collateral Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (d) The Collateral Agent shall be under no obligation or duty to take any action hereunder or under any other Security Document if taking such action would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, unless it is first fully indemnified to its satisfaction against such tax.

                  5.7 Representations, Etc. Each Secured Party expressly acknowledges: (a) that the Collateral Agent has not made any representations or warranties to it, except as expressly set forth herein and that no act by the Collateral Agent taken heretofore or hereafter, including without limitation any review of the affairs of any Grantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party; (b) that it has made and will make its own independent investigation of the financial condition and affairs (including, without limitation investigation and examination of any agreements or instruments pertaining to the transactions contemplated by the Senior Credit Documents), and its own appraisal of the creditworthiness of the Grantors; (c) that it has made its own independent investigation and evaluation of the legal matters relating to this Agreement, the other Security Documents and the Senior Credit Documents; and (d) that the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit or other information, except for notices, reports or other information, if any, expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder or under any other Security Document.

                  5.8 Disclosure Authorized. Each Grantor authorizes the Collateral Agent, as the Collateral Agent may elect in its sole discretion, to discuss with and furnish to any Secured Party or any Person which is an assignee of or participant in, or a prospective assignee of or participant in, any Obligation or participation therein, all financial statements, audit reports and other information pertaining to the transactions contemplated by the Senior Credit Documents, relating to any Grantor, its agents or its partners or otherwise. Neither the Collateral Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of the condition of any Grantor which the Collateral Agent may elect to distribute, nor shall the Collateral Agent or any of its employees, officers, directors or agents be liable to any Person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

                  5.9 Collateral Agent in Individual Capacity. The Collateral Agent may be a Lender, the Issuer, the Synthetic Lease Facility Agent, the Lessor, a Synthetic Lease Participant, the Revolver Agent or a Swap Party, and in such event the Collateral Agent, in its capacity as Lender, Issuer, Synthetic Lease Facility Agent, Lessor, Synthetic Lease Participant, Revolver Agent or Swap Party, shall have the same rights and powers as any other Lender, Issuer, Synthetic Lease Facility Agent, Lessor, Synthetic Lease Participant, Revolver Agent or Swap Party, and may exercise the same as though it were not the Collateral Agent, and the terms "Lenders", "Issuer", "Synthetic Lease Facility Agent", "Lessor", "Synthetic Lease Participant", "Revolver Agent" and "Swap Party" shall, unless the context hereof otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, enter into leases with, enter into or participate in Interest Rate Hedging Agreements with, and generally engage in any kind of banking or trust business with, the Grantors and their respective stockholders, partners, subsidiaries and affiliates as though it were not acting as Collateral Agent hereunder.

                  5.10 Moneys to be Held As Agent. All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or any other Security Document shall be held by it as agent for the purposes for which such moneys were paid or are held. The Collateral Agent shall not, except as otherwise provided herein, be liable for any interest thereon.

                  5.11 Responsible Parties. The Collateral Agent may deem and treat each Responsible Party named herein as the Responsible Party hereunder and under the other Security Documents for all purposes hereof unless and until written notice of the assignment or transfer of such Responsible Party's rights hereunder and thereunder shall have been filed with the Collateral Agent. Any request, instruction, authority or consent of any Person who at the time of making such request or giving such instruction, authority or consent is a Responsible Party hereunder shall be conclusive and binding on any subsequent successor, assignee or transferee.

                  5.12 Compensation. Genesis and the Grantors hereby jointly and severally agree to pay to the Collateral Agent, from time to time upon demand, reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the other Security Documents; provided, that if and so long as the Collateral Agent is also the Revolver Agent and no Event of Default (as defined in the SLF Documents and in the Credit Agreement) has occurred and is continuing, neither the Collateral Agent nor any co-Collateral Agent shall be entitled to any compensation under this Section 5.12.

                  5.13 Expenses. Genesis and the Grantors hereby jointly and severally agree to pay or cause to be paid and to save the Collateral Agent harmless against liability for the payment of all out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel and all other professional, accounting, evaluation and consulting costs) incurred by the Collateral Agent from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement, any Joinder Supplement or any other Security Document or other instruments or documents related hereto or thereto, (ii) any amendments, modifications, waivers or consents (whether or not ultimately entered into or granted) hereto or thereto, (iii) the enforcement or preservation of rights hereunder or thereunder (including but not limited to any such costs or expenses arising from or relating to (A) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Joint Stock Collateral or the Collateral Agent's Lien thereon, including without limitation advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (B) collection or enforcement of any other amount owing hereunder or thereunder by the Collateral Agent, and (C) any litigation, proceeding, dispute, workout, restructuring or rescheduling related in any way to this Agreement or any other Security Document or any other agreement or instrument related hereto or thereto). The agreements contained in this Section shall survive the termination of this Agreement and the other Security Documents.

                  5.14 Indemnity. Genesis and the Grantors hereby jointly and severally agree to reimburse and indemnify the Collateral Agent, its affiliates, and their respective directors, officers, employees, attorneys and agents ("Collateral Agent Indemnified Parties"), and each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Collateral Agent Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Collateral Agent Indemnified Party shall be designated a party thereto) which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of this Agreement, any other Security Document or any other agreement or instrument in connection herewith or therewith or the matters referred to herein or therein, or the administration or enforcement hereof or thereof, or any action taken or omitted by the Collateral Agent hereunder or thereunder; provided, however, that Genesis and the Grantors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Collateral Agent Indemnified Party, as finally determined by a court of competent jurisdiction. The agreements contained in this Section shall survive the termination of this Agreement and the other Security Documents.

                  5.15 Indemnification by Secured Parties. Each Secured Party (other than the Collateral Agent) hereby agrees to reimburse and indemnify each Collateral Agent Indemnified Party (to the extent such Collateral Agent Indemnified Party is not reimbursed by Genesis or the Grantors and without limitation of the obligation of Genesis and the Grantors to do so), ratably in accordance with each Secured Party's Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for such Collateral Agent Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Collateral Agent Indemnified Party shall be designated a party thereto) which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of this Agreement, any other Security Document or any other agreement or instrument in connection herewith or therewith or the matters referred to herein or therein, or the administration or enforcement hereof or thereof, or any action taken or omitted by the Collateral Agent hereunder or thereunder; provided, however, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Collateral Agent Indemnified Party, as finally determined by a court of competent jurisdiction. The agreements contained in this Section shall survive the termination of this Agreement and the other Security Documents.

                  5.16 Interest. All amounts payable by any Grantor to the Collateral Agent under this Agreement or any other Security Document shall bear interest (without duplication of any interest Obligation under any other Financing Document) from the date when due to the date of payment (before and after judgment) at a rate per annum (based on a year of 365 days and actual days elapsed) 2% above the then-current Prime Rate Option.

                  5.17 Collateral Agent Obligations. Notwithstanding anything to the contrary in this Agreement, the Collateral Agent shall have the right to apply any of the funds held by the Collateral Agent in the Shared Collateral Account to Collateral Agent Obligations.

                  5.18  Successor Collateral Agent.

                  (a) The Collateral Agent may resign at any time by giving prior written notice thereof to each Responsible Party and Genesis, and may be removed without cause at any time by the Directing Party by giving ten days' prior written notice thereof to each Responsible Party, Genesis and the Collateral Agent. Such resignation or removal shall be effective on the date specified in such notice and, on such date, the resigning or removed Collateral Agent shall be automatically discharged from its duties under this Agreement and the other Security Documents without requirement of any further action by such resigning or removed Collateral Agent. Upon any such resignation or removal, the Directing Party shall have the right to appoint a successor Collateral Agent, subject to the approval of Genesis as to the identity of such successor Collateral Agent (which approval shall not be unreasonably withheld or delayed) unless such successor Collateral Agent is an RCA Lender or Synthetic Lease Participant and unless an Event of Default or Potential Default (as defined in either the SLF Documents or the Credit Agreement) shall have occurred and be continuing. If no successor Collateral Agent shall have been appointed and shall have accepted such appointment within ten days after such notice of resignation or removal, then the resigning or removed Collateral Agent, on behalf of the Secured Parties, may, but shall not be obligated to, appoint a successor Collateral Agent. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within thirty days after such notice of resignation or removal, any Secured Party may apply to any court of competent jurisdiction to appoint a successor Collateral Agent until such time, if any, as a successor Collateral Agent shall have been appointed as provided in this Section 5.18. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Directing Party as provided in this Section 5.18.

                  (b) Any successor Collateral Agent shall be either a lender or a commercial bank or trust company organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $1,000,000,000.

                  (c) Upon the acceptance by a successor Collateral Agent of its appointment as Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all of the properties, rights, powers, duties, authority and title of the retiring Collateral Agent in its capacity as such, without any further act, deed or conveyance; but such predecessor Collateral Agent shall nevertheless, on the request of Genesis, the Synthetic Lease Facility Agent, the Revolver Agent or the successor Collateral Agent from time to time, execute and deliver instruments transferring and confirming to such successor all the properties, rights, powers, duties, authority and title of such predecessor, and shall deliver all securities and moneys held by it or them to such successor agent or agents. After any Collateral Agent's resignation or removal hereunder as Collateral Agent, such Collateral Agent shall be discharged from its duties under this Agreement and the other Security Documents in its capacity as Collateral Agent, but the provisions of this Article 5 shall continue to inure to its benefit as to any actions taken or omitted by it while it was Collateral Agent under this Agreement and the other Security Documents. If and so long as no successor Collateral Agent shall have been appointed, then any notice or other communication required or permitted to be given by the retiring Collateral Agent shall be sufficiently given, if given by the Directing Party, and all notices or other communications required or permitted to be given to the retiring Collateral Agent shall be given to the Directing Party.

                  (d) Notwithstanding any other provision of this Agreement or the other Security Documents to the contrary, neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it or them under or in connection with this Section 5.18.

                  (e) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, shall be the successor of the Collateral Agent hereunder.

                  5.19 Co-Collateral Agent. If the Collateral Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Secured Parties, the parties hereto shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Collateral Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Collateral Agent, to act as co-Collateral Agent or agent with respect to any part of the Joint Stock Collateral, with such powers of the Collateral Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or other Person as such co-Collateral Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Collateral Agent under this Agreement or any other Security Document.

                  5.20 Delivery of Documents. On the Closing Date, the Grantors shall deliver to the Collateral Agent true and complete copies of all material Financing Documents and, to the extent in force on the Closing Date, all Swap Documents. The Grantors shall, promptly upon the execution thereof, deliver to the Collateral Agent a true and complete copy of any and all Security Documents, Swap Documents, and all material amendments, modifications or supplements to the Loan, SLF, and Swap Documents.

                            ARTICLE 6 - MISCELLANEOUS

                  6.1 Amendments, Supplements and Waivers. With the prior written consent of the Synthetic Lease Facility Agent and the Revolver Agent and with written notice by the Collateral Agent to the Responsible Parties and Genesis, the Collateral Agent and the applicable Grantors may from time to time amend, modify or supplement this Agreement or any other Security Document for the purpose of amending, adding to, or waiving any provisions of, this Agreement or any other Security Document, releasing (other than under Section 6.8, which requires no such consent or notice) any Joint Stock Collateral, releasing or limiting the obligations of any Grantor under any Security Document, or changing in any manner the rights of the Collateral Agent, any Secured Party or any Grantor hereunder or thereunder. In addition, the Synthetic Lease Facility Agent, the Revolver Agent, the Swap Parties and the Collateral Agent may amend this Agreement as provided in Section 4.4 hereof. The Collateral Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Synthetic Lease Facility Agent and the Revolver Agent, and only as so directed; provided, that the Collateral Agent shall not be required, without its consent, to enter into any amendment of Article 5 hereof or any amendment which would materially enlarge its duties or responsibilities (or lessen the protections afforded to it) hereunder or under the other Security Documents. Any such amendment, modification or supplement made in accordance with this Section shall be binding upon each Grantor and each Secured Party and their respective successors and assigns. No amendment, modification or supplement relating hereto or to any other Security Document shall be effective unless in writing signed by or on behalf of the party to be charged therewith (it being understood that any such amendment, modification or supplement signed by the Collateral Agent shall be binding upon each Secured Party as aforesaid). The Collateral Agent shall furnish each Responsible Party with a fully executed original of, a photocopy of a fully executed original of, or conformed copy of, any such amendment, modification, supplement or waiver promptly after the effectiveness thereof.

                  6.2 Notices. Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") given or made under this Agreement or any other Security Document shall be given in writing (including telexed and facsimile communications) and shall be sent by first-class mail, nationally-recognized overnight courier or facsimile transmission (with confirmation in writing mailed first-class or sent by such an overnight courier) or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof (or, in the case of any Swap Party, as set forth under its signature to the Joinder Supplement with respect thereto) or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to a Secured Party shall be effective when received. The address for Genesis shall be the address for all other Grantors, unless Genesis shall direct the Collateral Agent otherwise in writing. Any such properly given notice to a Grantor shall be effective upon the earliest to occur of receipt, telephone confirmation of receipt or facsimile transmission communication, one Business Day after delivery to a nationally-recognized overnight courier, three Business Days after deposit in the mail, or when telephoned (to the extent that notice is permitted by telephone).

                  6.3 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Collateral Agent or any other Secured Party in exercising any right, power or privilege hereunder or under any other Security Document, any other Senior Credit Document, or any other documents or instruments pursuant to or in connection herewith or therewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Collateral Agent and each other Secured Party under this Agreement, the other Security Documents, the other Senior Credit Documents and all other agreements and instruments pursuant to or in connection herewith or therewith are cumulative and not exclusive of any rights or remedies which any of them would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Collateral Agent of any breach or default under, or term or condition of, this Agreement or any other Security Document shall be in writing and shall be effective only to the extent specifically set forth in such writing.

                  6.4 Severability. The provisions of this Agreement and of the other Security Documents are intended to be severable. If any provision of this Agreement or any other Security Document shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof or thereof in any jurisdiction. Where, however, such invalidity or unenforceability may be waived, it is hereby waived by each Grantor to the fullest extent permitted by law, to the end that this

Agreement and the other Security Documents shall be valid and binding agreements enforceable in accordance with their terms.

                  6.5 Prior Understandings. This Agreement and the other Financing Documents supersede all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  6.6 Survival. All representations and warranties of each Grantor contained herein or in any other Security Document or made in connection herewith or therewith shall be deemed to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Security Documents, any knowledge of or investigation by the Collateral Agent or any other Secured Party, and all other events and conditions whatever. All statements in any financial statement, certificate, document or instrument from time to time delivered by or on behalf of any Grantor under or in connection with this Agreement or any other Security Document shall be deemed to constitute representations and warranties by such Grantor.

                  6.7 Counterparts. This Agreement and any other Security Document may be executed in any number of counterparts and by the different parties hereto or thereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  6.8  Termination of Liens.

                  (a) Except as otherwise provided in any Security Document, upon payment in full of all Obligations, termination of the obligations of the RCA Lenders and the Issuer to make Loans (as defined in the Credit Agreement) and issue Letters of Credit under the Credit Agreement, expiration of all Letters of Credit under the Credit Agreement, payment in full of the SLF Obligations and termination of any remaining commitments to extend credit (whether denominated as debt or equity) under the Synthetic Lease Facility, the SLF Loan Agreement and the SLF Participation Agreement, and termination of all Swap Agreements, the Liens created hereby and by the other Security Documents shall terminate. Except as otherwise provided in any Security Document, upon such termination, the Collateral Agent will, at the expense of the Grantors, redeliver and reassign to the Grantors any remaining Joint Stock Collateral in its possession and take all action necessary to terminate the Lien of the Collateral Agent in the Joint Stock Collateral.

                  (b) Effective upon (i) the closing of a sale of any Joint Stock Collateral in conformity with the provisions of clause (e) of Section 7.10 of the Credit Agreement (or, if the Credit Agreement is not then in effect, in accordance with such provisions or any equivalent provisions of the "Credit Agreement" as defined in the SLF Participation Agreement) and receipt by the Collateral Agent of a certification to such effect from the chief financial officer of Genesis or (ii) the designation by Genesis of a Subsidiary as a "Non-Material Restricted Subsidiary" or an "Unrestricted Entity" in accordance with the provisions of clause (e) of Section 7.6 of the Credit Agreement (or, if the Credit Agreement is not then in effect, in accordance with such provisions or any equivalent provisions of the "Credit Agreement" as defined in the SLF Participation Agreement), then the Lien of the Collateral Agent in the Joint Stock Collateral which is the subject of the sale or the designation and all proceeds thereof (the "Released Collateral") shall terminate. The Collateral Agent shall thereupon reassign and deliver to the applicable Grantor, or to such Person as such Grantor shall designate, against receipt, the Released Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Collateral Agent, at the sole cost and expense of the Grantors. The RCA Lender Parties, the SLF Parties, and the Swap Parties agree that no separate consents from any of them shall be required as a condition to the release of any Joint Stock Collateral under this subsection.

                  6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent (and the Collateral Agent Indemnified Parties), the other Secured Parties, the Grantors and their respective successors and assigns, except that a Grantor may not assign or transfer any of its rights hereunder or any interest therein, and any such purported assignment or transfer shall be void. No other Person shall have any rights hereunder or shall be entitled to rely on any provision hereof.

                  6.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability.

                  (a) THIS AGREEMENT AND ALL OTHER SECURITY DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER SECURITY DOCUMENTS) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                  (b) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY
                  PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT (INCLUDING BUT NOT LIMITED TO ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR ACTIONS OF ANY SECURED PARTY) (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY OR PHILADELPHIA COUNTY, PENNSYLVANIA, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY SECURED PARTY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                           (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY
                  TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH STATE OR FEDERAL COURT, AND WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

                           (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS,
                  COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 6.2 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                           (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) EACH SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (d) TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE COLLATERAL AGENT, ANY OTHER SECURED PARTY, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                           GENESIS HEALTH VENTURES, INC., a
                           Pennsylvania corporation

                           By_________________________________
                                Title:  Senior Vice President and Chief
                                Financial Officer

                           Address for notices:

                                Suite 100
                                148 West State Street
                                Kennett Square, PA  19348

                                Attention:  Senior Vice President and Chief
                                Financial Officer

                                Telephone:  610-444-6350
                                Facsimile:  610-444-3365

                           BREVARD MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Healthcare, Inc., a
                           Pennsylvania corporation,
                           its sole general partners

                           CATONSVILLE MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Health, Inc.,
                           a Pennsylvania corporation,
                           one of its general partners

                           EASTON MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Health, Inc.,
                           a Pennsylvania corporation,
                           its sole general partner

                           EDELLA STREET ASSOCIATES, a
                            Pennsylvania limited partnership
                           By:  Genesis Health Ventures of
                           Clarks Summit, Inc., its sole
                           general partner

                           GENESIS PROPERTIES LIMITED
                           PARTNERSHIP, a
                            Pennsylvania limited partnership
                           By:  Genesis Health Ventures
                           of Arlington, Inc., its sole
                           general partner

                           GREENSPRING MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited partnership

                           By:  Meridian Healthcare, Inc.,
                           a Pennsylvania corporation,
                           its sole general partner

                           HAMMONDS LANE MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited partnership

                           By:  Meridian Healthcare, Inc.,
                           a Pennsylvania corporation,
                           one of its general partners

                           MERIDIAN/CONSTELLATION LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           general partner

                           MERIDIAN EDGEWOOD LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MERIDIAN PERRING LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MERIDIAN VALLEY LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MERIDIAN VALLEY VIEW LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MILLVILLE MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited partnership
                           By: Meridian Healthcare, Inc., a
                           Pennsylvania corporation, its
                           sole general partner

                           PHILADELPHIA AVENUE ASSOCIATES,
                            a Pennsylvania limited partnership
                           By: Philadelphia Avenue Corp., its
                           sole general partner

                           RIVER STREET ASSOCIATES,
                            a Pennsylvania limited partnership
                           By: Genesis Health Ventures of
                           Wilkes-Barre, Inc., its sole general partner

                           SEMINOLE MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited partnership
                           By: Meridian Health, Inc., a
                           Pennsylvania corporation, its
                           sole general partner

                           STATE STREET ASSOCIATES, L.P.,
                            a Pennsylvania limited partnership
                           By: State Street Associates, Inc.
                           its sole general partner

                           THERAPY CARE SYSTEMS, L.P.
                            a Pennsylvania limited partnership
                           By: Genesis Eldercare
                           Rehabilitation Services, Inc.
                           its sole general partner

                           VOLUSIA MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited partnership
                           By: Meridian Health, Inc., a
                           Pennsylvania corporation, its sole
                           general partner

                           GENESIS PROPERTIES OF DELAWARE
                           LTD PARTNERSHIP, L.P.,
                            a Delaware limited partnership
                           By:  Genesis Properties of Delaware
                           Corporation, a general partner

                           McKERLEY HEALTH FACILITIES,
                            a New Hampshire general partnership
                           By: Meridian Health, Inc.,
                           a Pennsylvania corporation, and
                           Meridian Healthcare, Inc., a
                           Pennsylvania corporation,
                           its general partners



                           By:__________________________________
                              On behalf of each of the foregoing
                              as Senior Vice President and Chief
                              Financial Officer of the general
                              partner

                           GENESIS HEALTH VENTURES OF
                           ARLINGTON, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           BLOOMFIELD, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           CLARKS SUMMIT, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           MASSACHUSETTS, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           NAUGATUCK, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           SALISBURY, INC.,
                            a Pennsylvania corporation

                            GENESIS HEALTH VENTURES OF
                            WAYNE, INC.,
                             a Pennsylvania corporation

                            GENESIS HEALTH VENTURES OF
                            WEST VIRGINIA, INC.,
                             a Pennsylvania corporation

                            GENESIS HEALTH VENTURES OF
                            WINDSOR, INC.,
                             a Pennsylvania corporation

                            GENESIS IMMEDIATE MED
                            CENTER, INC.,
                             a Pennsylvania corporation

                            GENESIS ELDERCARE HOME CARE
                            SERVICES, INC.
                             a Pennsylvania corporation

                            GENESIS ELDERCARE PHYSICIAN
                            SERVICES, INC.,
                             a Pennsylvania corporation

                            HEALTHCARE RESOURCES CORP.,
                             a Pennsylvania corporation

                            KNOLLWOOD MANOR, INC.,
                             a Pennsylvania corporation

                            MERIDIAN HEALTH, INC.,
                             a Pennsylvania corporation

                            MERIDIAN HEALTHCARE, INC.,
                             a Pennsylvania corporation

                           PHILADELPHIA AVENUE CORPORATION,
                            a Pennsylvania corporation

                           GENESIS ELDERCARE STAFFING SERVICES
                           INC.
                            a Pennsylvania corporation

                           STATE STREET ASSOCIATES, INC.,
                            a Pennsylvania corporation

                           SUBURBAN MEDICAL SERVICES, INC.
                            a Pennsylvania corporation

                           GENESIS ELDERCARE REHABILITATION
                           SERVICES, INC.,
                            a Pennsylvania corporation

                           THERAPY CARE INC.,
                            a Pennsylvania corporation

                           THE TIDEWATER HEALTHCARE SHARED
                           SERVICES GROUP, INC.,
                            a Pennsylvania corporation

                           WYNCOTE HEALTHCARE CORP.
                            a Pennsylvania corporation

                           ASCO HEALTHCARE, INC.,
                            a Maryland corporation

                           BRINTON MANOR, INC.,
                            a Delaware corporation

                           CONCORD HEALTHCARE CORPORATION,
                            a Delaware corporation

                           CRYSTAL CITY NURSING CENTER, INC.,
                            a Maryland corporation

                           EASTERN MEDICAL SUPPLIES, INC.,
                            a Maryland corporation

                           GENESIS HEALTH SERVICES
                           CORPORATION,
                            a Delaware corporation

                           GENESIS HEALTHCARE CENTERS
                           HOLDINGS, INC.,
                            a Delaware corporation

                           GENESIS HOLDINGS, INC.,
                            a Delaware corporation

                           GENESIS PROPERTIES OF DELAWARE
                           CORPORATION,
                            a Delaware corporation

                           HILLTOP HEALTH CARE CENTER, INC.,
                            a Delaware corporation

                           KEYSTONE NURSING HOME, INC.,
                            a Delaware corporation

                           LINCOLN NURSING HOME, INC.,
                            a Delaware corporation

                           McKERLEY HEALTH CARE CENTERS, INC.,
                            a New Hampshire corporation

                           WAYSIDE NURSING HOME, INC.,
                            a Delaware corporation

                           PROFESSIONAL PHARMACY SERVICES,
                           INC.,
                            a Maryland Corporation

                           MEDICAL SERVICES GROUP, INC.,
                            a Maryland Corporation

                           NEIGHBORCARE PHARMACIES, INC.,
                            a Maryland Corporation

                           DERBY NURSING CENTER CORPORATION,
                            a Connecticut Corporation

                           GENESIS ELDERCARE NATIONAL
                           CENTERS, INC.,
                            a Florida Corporation

                           GENESIS ELDERCARE NETWORK
                           SERVICES, INC.,
                            a Pennsylvania Corporation

                           GENESIS ELDERCARE PROPERTIES, INC.,
                            a Pennsylvania Corporation

                           OAK HILL HEALTH CARE CENTER, INC.,
                            a Virginia Corporation

                           VERSALINK, INC.,
                            a Delaware Corporation





                           By:_____________________________________
                           On behalf of each of the foregoing
                           as Senior Vice President and Chief
                           Financial Officer

                        MELLON BANK, N.A., as Revolver Agent, as Synthetic Lease

                        Facility Agent and as Collateral Agent

                        By___________________________________________
                          Title:  Vice President

                          Address for notices:

                          street address:

                          AIM 199-5220
                          Mellon Independence Center
                          701 Market Street
                          Philadelphia, PA 19106

                       mailing address:

                          AIM 199-5220
                          P.O. Box 7899
                          Philadelphia, PA  19101-7899

                          Attention:  Linda Sigler,
                                      Loan Administration

                          Telephone:  215-553-4583
                          Facsimile:  215-553-4789

                       With a copy to

                         Plymouth Meeting Executive Campus
                         610 W. Germantown Pike, Suite 200
                         Plymouth Meeting, PA  19462

                         Attention:  Carol Paige

                         Telephone:  610-941-8409
                         Facsimile:  610-941-4136

                                                    Exhibit A to
                                                    Amended and Restated
                                                    Collateral Agency Agreement

                               JOINDER SUPPLEMENT

                  THIS JOINDER SUPPLEMENT to the Second Amended and Restated Collateral Agency Agreement dated as of ___________, 1996 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency Agreement") among Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), the other Grantors referred to therein, Mellon Bank, N.A., as "Agent" (together with its successors, the "Synthetic Lease Facility Agent") on behalf of the SLF Parties referred to therein, Mellon Bank, N.A., as "Agent" (together with its successors, the "Revolver Agent") on behalf of the RCA Lender Parties referred to therein, each financial institution which is or which may become party thereto as "Swap Party" and Mellon Bank, N.A., as Collateral Agent (together with its successors, the "Collateral Agent").

                                    Recitals:

                  A. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in, or by reference in, the Collateral Agency Agreement.

                  B. The Collateral Agency Agreement contemplates that in certain circumstances a financial institution which enters into a Qualifying Interest Rate Hedging Agreement with Genesis may become party to the Collateral Agency Agreement as "Swap Party," with such Qualifying Interest Rate Hedging Agreement being deemed a "Swap Agreement" as defined in the Collateral Agency Agreement, in which event, among other things, the obligations of Genesis under such Swap Agreement will be entitled to the benefit of certain Security Documents.

                  C. The Person executing this Joinder Supplement as Swap Party below desires to become party to the Collateral Agency Agreement as "Swap Party," with the Qualifying Interest Rate Hedging Agreement attached hereto being deemed the "Swap Agreement" referred to therein.

                  NOW, THEREFORE, the Swap Party, intending to be legally bound hereby, hereby represents, warrants and agrees to the Secured Parties and the Grantors as follows:

                  Section 1. Joinder. The Swap Party hereby becomes party to the Collateral Agency Agreement as the "Swap Party" thereunder, and shall be subject to and bound by all of the provisions thereof and of the other Security Documents referred to therein. The attached Qualifying Interest Rate Hedging Agreement is hereby deemed the "Swap Agreement" referred to in such Collateral Agency Agreement. It is expressly understood that, to the extent the attached Qualifying Interest Rate Hedging Agreement is in the form of a master agreement, pursuant to which multiple "confirmations" or "transaction supplements" (however named) may be entered into from time to time, only the transactions evidenced by confirmations or transaction supplements attached hereto shall constitute part of such "Swap

Agreement." No other transactions have been or will be entered into pursuant to such Qualifying Interest Rate Hedging Agreement.

                  Section 2. Swap Agreement. The attached Qualifying Interest Rate Hedging Agreement, including all schedules, confirmations and transaction supplements thereto and attached hereto, is true, correct and complete and contains the entire agreement of the Swap Party and Genesis relating to the subject matter thereof.

                  Section 3. Effectiveness. This Joinder Supplement shall be effective on the date set forth under the Collateral Agent's signature below, evidencing its receipt of a copy hereof executed by the Swap Party and consented to by the Synthetic Lease Facility Agent, the Revolver Agent and Genesis.

                  Section 4. Governing Law. This Joinder Supplement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

                  IN WITNESS WHEREOF, the Swap Party has caused this Joinder Supplement to be executed by a duly authorized officer thereof as of the date set forth below.

                             ------------------------------
                             as Swap Party

                             By____________________________

                             Name:_________________________

                             Title:________________________

                             Address



                             Attn:

                             Telephone:
                             Facsimile:

CONSENTED AND AGREED TO:
MELLON BANK, N.A., as
Synthetic Lease Facility Agent
and as Revolver Agent

By___________________________
Name:________________________
Title:_______________________

CONSENTED AND AGREED TO:
GENESIS HEALTH VENTURES, INC.

By___________________________
Name:________________________
Title:_______________________

RECEIPT ACKNOWLEDGED:

MELLON BANK, N.A. as Collateral Agent

By___________________________
Name:________________________
Title:_______________________
Date:________________________

                                    Exhibit C

                                PLEDGE AGREEMENT
                           (amending and restating the
           Amended and Restated Security Agreement referred to below)

         PLEDGE AGREEMENT (this "Agreement"), dated as of October 7, 1996 is entered into by and among GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation ("Genesis"), the SUBSIDIARIES AND AFFILIATES OF GENESIS listed on the signature pages hereof (collectively with Genesis and with all other Subsidiaries and Affiliates of Genesis that become parties hereto from time to time in accordance with the terms hereof, the "Grantors") and MELLON BANK, N A., a national banking association, as Collateral Agent for the Secured Parties (as hereafter defined) under the Collateral Agency Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent").

                             BACKGROUND OF AGREEMENT

         Genesis and certain Subsidiaries of Genesis (collectively identified as "Borrowers" in the Credit Agreement (defined below), and, together with all entities that become "Borrowers" thereunder, from time to time, hereinafter referred to as the "Borrowers"), Mellon Bank, N.A. as Agent (together with its successors and assigns in such capacity, the "Revolver Agent"), Mellon Bank, N.A. as an Issuer of letters of credit, Citibank, N.A. as the Co-Syndication Agent, certain Co-Agents named therein and certain Lenders named therein entered into a certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, and supplemented, from time to time, the "Credit Agreement") pursuant to which the Lenders and Issuer agreed to extend credit in an aggregate principal amount not to exceed at any time Three Hundred Million Dollars ($300,000,000) to the Borrowers upon the terms and conditions specified therein. That Credit Agreement amended and restated another credit facility referred to therein as the "Original Credit Agreement".

         Concurrently, Genesis Eldercare Properties, Inc., a Pennsylvania corporation, and its permitted successors and assigns (the "Lessee") and Mellon Financial Services Corporation #4 (together with its successors and assigns in such capacity, the "Lessor") entered into a certain Amended and Restated Lease and Agreement of even date herewith (as amended, modified and supplemented from time to time, the "Synthetic Lease Facility"). Also concurrently, the Lessor and certain Participants named therein (collectively and together with any other entity that may become a Lessor or Participant thereunder from time to time, the "Synthetic Lease Participants") entered into a certain Amended and Restated Participation Agreement dated of even date herewith (as amended, modified and supplemented from time to time, the "Participation Agreement"). Pursuant to the Synthetic Lease Facility, the Participation Agreement and the various agreements, instruments and other documents entered in connection therewith, (collectively and together with each other agreement, instrument and document entered into thereunder from time to time, and as the same may be amended, modified and supplemented, from time to time, the "Synthetic Lease Facility Documents"), the Synthetic Lease Participants agreed to make certain loans in an aggregate principal amount not to exceed One Hundred and Forty Five Million Five Hundred Thousand Dollars ($145,500,000) to the Lessor, the proceeds of which are to be used, to finance certain of the acquisition, construction and other costs and expenses of the Lessor under the Synthetic Lease Facility. The obligations of the Lessee under the Synthetic Lease Facility and obligations of the Lessor under the Participation Agreement are guaranteed by the material subsidiaries of Genesis (collectively with any other subsidiary of Genesis that may become a guarantor of such obligations, from time to time, the "Lease Guarantors") pursuant to those certain "Guaranties" as such term is defined in the Participation Agreement (as amended, modified and supplemented from time to time, the "Lease Guarantees"). The Synthetic Lease Facility amends and restates that certain Lease and Agreement, dated as of July 24, 1996 between the Lessor and the Lessee.

         The Synthetic Lease Participants are the same entities as the Lenders. The Borrowers are the same entities as the Lease Guarantors.

         One of the prerequisites to the making of advances by the Lenders under the Credit Agreement, the making of new advances by the Synthetic Lease Participants under the Participation Agreement and the modification of the lease by the Lessor under the Synthetic Lease Facility is that the Grantors shall have entered into this Agreement and shall have granted to the Collateral Agent for the benefit of the Secured Parties a security interest in and to all of the capital stock, partnership interests, and other equity of the Borrowers, the Lessee and Lease Guarantors to secure the Secured Obligations (as defined below). This Agreement amends and restates that certain Amended and Restated Security Agreement, dated as of September 29, 1995, as previously amended, by and among Genesis, certain Subsidiaries of Genesis and the Collateral Agent (the "Amended and Restated Security Agreement"); the Liens in the Collateral hereunder are a continuation of certain of the Liens created under said Amended and Restated Security Agreement.

         The rights and obligations of the Secured Parties among themselves are set forth in a certain Second Amended and Restated Collateral Agency Agreement of even date herewith among the Lenders, the Issuer, the Lease Participants, the Collateral Agent and certain other parties named therein (as amended, modified and supplemented from time to time, the "Collateral Agency Agreement").

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration, agree as follows:

         SECTION 1.  DEFINITIONS

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference (e.g., to the Credit Agreement) in, the Collateral Agency Agreement. The following terms shall have the following meanings:

                  "Business Day" shall mean a day other than a Saturday, Sunday or day on which commercial banks are required or permitted to open in Philadelphia, Pennsylvania or New York, New York.

                  "Collateral" shall mean collectively:

                                    (i) the shares of capital stock listed on
                  Schedule I hereto and (without duplication) any other shares of capital stock (whether now or hereafter existing) of any Pledged Subsidiary, now owned or hereafter acquired by any Grantor, and, in each case, all certificates representing such shares and all rights, options and warrants relating to such shares and all stock or other securities receivable or distributed in respect of, or exchanged for, any of the foregoing (including, without limitation, all stock dividends, liquidation dividends, shares of stock resulting from stock splits, or reclassifications), (all of the foregoing being referred to herein as the "Pledged Securities");

                                    (ii) all of the partnership and other equity
                  interests listed on Schedule II hereto and (without duplication) any interests in partnerships (whether general, limited, limited liability or otherwise) of, or any other right, title and interest, direct or indirect, present or future, in and to, any Pledged Subsidiary (whether such entity now exists or is hereafter formed) now owned or hereafter acquired by any Grantor (except Pledged Securities referred to above), including without limitation (a) subject to Section
                  5.3 all right, title and interest (but none of the obligations) of each partner or other equity owner in, to and under any partnership agreement or other organizational document and in and to all other rights as a partner or owner in property and assets of any partnership or other entity, (b) all right, title and interest of any partner, or other equity owner to exercise voting and other consensual rights with respect to such partnership or other equity interests, (c) all rights and claims of any equity owner to receive any payment of money or other distribution of property due and to become due to such equity owner under or in connection with or arising out of any such entity, whether as a distribution of the income, profits or cash, as a distribution of proceeds of a liquidation or dissolution, as damages arising out of a breach of or default under a partnership or other agreement, or otherwise, and (d) all rights of any equity holder to terminate, amend, supplement or modify a partnership or similar agreement, or to consent to the same, or to perform or compel performance thereunder, or otherwise to exercise rights and remedies thereunder or in connection therewith as an equity owner (all the foregoing being hereinafter referred to as "Pledged Partnership Interests");

                                    (iii) all other property which from time to
                  time is required to create, perfect or render enforceable the Liens purported to be created hereunder and all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

                                    (iv) all Proceeds of the Pledged Securities,
                  Pledged Partnership Interests and such other property referred to in clause (iii) above.

                  "Licensing Authority" shall mean any local, state or federal governmental agency or body with the power and authority to regulate and issue licenses, permits and similar authorizations to providers of healthcare services of the nature provided by Genesis and its Subsidiaries consistent with the terms of the Credit Agreement and Synthetic Lease Facility.

                  "Lien" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

                  "Necessary Endorsement" shall mean undated stock powers endorsed in blank (with signatures properly guaranteed) or other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent may reasonably request.

                  "Pledged Subsidiary" shall mean (without duplication) each Borrower, each Lease Guarantor, each Lessee and each other Person that is the issuer of any capital stock or other equity that constitutes Collateral hereunder, from time to time. Pledged Subsidiary shall not include any Non-Material Restricted Subsidiary or any other Unrestricted Entity.

                  "Proceeds" shall have the meaning assigned to such term under the Uniform Commercial Code, and, in any event, shall include (without duplication) (i) any and all dividends, distributions, interest, cash, notes, securities payments, rights and other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any Collateral; (ii) any and all proceeds of any guarantee, insurance or indemnity payable to a Grantor from time to time with respect to any of the Collateral; (iii) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (iv) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

                  "Secured Obligations" shall include any and all indebtedness, obligations and liabilities of any type or nature, now existing or hereafter created, of any Borrower, any Grantor, or any other Loan Party (as defined in the Credit Agreement) or the "Lessee" or any

"Guarantor" (each as defined in the Synthetic Lease Facility, to any Secured Party, arising out of or represented by any Senior Credit Documents. Without limiting the generality of the foregoing, the term "Secured Obligations" shall include all amounts (including but not limited to post-petition interest) that constitute part of the Secured Obligations and would be owed by any Person under the Senior Credit Documents but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

                  "Secured Parties" shall mean collectively the Collateral Agent, the Revolver Agent, the Synthetic Lease Facility Agent, the Lenders, the Issuer (as defined in the Credit Agreement) the issuer of any Qualified Interest Rate Hedge Agreement constituting a Senior Credit Document, the Synthetic Lease Participants, indemnified parties named in the Credit Agreement and Synthetic Lease Facility and any other Person designated as a "Secured Party" in a writing signed jointly by the Revolver Agent and the Synthetic Lease Facility Agent and delivered to the Collateral Agent, in each case together with their successors and assigns.

                  "Senior Credit Documents" shall mean collectively the Credit Agreement, each Note (as defined in the Credit Agreement), each Letter of Credit issued thereunder, this Agreement, each Qualified Interest Rate Hedge Agreement (as is defined in the Credit Agreement) which is designated as a "Senior Credit Document" pursuant to the terms of the Collateral Agency Agreement, each of the other Loan Documents (as defined in the Credit Agreement), the Synthetic Lease Facility, the Guarantees, each of the other Synthetic Lease Facility Documents and any other agreement or instrument designated as a "Senior Credit Document" in a writing signed jointly by Genesis (on behalf of each Grantor), the Synthetic Lease Facility Agent and the Revolver Agent and delivered to the Collateral Agent, in each case, as amended from time to time.

                  "Synthetic Lease Facility Agent" shall mean Mellon Bank, N.A. in its capacity as agent for the Synthetic Lease Participants under the Synthetic Lease Facility Documents, and any successors or assigns in such capacity.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania or such other state Uniform Commercial Code as applies to the Liens hereunder, in each case, as amended from time to time.

         SECTION 2.  CREATION OF SECURITY INTEREST

                  As security for the payment and performance in full of the Secured Obligations, each Grantor hereby hypothecates, pledges, assigns, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent, for the equal (in priority) and ratable benefit of the Secured Parties, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth and to the extent that a pledge of any Collateral was originally granted under the Amended and Restated Security Agreement, the foregoing serves as a confirmation of such pledge.

         SECTION 3.  DELIVERY OF COLLATERAL

                  3.1 At Effective Date. Prior to the Effective Date (as defined in the Credit Agreement), each Grantor shall deliver or cause to be delivered to the Collateral Agent (i) any and all certificates and other instruments representing or evidencing the Pledged Securities or Pledged Partnership Interests, (ii) any and all other certificates and other instruments or documents representing any of the Collateral and (iii) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements. Each Grantor is, contemporaneously with the execution hereof, delivering to Collateral Agent, or has previously delivered to Collateral Agent, an original counterpart of each partnership agreement governing the Pledged Partnership Interests and such UCC-1 financing statements as may be necessary to perfect any Lien created hereunder. Further, each Grantor shall, on or prior to the Effective Date, take any action that may be necessary to perfect any security interest in any "uncertificated securities" as such term is used in the relevant Uniform Commercial Code.

                  3.2 Subsequent Delivery of Collateral. Subject to the provisions of Section 5 below, if after the Effective Date, a Grantor shall become entitled to receive or shall receive any certificates or other instruments (including, without limitation, instruments representing Pledged Securities or Pledged Partnership Interests) in respect of the Collateral, such Grantor agrees:

                           (i)   to accept the same as the agent of the
Collateral Agent,

                           (ii)  to segregate the same and hold it in trust on
behalf of and for the benefit of the Collateral Agent, and

                           (iii) to deliver the same to the Collateral Agent on
or before the close of business on the seventh (7th) Business Day following the receipt thereof by such Grantor, in the exact form received together with the Necessary Endorsements, to be held by the Collateral Agent subject to the terms of this Agreement, as additional Collateral.

In addition, each Grantor shall (w) deliver to the Collateral Agent such updates to the Schedules as may be necessary from time to time to maintain the accuracy and completeness of the information on the Schedules, especially the list of Collateral, (x) deliver to the Collateral Agent an original counterpart of each additional partnership agreement governing the Pledged Partnership Interests as it may obtain the same from time to time, (y) execute and deliver such additional UCC-1 financing statements or continuation statements as may be necessary to perfect and cause to stay perfected any Lien created hereunder from time to time and (z) take any further action that may be necessary to perfect any security interest in any "uncertificated securities" as such term is used in the Uniform Commercial Code.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES OF GRANTORS

                  4.1 Representations and Warranties. Each Grantor represents and warrants that each representation and warranty set forth in the Senior Credit Documents that relates to or refers to a Grantor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof. Without limiting the generality of the foregoing, each Grantor further represents and warrants that

                           (i) except as set forth on Schedule III hereto (which
lists any consents required in connection with the execution, delivery and performance of this Agreement), the Pledged Securities and the Pledged Partnership Interests and other Collateral are not subject to any charter, bylaw, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the Lien created under this Agreement;

                           (ii) the stock listed on Schedule I hereto represents
all of the stock held by each Grantor in any Borrower, Lessee or Lease
Guarantor;

                           (iii) the partnership interests listed on Schedule II
hereto represents all the partnership or other equity interests (except interests constituting Pledged Securities) held by a Grantor in any Borrower, Lessee or Lease Guarantor;

                           (iv) the chief executive office of each Grantor and
the other offices or places of business of each Grantor and any other offices where records concerning the Collateral are kept are set forth on the signature pages hereto;

                           (v) each Grantor is the legal and beneficial owner of
the Pledged Securities and Pledged Partnership Interests which are reflected as owned by it on the schedules hereto, free and clear of any Lien except for the security interests created by this Agreement; and

                           (vi) the pledge of the Pledged Securities and Pledged
Partnership Interests pursuant to this Agreement and the filing of the necessary financing statements (which filings have been duly made) create a valid and perfected first priority security interest in the Collateral securing payment of the Secured Obligations. Without limiting the generality of the foregoing, all necessary UCC-1 financing statement filing locations for each Grantor are set forth on Schedule IV hereto.

                  4.2 Survival of Representations and Warranties. All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Agreement and shall continue until this Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of Collateral Agent or any Security Party.

                  SECTION 5.  VOTING; DIVIDENDS

                  5.1 Rights Prior To Default. Prior to the occurrence of an Event of Default:

                           (i) Each Grantor shall be entitled to exercise any
and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Senior Credit Documents;

                           (ii) Subject to and limited by the restrictions on
dividends and other payments in respect of the Collateral set forth in the Senior Credit Documents, each Grantor shall be entitled to receive and retain any and all dividends and other payments paid in respect of the Collateral, provided, however, that any and all

                                    (a) dividends or other payments paid or
                  payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                                    (b) dividends and other distributions paid
                  or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (c) except as provided in clauses (d) and
                  (e) of Section 7.10 of the Credit Agreement cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or exchange for, any Collateral,

shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by a Grantor, be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any Necessary Endorsement); and

                           (iii) The Collateral Agent shall execute and deliver
to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph
(i) above and to receive the dividends or payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  5.2 Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 10 below,

                  (i) Upon notice from the Collateral Agent, all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and to receive the dividends and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and other payments.

                  (ii) All dividends, interest and other payments which are received by the Grantor contrary to the provisions of paragraph (i) of this subsection 5.2 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of each Grantor and shall forthwith be paid over to the Collateral Agent as Collateral in the same form as so received (with any Necessary Endorsements).

                  5.3 Liability of Collateral Agent and of Secured Party. Nothing in this Agreement shall be construed to subject the Collateral Agent or any Secured Party to liability as a partner in any partnership which constitutes Collateral, nor shall the Collateral Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement constituting or related to Collateral or otherwise, nor shall the Collateral Agent or any Secured Party be deemed to have assumed any obligations with respect to the businesses of any Pledged Subsidiary unless and until the Collateral Agent exercises its right to be substituted for a Grantor as a partner thereof pursuant to the terms of this Agreement.

         SECTION 6.  COVENANTS OF GRANTORS

                  Each of the covenants and agreements which are set forth or incorporated in the Senior Credit Documents and which are applicable or refer to a Grantor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) are incorporated herein by reference and each Grantor agrees to perform and abide by each such covenant and agreement. Without limiting the generality of the foregoing and in furtherance thereof, each Grantor (i) shall vote the stock and securities included in the Collateral to comply with the covenants and agreements set forth in the Senior Credit Documents, (ii) shall cause each Pledged Subsidiary to restrict the issuance of additional debt except as permitted in the Credit Agreement and additional shares of stock or other ownership interests of its Subsidiaries (or rights or options therefore) except as permitted in the Credit Agreement and, to the extent required by the Credit Agreement, shall cause such stock or other ownership interests to be pledged to the Collateral Agent hereunder; and (iii) shall not sell or otherwise dispose of, or grant any option with respect to, any of the Collateral except as permitted by the Credit Agreement.

         SECTION 7.  FURTHER ASSURANCES

                  Each Grantor agrees that at any time and from time to time, at the expense of the Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES

                  8.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, so long as such Event of Default is continuing, each Grantor hereby appoints the Collateral Agent as its true and lawful agent, proxy, and attorney-in-fact for the purpose of carrying out the terms and purposes of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of each Grantor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to a Grantor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest; upon an Event of Default and notice to a Grantor, any proxies heretofore given by such Grantor to any other Person shall be immediately revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the articles of incorporation, bylaws or other documents to which any Grantor or is subject or to which any is a party.

                  8.2 Registration of Securities. Each Grantor shall register, or cause the registration of, the pledge of the shares included in the Collateral in the name of the Collateral Agent on the books of the Grantor and the relevant Pledged Subsidiary. Upon the occurrence and during the continuance of an Event of Default, each Grantor shall at the direction of the Collateral Agent register, or cause the registration of, the shares included in the Collateral in the name of the Collateral Agent on the books of the Grantor and the Pledged Subsidiary. After the Event of Default is cured or waived, such shares shall be re-registered in the name of the Grantor.

                  8.3 Performance of Grantor's Duties. In furtherance, and not by way of limitation, of the foregoing subsections 8.1 and 8.2, if (at any time either before or after the occurrence of an Event of Default) a Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform such agreement and any expenses incurred shall be payable by the Grantor provided, however, that nothing herein shall be deemed to relieve a Grantor from fulfilling any of its obligations hereunder.

                  8.4 Acts May Be Performed By Agents and Employees. Any act of the Collateral Agent to be performed pursuant to this Section 8 or elsewhere in this Agreement may be performed by agents or employees of the Collateral Agent.

         SECTION 9.  STANDARD OF CARE.

                  9.1 In General. No act or omission of any Secured Party (or agent or employee thereof) shall give rise to any defense, counterclaim or offset in favor of a Grantor or any claim or action against any such Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords to its own property, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of it gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

                  9.2 Reliance on Advice of Counsel. The Collateral Agent may consult with legal counsel (including in-house counsel for the Collateral Agent or in-house or other counsel for any Secured Party), independent public accountants and any other experts selected by it from time to time, and the Collateral Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 10.  DEFAULT

                           10.1 Certain Rights Upon Default. In addition to any
other rights accorded to the Collateral Agent and the Secured Parties hereunder, upon the occurrence and during the continuation of an Event of Default under the Credit Agreement or the Synthetic Lease Facility:

                           10.1.1 The Collateral Agent shall be entitled to
receive any distributions, cash dividends or other payments on or in respect of the Collateral and to exercise in the Collateral Agent's sole discretion all voting rights pertaining thereto as more fully set forth in Section 5 above. Without limiting the generality of the foregoing, the Collateral Agent shall have the right to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Grantor or any Pledged Subsidiary.

                           10.1.2 Each Grantor shall take, and shall cause each
Pledged Subsidiary to take, any action necessary or required or requested by the Collateral Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

                           10.1.3 The Collateral Agent shall have all of the
rights of a secured party under the Uniform Commercial Code and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least ten (10) Business Days' written notice to the Grantors of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. Collateral Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name. The Collateral Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Collateral Agent), to the payment of the Secured Obligations in accordance with the Collateral Agency Agreement, to the payment of any other amount required by law (including without limitation Section 9-504(1)(c) of the Uniform Commercial
Code), and to pay any remaining proceeds to the applicable Grantor or its respective successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Grantor and without regard to any equitable principles of marshalling or other like equitable doctrines. Each Grantor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

                           10.1.4 The Collateral Agent shall have the right,
with full power of substitution either in the Collateral Agent's name or the name of a Grantor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Collateral Agent to take any action, including, without limitation, requiring or obligating the Collateral Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

                           10.1.5 The Collateral Agent shall be entitled to the
appointment of a receiver or trustee for all or any part of the businesses of any Grantor or any or all of its Subsidiaries whose equity is pledged hereunder, which receiver shall have such powers as may be conferred by law or the appointing authority.

                  10.2 Collateral Agent May Exercise Less Than All Rights. Each Grantor hereby acknowledges and agrees that the Collateral Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Collateral Agent may select less than all of the Collateral with respect to which the remedies as determined by the Collateral Agent may be exercised.

                  10.3 Duties of Grantors and Subsidiaries of the Grantors With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Collateral Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, such Grantor shall, and shall cause each Pledged Subsidiary to:

                           (i) Deliver to the Collateral Agent or Transferee, as
the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other documents and records of such Grantor and each Pledged Subsidiary, as applicable;

                           (ii) Use its best efforts to obtain resignations of
the persons then serving as officers and directors of each such Grantor and Pledged Subsidiary, if so requested; and

                           (iii) Use its best efforts to obtain any approvals
that are required by any Licensing Authority in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Collateral Agent and allow the Transferee or the Collateral Agent to continue the business of the issuer.

         SECTION 11. ACKNOWLEDGEMENT OF REGULATORY CONSIDERATIONS; UNIQUE NATURE OF ASSETS.

                  11.1 Licensing Authority Approval. It is hereby acknowledged that a sale of certain Collateral may require approval of a Licensing Authority, pursuant to the rules and regulations of such Licensing Authority.

                  11.2 Grantor and Subsidiary of Grantor Assistance in Obtaining Approval. Without limiting the generality of the provisions of the preceding
Section 11.1 or Section 7 above, if the Collateral Agent or counsel to the Collateral Agent reasonably determines that the consent of a Licensing Authority is required in connection with any of the actions hereunder or under any other Senior Credit Document, then each Grantor (at its cost and expense) agrees to use, and to cause each Pledged Subsidiary to use, its best efforts to secure such consent and to cooperate fully with the Collateral Agent in any action to secure such consent. Without limiting the generality of the foregoing each Grantor shall, and shall cause each Pledged Subsidiary to, promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments, and other documents and papers that the Collateral Agent deems necessary or advisable to file in order to obtain any necessary governmental consent, approval, or authorization, and if any Grantor or any Pledged Subsidiary thereof fails or refuses to execute (or fails or refuses to cause another Person to execute) such documents, the Collateral Agent or the clerk of any court of competent jurisdiction may execute and file the same on behalf of the Grantor or such other Person.

                  11.3 Unique Nature of Assets. It is agreed that the licenses, permits and other authorizations granted by various Licensing Authorities and held by the Grantors and the Pledged Subsidiaries are unique assets which (or the control of which) may have to be transferred in order for the Collateral Agent adequately to realize the value of its security interest. A violation of the covenants set forth in this Section would result in irreparable harm to the Collateral Agent for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Collateral Agent at law or in equity, Collateral Agent shall have the remedy of specific performance of the provisions of this Section. To enforce the provisions of this Section, the Collateral Agent is authorized to request the consent or approval of any Licensing Authority to a voluntary or an involuntary transfer of control of any license, permit or other authorization or sale or transfer of control of any Person including a Pledged Subsidiary holding the same.

         SECTION 12.  SECURITIES LAW PROVISION

                  Each Grantor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Collateral Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. Each Grantor agrees that negotiated sales made under the foregoing circumstances, whether on cash or credit terms, shall be deemed to have been made in a commercially reasonable manner. Each Grantor and each Subsidiary thereof shall cooperate with the Collateral Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by Collateral Agent) applicable to the sale of the Collateral by the Collateral Agent.

         SECTION 13.  SECURITY INTEREST ABSOLUTE; WAIVERS BY GRANTOR

                  13.1 Absolute Nature of Security Interest. All rights of the Collateral Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of (without duplication) (i) any lack of validity or enforceability of any of the terms of the Senior Credit Documents or any other instrument or document relating hereto or thereto, (ii) any increase in the amount of the Secured Obligations or any other change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations (including, without limitation, any extension of any payment date), or any other amendment or waiver of any terms related thereto, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (iv) any change in the Persons who constitute Borrowers or Lease Guarantors, or (v) any other circumstance (besides the payment of the Secured Obligations) which might otherwise constitute a defense available to, or a discharge of, any Borrower, any Lease Guarantor, any Grantor or any other Person in respect of the Secured Obligations or in respect of this Agreement or any other Senior Credit Document or any obligations hereunder or thereunder.

                  13.2 No Duty To Marshal Assets. The Collateral Agent shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

                  13.3 Waiver with Right of Subrogation, Etc. Each Grantor acknowledges that until all the Secured Obligations shall have been indefeasibly paid in full, such Grantor shall have no right (or hereby waives any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Borrower or any Lease Guarantor or any other Person, arising out of remedies exercised by the Collateral Agent hereunder.

                  13.4 Waivers. Each Grantor hereby waives notice of acceptance of this Agreement. Each Grantor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which a Grantor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the other Senior Credit Documents. Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Senior Credit Document; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or in any other Senior Credit Document delegated to the Collateral Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

         SECTION 14.  NON-WAIVER AND NON-EXCLUSIVE REMEDIES

                  14.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Collateral Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Senior Credit Document or under law.

                  14.2 Delay and Non-Waiver. No delay or omission by the Collateral Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

         SECTION 15.  CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS.

                  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 16 below, (ii) be binding upon each Grantor, its successors and assigns and (iii) inure to the benefit of the Collateral Agent, the other Secured Parties and their respective successors, transferees and assigns provided, however, that no Grantor shall be permitted to transfer any of its obligations hereunder.

         SECTION 16.  TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL

                  16.1 Termination of Agreement; Complete Release of Collateral. At such time as (a) Lenders have no obligations to make further fundings to the Borrower under the terms of the Credit Agreement, the Issuer has no obligations to provide additional letters of credit under the Credit Agreement, the Synthetic Lease Participants have no obligations to make further fundings under the Synthetic Lease Facility Documents and the Lessor has no obligation to advance additional funds to Lessee under the Synthetic Lease Facility and (b) all the Secured Obligations have been indefeasibly paid and/or performed in full, then this Agreement shall terminate and the Collateral shall be released pursuant to Section 16.2.

                  16.2 Duties of Collateral Agent With Respect To Complete Release of Collateral. When this Agreement terminates pursuant to subsection
16.1 above, the Collateral Agent shall assign and deliver to each Grantor, or to such Person as each Grantor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Collateral Agent, at the sole cost and expense of the Grantors.

                  16.3 Partial Release of Certain Collateral; Duties of Collateral Agent With Respect Thereto. Effective upon (a) the closing of a sale of any Collateral in conformity with the provisions of clause (e) of Section
7.10 of the Credit Agreement (or, if the Credit Agreement is not then in effect, in accordance with such provisionsn or any equivalent provisions of the "Credit Agreement" as defined in the Participation Agreement) and receipt by the Collateral Agent of a certification to such effect from the chief financial officer of Genesis or (b) the designation by Genesis of a Pledged Subsidiary as a "Non-Material Restricted Subsidiary" or an "Unrestricted Entity" under the provisions of clause (e) of Section 7.6 of the Credit Agreement (or, if the Credit Agreement is not then in effect, in accordance with such provisions or any equivalent provisions of the "Credit Agreement" as defined in the Participation Agreement), then the security interest in the assets which are the subject of the sale or the designation and all proceeds thereof (the "Released Collateral") shall terminate. The Collateral Agent shall thereupon reassign and deliver to the applicable Grantor, or to such Person as such Grantor shall designate, against receipt, the Released Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Collateral Agent, at the sole cost and expense of the Grantors.

                  16.4 No Action Inconsistent with Collateral Agency Agreement. The Collateral Agent shall not release any Collateral or take any other action under this Section 16 unless the Collateral Agent is permitted to do so under the Collateral Agency Agreement.

         SECTION 17.  PAYMENT OF COSTS AND EXPENSES; INDEMNITIES

                  17.1 Payment of Costs and Expenses. Upon demand, Genesis and each other Grantor shall pay to the Collateral Agent the amount of any and all reasonable expenses incurred by the Collateral Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the administration of this Agreement (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure of a Grantor to perform or observe any of the provisions hereof.

                  17.2 Fees. The Grantors agree, upon demand, to pay to the Collateral Agent such reasonable fees (in addition to its expenses) for its services as the Collateral Agent as may be agreed upon from time to time between the Collateral Agent and the Grantors.

                  17.3 Indemnification. The Grantors agree to indemnify and hold harmless the Collateral Agent and other Secured Parties (and, in each case, its directors, officers, agents and employees) to the fullest extent permitted by law, from and against any and all claims, losses, liabilities, actions, judgments, demands, costs and expenses of whatever nature incurred by the Collateral Agent or such Secured Party hereunder or in connection herewith, unless such claim, loss, liability, action, judgment, demand, cost or expense is the result of the willful misconduct or gross negligence of said indemnified party as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction.

                  17.4 Taxes. The Grantors hereby jointly and severally agree to pay to the Collateral Agent, upon demand, the amount of any taxes which the Collateral Agent may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).

                  17.5 Interest. All monetary obligations of the Grantors under this Section 17 shall bear interest following demand at the Prime Rate (as defined in the Credit Agreement) plus two (2) percent.

                  17.6 Additional Obligations. Any amounts payable pursuant to this Section 17 shall be additional Secured Obligations secured hereby.

         SECTION 18.  MISCELLANEOUS PROVISIONS

                  18.1 Notices. All notices, requests, demands, directions and other communications (collectively "notices") under this Agreement shall be in writing (including facsimile communication) and shall be sent by first-class mail, return receipt requested, or by nationally-recognized overnight courier, or by facsimile transmission (with confirmation in writing mailed first class or sent by such an overnight courier) or by personal delivery. All notices shall be sent to the applicable party at its respective address or telephone or facsimile number indicated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Collateral Agent or other Secured Party shall be effective when received. Any such properly given notice to any other party shall be effective on the earliest to occur of receipt, facsimile confirmation, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

                           Any Grantor giving any notice to any Secured Party
shall simultaneously send a copy thereof to the Collateral Agent, and the Collateral Agent shall promptly notify the other Secured Parties of the receipt by it of any such notice.

                           Each Secured Party may rely on any notice (whether or
not such notice is made in a manner permitted or required by this Agreement) purportedly made by or on behalf of any party hereto and no Secured Party shall have any duty to verify the identity or authority of any Person giving such notice.

                  18.2 Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.

                  18.3 Amendments. The terms of this Agreement may be amended, terminated, modified, supplemented or waived only upon the written consent of the Collateral Agent and each Grantor.

                  18.4 Joinder of Additional Grantors. Any Person that from time to time shall have an interest in any Pledged Subsidiary shall become a "Grantor" hereunder with all rights and obligations of a "Grantor" hereunder as if such Person had been an original signatory hereto by signing a Joinder in the form specified in the Credit Agreement or by signing such other joinder document as shall be acceptable to the Collateral Agent. Without limiting the generality of the foregoing, upon signing such joinder, all interests of such joining Grantor in any Pledged Subsidiary shall be Collateral hereunder securing the Secured Obligations.

                  18.5 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the laws as to conflict of laws.

                  18.6     Jurisdiction; Waiver of Jury Trial.

                           18.6.1 Certain Grantor Waivers. EACH OF THE GRANTORS
HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY) (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY OR PHILADELPHIA COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT, TO THE EXTENT THAT ANY SUCH COURT HAS OR IS ABLE TO OBTAIN PERSONAL JURISDICTION OVER THE PARTY AGAINST WHICH SUCH BORROWER IS SEEKING TO BRING RELATED LITIGATION, IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY SECURED PARTY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH BORROWER;

                  (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH

         GRANTOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 18.1 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                  (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  18.6.2 Certain Secured Party Waivers. EACH OF THE SECURED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO
TRIAL BY JURY IN ANY RELATED LITIGATION.

                  18.6.3 Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST ANY SECURED PARTY OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO ANY RELATED LITIGATION. EACH OF THE GRANTORS HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  18.7 Severability. If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

                  18.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument. A faxed signature shall be sufficient for all purposes.

                  18.9 Certain Grantor Consents. To the extent that the grant of the security interest herein created in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner, shareholder or equity owner of any Pledged Subsidiary or compliance with any provisions of the subject partnership, shareholder or other agreement, each Grantor (in every legal capacity) hereby grants such consent and approval and waives any such noncompliance with the terms of said partnership, shareholder or other agreement.

                  18.10 Collateral Agency Agreement. The Collateral Agent's performance of its duties hereunder shall in all respects be subject to and governed by the Collateral Agency Agreement. Nothing contained herein shall be construed to enlarge the degree of responsibility, discretion and duty of care to be exercised by the Collateral Agent beyond those expressly set forth in the Collateral Agency Agreement.

                  18.11 Joint and Several Liability. All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Collateral Agent hereunder. To the extent that such obligations are coextensive with obligations of the Borrowers, the Lease Guarantors or any other Person, the Grantors shall be jointly and severally liable with the Borrowers, the Lease Guarantors and/or such other Persons.

                  18.12 Effectiveness of Agreement. This Agreement shall become effective on and as of the Effective Date, at which time the terms and conditions set forth in the Amended and Restated Security Agreement shall be deemed to be superseded (other than any provisions therein respecting indemnification, which terms shall survive the Effective Date) by the terms and conditions hereof. Until the Effective Date, or if there is no Effective Date prior to December 31, 1996, the Amended and Restated Security Agreement shall remain in full force and effect and is hereby ratified.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

GRANTORS:

                           GENESIS HEALTH VENTURES, INC.,
                            a Pennsylvania corporation

                           By_________________________________
                           Title:  Associate General Counsel
                                     and Secretary

                           Address for notices:

                                Suite 100
                                148 West State Street
                                Kennett Square, PA  19348

                                Attention:  Senior Vice President and Chief
                                Financial Officer

                                Telephone:  610-444-6350
                                Facsimile:  610-444-3365

                           BREVARD MERIDIAN LIMITED

                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Healthcare, Inc., a
                           Pennsylvania corporation,
                           its sole general partners

                           CATONSVILLE MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Health, Inc.,
                           a Pennsylvania corporation,
                           one of its general partners

                           EASTON MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Health, Inc.,
                           a Pennsylvania corporation,
                           its sole general partner

                           EDELLA STREET ASSOCIATES,
                             a Pennsylvania limited partnership

                           By:  Genesis Health Ventures of
                           Clarks Summit, Inc., its sole
                           general partner

                           GENESIS PROPERTIES LIMITED
                           PARTNERSHIP,
                             a Pennsylvania limited partnership

                           By:  Genesis Health Ventures
                           of Arlington, Inc., its sole
                           general partner

                           GREENSPRING MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Healthcare, Inc.,
                           a Pennsylvania corporation,
                           its sole general partner

                           HAMMONDS LANE MERIDIAN LIMITED
                           PARTNERSHIP,
                             a Maryland limited partnership

                           By:  Meridian Healthcare, Inc.,
                           a Pennsylvania corporation,
                           one of its general partners

                           MERIDIAN/CONSTELLATION LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           general partner

                           MERIDIAN EDGEWOOD LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MERIDIAN PERRING LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MERIDIAN VALLEY LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MERIDIAN VALLEY VIEW LIMITED
                           PARTNERSHIP
                           By: Meridian Healthcare, Inc.,
                           a general partner

                           MILLVILLE MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited  partnership
                           By: Meridian Healthcare, Inc.,
                           a Pennsylvania corporation, its
                           sole general partner

                           PHILADELPHIA AVENUE ASSOCIATES,
                            a Pennsylvania limited partnership
                           By: Philadelphia Avenue Corp., its
                           sole general partner

                           RIVER STREET ASSOCIATES,
                            a Pennsylvania limited partnership
                           By: Genesis Health Ventures of
                           Wilkes-Barre, Inc., its sole general partner

                           SEMINOLE MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited partnership
                           By: Meridian Health, Inc., a

                           Pennsylvania corporation, its
                           sole general partner

                           STATE STREET ASSOCIATES, L.P.,
                            a Pennsylvania limited partnership
                           By: State Street Associates, Inc.
                           its sole general partner

                           THERAPY CARE SYSTEMS, L.P.
                            a Pennsylvania limited partnership
                           By: Genesis Eldercare
                           Rehabilitation Services, Inc.
                           its sole general partner

                           VOLUSIA MERIDIAN LIMITED
                           PARTNERSHIP,
                            a Maryland limited partnership
                           By: Meridian Health, Inc., a
                           Pennsylvania corporation, its sole
                           general partner

                           GENESIS PROPERTIES OF DELAWARE
                           LTD PARTNERSHIP, L.P.,
                            a Delaware limited partnership
                           By:  Genesis Properties of Delaware
                           Corporation, a general partner

                           McKERLEY HEALTH FACILITIES,
                            a New Hampshire general partnership
                           By:  Meridian Health, Inc., a
                           Pennsylvania corporation, and
                           Meridian Healthcare, Inc., a
                           Pennsylvania corporation, its
                           general partners

                           By:_________________________________________
                           On behalf of each of the foregoing
                           as Associate General Counsel
                           and Secretary of the general
                           partner

                           GENESIS HEALTH VENTURES OF
                           ARLINGTON, INC.,
                            a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           BLOOMFIELD, INC.,
                             a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           CLARKS SUMMIT, INC.,
                             a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           MASSACHUSETTS, INC.,
                             a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           NAUGATUCK, INC.,
                             a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           SALISBURY, INC.,
                             a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           WAYNE, INC.,
                             a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           WEST VIRGINIA, INC.,
                             a Pennsylvania corporation

                           GENESIS HEALTH VENTURES OF
                           WINDSOR, INC.,
                             a Pennsylvania corporation

                           GENESIS IMMEDIATE MED
                           CENTER, INC.,
                             a Pennsylvania corporation

                           GENESIS ELDERCARE HOME CARE SERVICES, INC.
                             a Pennsylvania corporation

                           GENESIS ELDERCARE PHYSICIAN
                           SERVICES, INC.,
                             a Pennsylvania corporation

                           HEALTHCARE RESOURCES CORP.,
                             a Pennsylvania corporation

                           KNOLLWOOD MANOR, INC.,
                             a Pennsylvania corporation

                           MERIDIAN HEALTH, INC.,
                             a Pennsylvania corporation

                           MERIDIAN HEALTHCARE, INC.,
                             a Pennsylvania corporation

                           PHILADELPHIA AVENUE CORPORATION,
                             a Pennsylvania corporation

                           GENESIS ELDERCARE STAFFING SERVICES
                           INC.
                             a Pennsylvania corporation

                           STATE STREET ASSOCIATES, INC.,
                             a Pennsylvania corporation

                           SUBURBAN MEDICAL SERVICES, INC.
                             a Pennsylvania corporation

                           GENESIS ELDERCARE REHABILITATION
                           SERVICES, INC.,
                             a Pennsylvania corporation

                           THERAPY CARE INC.,
                             a Pennsylvania corporation

                           THE TIDEWATER HEALTHCARE SHARED
                           SERVICES GROUP, INC.,
                             a Pennsylvania corporation

                           WYNCOTE HEALTHCARE CORP.
                             a Pennsylvania corporation

                           ASCO HEALTHCARE, INC.,
                             a Maryland corporation

                           BRINTON MANOR, INC.,
                             a Delaware corporation

                           CONCORD HEALTHCARE CORPORATION,
                             a Delaware corporation

                           CRYSTAL CITY NURSING CENTER, INC.,
                             a Maryland corporation

                           EASTERN MEDICAL SUPPLIES, INC.,
                             a Maryland corporation

                           GENESIS HEALTH SERVICES
                           CORPORATION,
                             a Delaware corporation

                           GENESIS HEALTHCARE CENTERS
                           HOLDINGS, INC.,
                             a Delaware corporation

                           GENESIS HOLDINGS, INC.,
                             a Delaware corporation

                           GENESIS PROPERTIES OF DELAWARE
                           CORPORATION,
                             a Delaware corporation

                           HILLTOP HEALTH CARE CENTER, INC.,
                             a Delaware corporation

                           KEYSTONE NURSING HOME, INC.,
                             a Delaware corporation

                           LINCOLN NURSING HOME, INC.,
                             a Delaware corporation

                           McKERLEY HEALTH CARE CENTERS, INC.,
                             a New Hampshire corporation

                           WAYSIDE NURSING HOME, INC.,
                             a Delaware corporation

                           PROFESSIONAL PHARMACY SERVICES,
                           INC.,
                             a Maryland Corporation

                           MEDICAL SERVICES GROUP, INC.,
                             a Maryland Corporation

                           NEIGHBORCARE PHARMACIES, INC.,
                             a Maryland Corporation

                           DERBY NURSING CENTER CORPORATION,
                             a Connecticut Corporation

                           GENESIS ELDERCARE NATIONAL
                           CENTERS, INC.,
                             a Florida Corporation

                           GENESIS ELDERCARE NETWORK SERVICES, INC.,
                             a Pennsylvania Corporation

                           GENESIS ELDERCARE PROPERTIES, INC.,
                             a Pennsylvania Corporation

                           OAK HILL HEALTH CARE CENTER, INC.,
                             a Virginia Corporation

                           VERSALINK, INC.,
                             a Delaware Corporation




                           By:___________________________________
                           On behalf of each of the foregoing
                           as Associate General Counsel
                           and Secretary


                           MELLON BANK, N.A., as Collateral Agent




                           By____________________________________
                           Title:  Vice President

                           Address for notices:

                           street address:

                           AIM 199-5220
                           Mellon Independence Center
                           701 Market Street
                           Philadelphia, PA  19106

                           mailing address:

                           AIM 199-5220
                           P.O. Box 7899
                           Philadelphia, PA  19101-7899

                           Attention:  Linda Sigler,
                           Loan Administration

                           Telephone:  215-553-4583
                           Facsimile:  215-553-4789

                           With a copy to

                           Plymouth Meeting Executive Campus
                           610 W. Germantown Pike, Suite 200
                           Plymouth Meeting, PA  19462

                           Attention:  Carol Paige

                           Telephone:  610-941-8409
                           Facsimile:  610-941-4136

                                   Schedule I

                               TO PLEDGE AGREEMENT

                               Pledged Securities

                                   Schedule II

                               TO PLEDGE AGREEMENT

                          Pledged Partnership Interests

                                  Schedule III

                               TO PLEDGE AGREEMENT

                                Required Consents

                                   Schedule IV

                               TO PLEDGE AGREEMENT

                              UCC Filing Locations

                                    Exhibit D

                               Transfer Supplement

                  THIS TRANSFER SUPPLEMENT, dated as of the date specified in
Item 1 of Schedule I hereto, among the Transferor Lender specified in Item 2 of
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender specified in
Item 3 of Schedule I hereto (each a "Purchasing Lender") and MELLON BANK, N.A., as Agent under the Credit Agreement described below.

                                    Recitals:

                  A. This Transfer Supplement is being executed and delivered in accordance with Section 10.15(c) of the Second Amended and Restated Credit Agreement, dated as of _____________, 1996, by and among Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), the Subsidiaries of Genesis parties thereto as Borrowers (collectively with Genesis, the "Borrowers"), the Lenders parties thereto from time to time, Mellon Bank, N.A. as the Issuer of Letters of Credit thereunder, Mellon Bank, N.A. as Agent for such Lenders and Issuer and Citibank, N.A. as Co-Syndication Agent and certain other Co-Agents referred to therein (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meaning specified in the Credit Agreement.

                  B. Each Purchasing Lender (if it is not already a Lender) wishes to become a Lender party to the Credit Agreement.

                  C. The Transferor Lender is selling and assigning to each Purchasing Lender, and each Purchasing Lender is purchasing and assuming, a certain portion of the Transferor Lender's rights and obligations under the Credit Agreement, including, without limitation, the Transferor Lender's Commitments and Loans and Reimbursement Obligations owing to it and any Notes held by it (the "Transferor Lender's Interests").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Transfer Effective Notice. Upon receipt by the Agent of five counterparts of this Transfer Supplement (to each of which is attached a fully completed Schedule I and Schedule II), each of which has been executed by the Transferor Lender, by each Purchasing Lender and by any other Person required by Section 10.15(c) of the Credit Agreement to execute this Transfer Supplement, the Agent will transmit to Genesis (on behalf of the Borrowers), the Transferor Lender and each Purchasing Lender a transfer effective notice, substantially in the form of Schedule III to this Transfer Supplement (a "Transfer Effective Notice"). The date specified in such Transfer Effective Notice as the

                           Form of Transfer Agreement
date on which the transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as shall be agreed upon among the Transferor Lender, the applicable Purchasing Lender, the Agent and Genesis. From and after the close of business at the Agent's Office on the Transfer Effective Date each Purchasing Lender (if not already a Lender party to the Credit Agreement) shall be a Lender party to the Credit Agreement for all purposes thereof having the respective interests in the Transferor Lender's interests reflected in this Transfer Supplement.

                  2. Purchase Price; Sale. At or before 12:00 o'clock Noon, local time at the Transferor Lender's office specified in Schedule III, on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the Transferor Lender's Interests. Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender such Purchasing Lender's Purchased Percentage of the Transferor Lender's Interests. The Transferor Lender shall promptly notify the Agent of the receipt of the Purchase Price from a Purchasing Lender ("Purchase Price Receipt Notice"). Upon receipt by the Agent of such Purchase Price Receipt Notice, the Agent shall record in its register the information with respect to such sale and purchase as contemplated by Section 10.15(d) of the Credit Agreement.

                  3. Principal, Interest and Fees. All principal, interest, fees and other amounts that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender in respect of the Transferor Lender's Interests shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.

                  4. Closing Documents. Concurrently with the execution and delivery hereof, the Transferor Lender will request that Genesis provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Lender on the Effective Date in satisfaction of conditions precedent set forth in the Credit Agreement.

                  5. Further Assurances. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such

                           Form of Transfer Agreement
other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                  6. Certain Representations and Agreements. By executing and delivering this Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the other Lender Parties as follows:

                  (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Loan Document, or
         (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

                  (b) The Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person, or (iii) the existence of any Event of Default or Potential Default.

                  (c) Each Purchasing Lender confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Transfer Supplement. Each Purchasing Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Lender or any other Lender Party.

                  (d) Each Purchasing Lender, independently and without reliance upon the Agent, the Transferor Lender or any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Loan Document.

                  (e) Each Purchasing Lender irrevocably appoints the Agent to act as Agent for such Purchasing Lender under the Credit Agreement and the other Loan

                           Form of Transfer Agreement

         Documents, all in accordance with Article 9 of the Credit Agreement and the other provisions of the Credit Agreement and the other Loan Documents.

                  (f) Each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  (g) THE PURCHASING LENDER IS CONCURRENTLY PURCHASING AN EQUIVALENT PORTION OF TRANSFEROR'S RIGHTS AND OBLIGATIONS UNDER THE SYNTHETIC LEASE FACILITY DOCUMENTS.

                  (h) This transfer complies with the limitations set forth in
Section 10.15 of the Credit Agreement including the minimum retention and assignment amounts and all fees (including the recordation fee) payable to the Agent have been, or on or before the Transfer Effective Date, will have been paid.

                  7. Schedule II. Schedule II hereto sets forth the revised Commitments of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

                  8. Governing Law. This Transfer Supplement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  9. Counterparts. This Transfer Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                           Form of Transfer Agreement

                                             Schedule I to Transfer Supplement

                          Completion of Information and

                       Signatures for Transfer Supplement

Re: Second Amended and Restated Credit Agreement, dated as of _____________, 1996, by and among Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), the Subsidiaries of Genesis parties thereto as Borrowers (collectively with Genesis, the "Borrowers"), the Lenders parties thereto from time to time, Mellon Bank, N.A. as the Issuer of Letters of Credit thereunder, Mellon Bank, N.A. as Agent for such Lenders and Issuer, Citibank, N.A. as Co-Syndication Agent and certain other Co-Agents referred to therein (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement")


Item  1  (Date of                                    [Insert date of
          Transfer Supplement):                       Transfer Supplement]

Item  2  (Transferor Lender):                        [Insert name of Transferor
                                                      Lender]

Item  3  (Purchasing Lender[s]):                     [Insert name[s] of
                                                     Purchasing Lender[s]]

Item  4  (Signatures of Parties
          to Transfer Supplement):

                                      [Name of Transferor Lender]              ,
                                      ------------------------------------------
                                      as Transferor Lender

                                       By:
                                          --------------------------------------
                                          Title:

                                      [Name of Purchasing Lender]              ,
                                      ------------------------------------------
                                      as Purchasing Lender

                                      By:
                                         ---------------------------------------
                                         Title:

                           Form of Transfer Agreement

                                           [Add signature lines for additional
                                            Purchasing Lenders as needed]

                           Form of Transfer Agreement

[The following consents are required only when the Purchasing Lender is not already a Lender or an Affiliate of a Lender, and then only to the extent specified in Section 10.15(c) of the Credit Agreement]

CONSENTED TO AND ACKNOWLEDGED:

GENESIS HEALTH VENTURES, INC.





By:
   -----------------------------------
    Title:

MELLON BANK, N.A., as Agent and as Issuer






By:
   ----------------------------------
    Title:

ACCEPTED FOR RECORDATION
  IN THE REGISTER:

MELLON BANK, N.A., as Agent




By:
   ----------------------------------
   Title:

                           Form of Transfer Agreement

                                            Schedule II to Transfer Supplement

                       List of Lending Offices, Addresses
                        for Notices and Committed Amounts

[Name of Transferor
Lender]

                  Revised Commitment:                      $
                                                            -------------------

                  Revised Commitment Percentage:           --------%

[Name of Purchasing
Lender]

                  New* Commitment:                         $
                                                            --------------------

                  New* Commitment Percentage:              ---------%

Administrative Information
  for Purchasing Lender:

Address:
        ------------------------------

        ------------------------------

        ------------------------------

Attention:
           ---------------------------

Telephone:
           ---------------------------

Facsimile:
           ---------------------------

[Add information for additional
 Purchasing Lenders as needed]

--------
*  or, in the case of a Purchasing Lender which is already a Lender, Revised]

                           Form of Transfer Agreement

                                           Schedule III to Transfer Supplement

                            Transfer Effective Notice

To:      Genesis Health Ventures, Inc.

         [Insert Name of Transferor
         Lender and each Purchasing Lender]

                  The undersigned, as Agent under the Second Amended and Restated Credit Agreement, dated as of _______________, 1996, by and among Genesis Health Ventures, Inc., a Pennsylvania corporation, the Subsidiaries of Genesis parties thereto as Borrowers (collectively with Genesis, the "Borrowers"), the Lenders parties thereto from time to time, Mellon Bank, N.A. as the Issuer of Letters of Credit thereunder, Mellon Bank, N.A. as Agent for such Lenders and Issuer, Citibank, N.A. as Co-Syndication Agent and certain other Co-Agents referred to therein (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), acknowledges receipt of five executed counterparts of a completed Transfer Supplement, dated __________, _______, from [name of Transferor Lender] to [name of each Purchasing Lender] (the "Transfer Supplement"). Terms defined in the Transfer Supplement are used herein as therein defined.


                  1. Pursuant to the Transfer Supplement, you are advised that the Transfer Effective Date will be________________________, ___________.
[Insert fifth Business Day following date of Transfer Effective Notice or other date agreed to among the Transferor Lender, the applicable Purchasing Lender, the Agent and Genesis.]

                  2. Pursuant to Section 10.15(c) of the Credit Agreement, the Transferor Lender has delivered to the Agent the Transferor Lender Notes.

                  3. Section 10.15(c) of the Credit Agreement provides that each Borrower is to deliver to the Agent on or before the Transfer Effective Date the following Notes, each dated the date of the Note it replaces: [Describe each new Note for Transferor Lender and Purchasing Lender as to date (as required by the Credit Agreement), principal amount and payee.]

                  4. The Transfer Supplement provides that each Purchasing Lender is to pay its Purchase Price to the Transferor Lender at or before 12:00 o'clock Noon, local time at the Transferor Lender's lending office specified in
Schedule II to the Transfer Supplement, on the Transfer Effective Date in immediately available funds.

                                     Very truly yours,

                                     MELLON BANK, N.A., as Agent

                                     By:
                                        ------------------------------
                                         Title:

                           Form of Transfer Agreement

                                    Exhibit E

                 Additional Borrower/Grantor Joinder Supplement

                                                      ___________________, 199_

To:      Each of the Lander Parties Under the
         Credit Agreement Referred to Below

                  Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of ____________, 1996 by and among Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis") and certain of the subsidiaries of Genesis jointly and severally as Borrowers, the Lenders party thereto from time to time, Mellon Bank, N.A. as the Issuer of Letters Credit thereunder, Mellon Bank, N.A. as Agent for such Lenders and such Issuer and Citibank, N.A. as Co-Syndication Agent and the other Co-Agents named therein (as it may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Additional Borrower/Grantor Joinder Supplement (this "Joinder Supplement") and not otherwise defined shall have the meanings given to them in the Credit Agreement.

                  The undersigned [entity (the "Joining Subsidiary") hereby acknowledge, confirms and agrees] [entities (each, a "Joining Subsidiary") hereby jointly and severally acknowledge, confirm and agree] that on and as of the date of this Joinder Supplement, [such Joining Subsidiary] [each of such Joining Subsidiaries] has become, and is, a "Borrower" under the Credit Agreement, a "Grantor" under the Collateral Agency Agreement and the Pledge Agreement, and a comparable party to each other applicable Loan Document for all purposes, and as such shall be jointly and severally liable, as provided in the Loan Documents, for all Loan Obligations thereunder and all Collateral Agent Obligations under and as defined in the Collateral Agency Agreement (in each case whether incurred or arising prior to, on, or subsequent to, the date hereof) and all "Secured Obligations" under the Pledge Agreement and otherwise bound by all of the terms, provisions and conditions of each of the foregoing.

                  Without limiting the generality of the foregoing, [the] [each] Joining Subsidiary, as security for the full and timely payment and performance of each of the Secured Obligations, assigns, pledges, transfers and sets over unto the Collateral Agent for the benefit of the Secured Parties, and hereby grants and creates in favor of the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of such Joining Subsidiary's right, title and interest in, to and under the Collateral (as defined in the Pledge Agreement), in

                 Form of Additional Borrower Joinder Supplement each case whether now existing or hereafter arising or now owned or hereafter acquired.

                  Attached hereto and made a part hereof are schedules setting forth all of the information regarding [the] [each] Joining Subsidiary which must be added to the schedules to the Credit Agreement in order to maintain the accuracy of such schedules; on the Joinder Effective Date with respect to this Joinder Supplement, the Credit Agreement shall be deemed supplemented by the addition of such information to such schedules, as applicable. Also attached hereto and made a part hereof are schedules setting forth all of the information regarding [the] [each] Joining Subsidiary which must be added to the schedules to the Pledge Agreement in order to maintain the accuracy of such schedules; on the Joinder Effective Date with respect to this Joinder Supplement, the Pledge Agreement shall be deemed supplemented by the addition of such information to such schedules, as applicable. Notwithstanding the immediately preceding two sentences, however, no such supplementation shall relieve any Joining Subsidiary, Genesis or any other Borrower of its obligations under Section 3.10 of the Collateral Agency Agreement or any other obligation under that or any other Loan Document.

                  Genesis and [the] [each] Joining Subsidiary hereby represent and warrant that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Joinder Supplement, and that no Event of Default or Potential Default has occurred and is continuing or exists or would occur or exist after giving effect to this Joinder Supplement.

                  [The] [Each] Joining Subsidiary, Genesis and the other Borrowers have taken all of the steps required of them under Section 10.16 of the Credit Agreement or otherwise required under that or any other Loan Document in connection with [the] [each] Joining Subsidiary's becoming a "Borrower" under the Credit Agreement, a "Grantor" under the Collateral Agency Agreement and the Pledge Agreement, and a comparable party to each of the other Loan Documents.

                  This Joinder Supplement shall be governed by and construed and enforced in accordance with the laws of the

                 Form of Additional Borrower Joinder Supplement

Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  WITNESS the due execution hereof as of the day and year first above written.

                                    Genesis:

                                    GENESIS HEALTH VENTURES, INC., a
                                      Pennsylvania corporation

                                    By
                                      --------------------------------------
                                      Title:

                 Form of Additional Borrower Joinder Supplement

                            Joining Subsidiary[ies]:


                          [____________________________________, a
                           _______________________________  corporation

                          By____________________________________________
                          Title:                                        ]

                          [_____________________________________________, a
                             __________________________________________ limited
                             partnership

                             By________________________________________, a
                               ___________________________________ corporation,
                               its general partner

                             By________________________________________________
                             Title:                                           ]

                                    [add additional signature lines as needed]

                 Form of Additional Borrower Joinder Supplement